Exhibit 10.23

CONFIDENTIAL TREATMENT MATERIAL

CONFIDENTIAL TREATMENT REQUESTED:    Information for which confidential treatment has been requested is omitted and is noted with asterisks.  An unredacted version of this document has been filed separately with the Securities and Exchange Commission (the “Commission”).

GLOBAL COLLABORATION AND LICENSE AGREEMENT

BY AND BETWEEN

MACROGENICS, INC.

AND

INCYTE CORPORATION

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6.4	Transparency Reporting	65

ARTICLE 7 MANUFACTURING		65

7.1	Manufacturing Technology Transfer	65
7.2	General Clinical Supply Terms	67
7.3	General Commercial Supply Terms	71
7.4	Records; Audit Rights	73
7.5	Operation of MacroGenics Manufacturing Facilities	74
7.6	Quality Assurance	74
7.7	Compliance with Law	75

ARTICLE 8 CONSIDERATION		75

8.1	Upfront Payment	75
8.2	Milestone Payments	75
8.3	Royalty Obligations	78
8.4	Royalty Term	78
8.5	Royalty Rate Adjustments; Licensed Product Pricing	78
8.6	Manner of Royalty Payment	79
8.7	Monotherapy Development Sublicense Fees	80
8.8	Collaborator Sublicense Fees	80
8.9	Currency	80
8.10	Third Party Financial Obligations	80
8.11	Taxes	82
8.12	Audit	82
8.13	Manner of Payment	83

ARTICLE 9 INTELLECTUAL PROPERTY MATTERS		83

9.1	Inventorship; Ownership and Disclosure of Inventions	83
9.2	Prosecution of Patents	84
9.3	Infringement of Patents by Third Parties	89
9.4	Patent Term Extensions	92
9.5	Infringement of Third Party Rights in the Territory.	93
9.6	Patent Oppositions and Other Proceedings.	93

ARTICLE 10 REPRESENTATIONS, WARRANTIES AND COVENANTS		94

10.1	Mutual Representations, Warranties and Covenants	94
10.2	Additional Representations and Warranties of MacroGenics	95
10.3	Additional Representations and Warranties of Incyte	98
10.4	No Other Representations or Warranties	98

ARTICLE 11 CONFIDENTIALITY		99

11.1	Nondisclosure	99
11.2	Exceptions	99
11.3	Authorized Disclosure	100
11.4	Terms of this Agreement	101
11.5	Publicity	101

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11.6	Securities Filings	102
11.7	Relationship to Confidentiality Agreement	102
11.8	Equitable Relief	102
11.9	Publications	103
11.10	Additional Obligations Relating to Competing Antibodies	103

ARTICLE 12 TERM AND TERMINATION		104

12.1	Term	104
12.2	Unilateral Termination by Incyte	104
12.3	Termination for Material Breach	104
12.4	Termination by Incyte for Safety Reasons	105
12.5	Termination for Patent Challenge	105
12.6	Termination for Bankruptcy.	105
12.7	HSR Filing; Termination Upon HSR Denial	107
12.8	Effects of Termination	107
12.9	Effect of Termination for MacroGenics Breach or Bankruptcy	112
12.10	Remedies	114
12.11	Survival	114

ARTICLE 13 DISPUTE RESOLUTION		115

13.1	Dispute Resolution Mechanism	115
13.2	Resolution by Executive Officers	115
13.3	Provisional Remedies	115

ARTICLE 14 INDEMNIFICATION		115

14.1	Indemnification by Incyte	115
14.2	Indemnification by MacroGenics	116
14.3	Indemnification Procedures.	116
14.4	Insurance	117
14.5	Limitation of Liability	118

ARTICLE 15 MISCELLANEOUS		118

15.1	Notices	118
15.2	Governing Law	119
15.3	Change of Control.	119
15.4	Assignment	122
15.5	Designation of Affiliates	122
15.6	Relationship of the Parties	122
15.7	Force Majeure	122
15.8	Entire Agreement; Amendments	122
15.9	Severability	123
15.10	English Language	123
15.11	Waiver and Non-Exclusion of Remedies	123
15.12	Further Assurance	123
15.13	Headings	123
15.14	Standstill	124

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15.15	Construction	125
15.16	Third Party Beneficiaries	126
15.17	Counterparts	126

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LIST OF EXHIBITS

Exhibit A	‒	Licensed Patents

Exhibit B-1	‒	Incyte Global Development Plan

Exhibit B-2	‒	MacroGenics Global Development Plan

Exhibit C	‒	Existing Third Party Licenses

Exhibit D	‒	Form of Press Release

Exhibit E	‒	Ongoing Clinical Study Activities

Exhibit F	‒	Shared Prosecution Expense Countries

Exhibit G	‒	[**]

Exhibit H	‒	[**]

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GLOBAL COLLABORATION AND LICENSE AGREEMENT

This GLOBAL COLLABORATION AND LICENSE AGREEMENT (“Agreement”) is entered into as of October 24, 2017 (the “Execution Date”), by and between INCYTE CORPORATION, a Delaware corporation, having its principal place of business at 1801 Augustine Cut-Off, Wilmington, DE 19803 (hereinafter “Incyte”), and MACROGENICS, INC., a Delaware corporation, having its principal place of business at 9704 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”). Incyte and MacroGenics are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, MacroGenics has discovered and is developing the Licensed Compound (as defined below), coded by MacroGenics as “MGA012”, for various human therapeutic uses;

WHEREAS, Incyte desires to obtain certain rights to Develop, Manufacture, and Commercialize the Licensed Compound and products and treatment regimens incorporating the Licensed Compound, all in accordance with the terms and conditions of this Agreement;  and

WHEREAS, MacroGenics is willing to grant such rights, retaining certain rights for itself, all in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the premises and conditions set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1       “Acquirer” means any Third Party that is a party to any Change of Control transaction and any of such Third Party’s Affiliates.

1.2       “Affiliate” means, with respect to a particular Person, a person, corporation, partnership, or other entity that controls, is controlled by, or is under common control with such first Person. For the purposes of this definition, (a) the word “control” (including, with correlative meaning, the term “controlled by”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of a Person, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise; and (b) the term “common control” includes ownership, directly, or indirectly, beneficially or legally, of outstanding voting securities or capital stock by the same Person or Persons.

1.3       “Agreement” has the meaning set forth in the Preamble, and means this Agreement as in effect from time-to-time, including all Schedules, Exhibits, and other attachments hereto.

1.4       “Alliance Manager” means the person appointed by each Party from within their respective organization to coordinate and facilitate the communication, interaction and cooperation of the Parties pursuant to this Agreement.

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1.5       “Ancillary Therapy”  means an approved (including a standard of care) therapy. For clarity, Ancillary Therapy excludes all therapies that have not received Regulatory Approval.

1.6       “Applicable Law” means all applicable statutes, ordinances, regulations, directives, rules, or orders of any kind whatsoever of any Governmental Authority applicable to any activity hereunder, including the EU Data Protection Directive and the regulations issued under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.) (“FFDCA”), the Prescription Drug Marketing Act of 1987 (21 U.S.C. §§331, 333, 353, 381), the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335(a) et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), the Federal False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), and the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), all as amended from time to time, together with any rules, regulations, and guidance documents, and regulatory standards (including GCP, GLP, and GMP) promulgated relating to any of the foregoing, all as amended from time to time.

1.7       “Approved PD-1 Antibodies” means, collectively, all PD-1 Monoclonal Antibodies that have received Regulatory Approval (it being understood that this shall reflect on an ongoing basis any Regulatory Approvals that are received during the Term) in a given territory. As of the Execution Date, the Approved PD-1 Antibodies are pembrolizumab and nivolumab.

1.8       “Biosimilar Product” means, with respect to a Licensed Product that has received Marketing Approval in a country in the Territory, (a) a biologic therapeutic containing the same amino acid polymer as any Licensed Product; (b) a biologic therapeutic containing an amino acid polymer that is highly similar, or similar enough to one contained in a reference Licensed Product, notwithstanding minor differences in clinically inactive components, to permit an applicant for Regulatory Approval for such biologic therapeutic to refer to and rely on clinical and other scientific Information regarding the safety, purity, potency and/or efficacy of the reference Licensed Product in order to allow such biologic therapeutic to receive Regulatory Approval in any jurisdiction within the Territory through an abbreviated regulatory pathway; or (c) a biologic therapeutic containing an amino acid polymer that is highly similar, or similar enough to one contained in a reference Product, notwithstanding minor differences in clinically inactive components, to permit such biologic therapeutic to be marketed in any jurisdiction within the Territory as generic-equivalent, functionally equivalent, biosimilar, biogeneric, biobetter, interchangeable, or by using any other description referring to the reference Product (and/or such Product’s clinical and other scientific Information) for support for safety, purity, potency and/or efficacy claims for such biologic therapeutic.

1.9       “Breakthrough Designation” means, with respect to a Product, that such Product satisfies the requirements for a “breakthrough therapy”, as set forth in 21 U.S.C. § 356, as amended by § 902 of the Food and Drug Administration Safety and Innovation Act.

1.10     “Business Day” means any day other than Saturday, Sunday or any other day on which banking institutions located in New York, New York are permitted or required by Applicable Law, executive order or governmental decree to remain closed.

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1.11     “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that the first Calendar Quarter and the last Calendar Quarter may be partial quarters as applicable under the relevant Calendar Year.

1.12     “Calendar Year” means the twelve (12) month period ending on December 31; provided, however, that the first Calendar Year and the last Calendar Year of the applicable period (such as the Royalty Term) may be a partial year, as the case may be.

1.13     “[**]” means, with respect to the Licensed Compound, the [**] of (a) [**] or (b) the [**] of the [**] in [**].

1.14     “Cancer Treatment Use”  means any of the following uses or methods of cancer treatment or therapy: (a) dosing regimens, schedules, sequencing or amounts; (b) incorporation of specific supportive care regimens; (c) treatment of patients according to a specific biomarker, genetic disposition, or genetic profile; (d) stratification of patients who are likely or unlikely to benefit from such claimed combination; or (e) data or uses of data to undertake or conduct any of foregoing (a) – (d).

1.15     “Centralised Approval Procedure” means, to the extent compulsory or permitted for Regulatory Approval of the Licensed Compound or a Licensed Product in Iceland, Liechtenstein, Norway or any country in the European Union, the procedure administrated by the EMA which results in a single marketing authorization that is valid in Iceland, Liechtenstein, Norway and all countries in the European Union.

1.16     “Change of Control” shall occur if: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of a Party, or if the percentage ownership of such person or entity in the voting securities of a Party is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of a Party; (b) a merger, consolidation, recapitalization, or reorganization of a Party is consummated, other than any such transaction that would result in stockholders or equity holders of such Party immediately prior to such transaction, owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of a Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, other than to an Affiliate; (d) individuals who, as of the Effective Date, constitute the Board of Directors of a Party (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of such Party (provided,  however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by such Party’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation

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of proxies or consents by or on behalf of any person other than the Board of Directors of such Party); or (e) the sale or transfer to a Third Party of (i) all or substantially all of such Party’s assets taken as a whole or (ii) a majority of such Party’s assets which relate to this Agreement, is effected.

1.17     “Clinical Study” means a Phase I Study, Phase II Study, Phase III Study, Phase IV Study or Pivotal Study, as applicable.

1.18     “Clinical Supply Shortage” means a failure by MacroGenics to Manufacture Committed Supply which has occurred or is reasonably likely to occur, and which results or is reasonably likely to result in the unavailability of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product when needed for use across: (a)  Monotherapy Studies; (b) Incyte Combination Studies;  (c) MacroGenics Combination Studies; or (d)  Collaborator Combination Studies (in the case of (d), solely to the extent the request for such Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product is made at least [**] after commencement of Manufacture at the MacroGenics Large-Scale Supply Plant).

1.19     “Collaborator” means a Third Party collaborator who conducts Collaborator Combination Study(ies) pursuant to an applicable Collaborator Contract.

1.20     “Collaborator Combination Regimen” means a Combination comprising the Licensed Compound and at least one Collaborator Pipeline Asset (which Combination may also include any other compound that constitutes an  Ancillary Therapy that is not a Collaborator Pipeline Asset (e.g., a triplet combination)).

1.21     “Collaborator Combination Study” means a Clinical Study of a Collaborator Combination Regimen that is performed with, by, or on behalf of a Collaborator, pursuant to the terms of this Agreement and the applicable Collaborator Contract, but excluding any (a) Incyte investigator-sponsored Clinical Studies, (b) Clinical Studies conducted by Incyte with academic centers, or (c) Clinical Studies that include an Incyte Pipeline Asset.  For clarity, any Clinical Study in which both an Incyte Pipeline Asset and a Collaborator Pipeline Asset are evaluated shall be considered an Incyte Combination Study.

1.22     “Combination” means a combination of the Licensed Compound and a Pipeline Asset in concurrent or sequential administration (which combination, for clarity, may include any other compound that constitutes an Ancillary Therapy and is not a Pipeline Asset (e.g., a triplet combination)).

1.23     “Combination Product” means a combination of the Licensed Compound and a Pipeline Asset sold in a single finished dosage form. For clarity, the term “Combination Product” shall not include any Combination Regimen(s), except that a single finished dosage Combination that is a component of such Combination Regimen may constitute a Combination Product.

1.24     “Combination Regimen(s)” means, individually or collectively, as the context requires, any MacroGenics Combination Regimen, Incyte Combination Regimen, or Collaborator Combination Regimen.

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1.25     “Combination Sponsor” means (a) with respect to any MacroGenics Combination Study, MacroGenics; (b) with respect to any Incyte Combination Study, Incyte; and (c) with respect to any Collaborator Combination Study, the applicable Collaborator or Incyte, as the case may be.

1.26     “Combination Study(ies)”  means, individually or collectively, as the context requires, any MacroGenics Combination Study, Incyte Combination Study or Collaborator Combination Study.

1.27     “Commercialization” means any and all processes and activities directed to marketing, promoting, educating, pricing, payor contracting, market access, distributing, detailing, importing, exporting, offering for sale, having sold, or selling with respect to a Compound or Product, including the conduct of any Phase IV Studies with respect thereto, and Medical Affairs Activities, but shall not include any activities included within the Manufacture of such Compound or Product. When used as a verb, “Commercialize” means to engage in Commercialization activities.

1.28     “Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision as such Party would normally use to accomplish a similar objective, activity or decision under similar circumstances, it being understood and agreed that, with respect to the Development, Manufacture, seeking and obtaining Regulatory Approval, or Commercialization of the Licensed Compound or any Licensed Product, such efforts and resources shall be consistent with those efforts and resources commonly used by such Party under similar circumstances for similar compounds or products to which it has similar rights, which compound or product, as applicable, is at a similar stage in its development or product life and is of similar market potential, taking into account: (a) issues of efficacy, safety, and expected and actual approved labeling; (b) the expected and actual competitiveness of alternative products sold by Third Parties in the marketplace; (c) the expected and actual product profile of the Licensed Compound or any Licensed Product; (d) the expected and actual patent and other proprietary position of the Licensed Compound or any Licensed Product; (e) the likelihood of Regulatory Approval of the Licensed Compound or any Licensed Product given the regulatory structure involved; and (f) the expected and actual profitability and return on investment of the Licensed Compound or any Licensed Product, taking into consideration expected and actual Third Party costs and expenses and pricing and reimbursement relating to the Licensed Compound or any Licensed Product.

1.29     “Commercial Supply Commitment” means, individually or collectively, as the context requires, (a) the MacroGenics Commercial Supply Commitment or (b) the Incyte Commercial Supply Commitment.

1.30     “Compound(s)” means, individually or collectively, as the context requires, (a) the Licensed Compound or (b) any Pipeline Asset.

1.31     “Confidential Information” means, subject to Article 11, all non-public or proprietary Information disclosed by a Party to the other Party under this Agreement, without regard as to whether any of the foregoing is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form. Confidential Information shall include: (a) the terms and

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conditions of this Agreement; and (b) Confidential Information disclosed by either Party pursuant to the Mutual Confidential Disclosure Agreement dated [**] (the “Prior CDA”).

1.32     “Control” or “Controlled” means, with respect to any Information, Know-How, Patent or other intellectual property right, (a) ownership by a Person or, subject to Section 15.3(d), any of its Affiliates, of such Information, Know-How, Patent or other intellectual property right, or (b) possession by a Person or, subject to Section 15.3(d), any of its Affiliates, of ownership of, or an exclusive license to, such Information, Know-How, Patent, or other intellectual property rights, in each case with the right (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license or a sublicense to such Information, Patent or other intellectual property right without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time that the Person would be first required under this Agreement to grant the other Person such access, license or sublicense; provided that, a Person or any of its Affiliates shall be deemed not to “Control” any Information, Know-How, Patent or other intellectual property right if such Person or its Affiliate is required to pay additional consideration to a Third Party licensor for the grant of any sublicense under such Information, Know-How, Patent or other intellectual property right (unless the other Person agrees in writing to pay such additional consideration).

1.33     “Controlling Party” means (a) with respect to the conduct of any MacroGenics Combination Study or any related Development, regulatory (other than Licensed Compound Regulatory Discussions, for which Incyte shall be the Controlling Party), or other obligations, MacroGenics; (b) with respect to the conduct of any Incyte Combination Study or any related Development, regulatory or other obligations, Incyte; and (c) with respect to the conduct of any Collaborator Combination Study or any related Development, regulatory or other obligations, Incyte. For clarity, (i) except as set forth in subsection (a), MacroGenics shall be deemed to be the “Controlling Party” under subsection (a), and (ii) Incyte shall be deemed to be the “Controlling Party” under subsection (c), irrespective of which Party actually performs or causes to be performed the study or such other activity or obligation.

1.34     “Core Regulatory Authority” means, individually or collectively, as the context requires, the FDA, EMA,  MHLW, and Health Canada.

1.35     “Cover” or “Covering” means, with respect to a product, technology, process or method, that, in the absence of ownership of or a license granted under a Valid Claim, the practice or exploitation of such product, technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.36     “CPI Adjustment” means the percentage increase or decrease in the Consumer Price Index-Urban Wage Earners and Clerical Workers, U.S. City Average, All Items 1982-84=100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index), in the United States, comparing the levels of such index on the last days of the two most recently completed Calendar Years.

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1.37     “Development” means any and all research and pre-clinical, non-clinical, and clinical drug development activities and processes, including toxicology, pharmacology, project management, regulatory affairs, statistical analysis, Manufacturing Development, formulation development, delivery system development, the performance of Clinical Studies, or other activities reasonably necessary in order to obtain Regulatory Approval of Compounds or Products in the Field in the Territory. When used as a verb, “Develop” means to engage in Development activities.

1.38     “Development Partner” means, with respect to a Party, a Third Party with which such Party has entered into a Development Agreement pursuant to Section 4.5 to conduct Clinical Studies.

1.39     “Effective Date” means the first (1st) Business Day immediately following the date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereunder have expired or have been terminated.

1.40     “EMA” means the European Medicines Agency or any successor agency(ies) or authority having substantially the same function.

1.41     “European Major Markets” means, collectively, France, Germany, Italy, Spain, and the United Kingdom.

1.42     “European Union” or “EU” means the European Union member states as then-currently constituted; provided, however, that the EU shall always be deemed to include the European Major Markets. As of the Execution Date, the European Union member states are Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom.

1.43     “[**]” means, with respect to the Licensed Compound, the [**] of (a) [**] or (b) the [**] of [**] across all [**] in which the Licensed Compound has received Regulatory Approval.

1.44     “Executive Officers” means, with respect to each Party, the Chief Executive Officer of such Party (or his or her designee).

1.45     “Exploit” means to use, have used, Develop, have Developed, Commercialize, have Commercialized, and Manufacture or have Manufactured.

1.46     “FDA” means the U.S. Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.47     “Field” means all uses, including the diagnosis, treatment or prevention of any disease in humans and animals.

1.48     “First Commercial Sale” means, with respect to a Licensed Product, on a country-by-country basis, the first sale for monetary value of such Licensed Product under this Agreement by Incyte, its Affiliates or its sublicensees to an end user for use, consumption or resale of such Licensed Product in such country in the Field after all Regulatory Approvals  of such Licensed

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Product (i.e., when all applicable approvals, licenses, registrations or authorizations described in the definition of Regulatory Approval that are necessary to sell the applicable Licensed Product) have been obtained in such country in the Field, where such sale results in the recognition of Net Sales. The sale of a Licensed Product under this Agreement by Incyte to an Affiliate of Incyte or a sublicensee of Incyte shall not constitute a First Commercial Sale unless such Affiliate or such sublicensee is the end user of such Licensed Product. For the avoidance of doubt, the transfer or disposition by Incyte, its Affiliates or its sublicensees of reasonable and customary quantities of samples of the Licensed Product below cost for promotional or educational purposes, or the sale of Licensed Product for clinical study purposes, early access programs (such as to provide patients with a Licensed Product prior to Regulatory Approval pursuant to treatment INDs or protocols, named patient programs or compassionate use programs), or any similar uses, shall not constitute a First Commercial Sale.

1.49     “Force Majeure” means any event beyond the reasonable control of the affected Party, which may include embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; labor strikes or lockouts; epidemics, fire, floods, earthquakes or other severe acts of nature; widespread unavailability of raw materials or reagents affecting manufacturers generally, actions by a Regulatory Authority affecting the manufacture of Monoclonal Antibodies generally and the Licensed Compound specifically, and omissions or delays in acting by any Governmental Authority (other than delays incident to the ordinary course of drug development).

1.50     “FTE” means [**] hours of work devoted to or in direct support of specified Development, Manufacturing or other specified activities under this Agreement, conducted by one or more qualified employees, contractors, consultants or other personnel of a Party or its Affiliates. For clarity, any individual contributing less than [**] hours per Calendar Year (or equivalent pro-rata portion thereof for the period beginning on the Effective Date and ending on the last day of the first Calendar Year) shall be deemed a fraction of an FTE on a pro-rata basis.

1.51     “FTE Cost” means, with respect to any period and a Party or its Affiliate, the FTE Rate multiplied by the number of FTEs expended by such Party or its Affiliate during such period;  provided that a Party shall not be charged twice for any FTE Cost if such FTE Cost is already included as a component of Manufacturing Expenses payable under this Agreement.

1.52     “FTE Rate” means a rate of [**] per FTE per Calendar Year (pro-rated for the period beginning on the Effective Date and ending on the last day of the first Calendar Year);  provided, however, that such rate shall be increased or decreased annually beginning on [**] by the applicable CPI Adjustment. The FTE Rate is “fully burdened” and covers employee salaries, benefits, travel and other such costs.

1.53     “GAAP” means generally accepted accounting principles in the U.S., consistently applied.

1.54     “Global Safety Database” means the global safety database for the Licensed Compound.

1.55     “Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guideline adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good

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Clinical Practice: Consolidated Guidance” (or any successor document), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time.

1.56     “Good Laboratory Practices” or “GLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA and comparable regulatory standards, practices and procedures promulgated by the EMA, PMDA or other Regulatory Authority applicable to the Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.

1.57     “Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FFDCA, as amended, and the regulations promulgated thereunder, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the U.S., including the quality guideline promulgated by the ICH designated ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the regulations promulgated thereunder, as they may be updated from time to time.

1.58     “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.59     “Health Canada”  means Health Canada, the department of the government of Canada with responsibility for national public health, and any successor agency(ies) or authority having substantially the same function.

1.60     “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and any comparable Applicable Law in jurisdictions outside the U.S. related to the approval of transactions similar to those contemplated under this Agreement.

1.61     “HSR Clearance Date” means the expiration or termination of all applicable waiting periods and requests for information (and any extensions thereof) under the HSR Act.

1.62     “HSR Filing” means (a) filings by Incyte and MacroGenics with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto, or (b) equivalent filings with relevant foreign authorities.

1.63     “Incyte Combination Regimen” means (a) a Combination comprising a Licensed Compound and at least one Incyte Pipeline Asset (which Combination may also include: (x) any other compound that constitutes an Ancillary Therapy that is not a MacroGenics Pipeline Asset (e.g., a triplet combination) or (y) a Collaborator Pipeline Asset (e.g., a triplet combination));  or (b) a Non-Proprietary Combination Regimen (which Combination may also include Ancillary

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Therapy(ies), provided that, such inclusion shall not preclude any inclusion of Ancillary Therapy(ies) in MacroGenics Combination Regimens).

1.64     “Incyte Combination Study”  means any (a) Clinical Study of an Incyte Combination Regimen or (b) other Clinical Study that is performed by or on behalf of Incyte that includes the Licensed Compound and any other specific molecule or molecules (as monotherapies or combinations) other than a Monotherapy Study, Collaborator Combination Study, or a Clinical Study that includes a MacroGenics Pipeline Asset.  For clarity, an Incyte Combination Study shall only be performed by Incyte, its Affiliates or its sublicensees.

1.65     “Incyte Global Development Plan” means the high-level, non-binding, written plan attached hereto as Exhibit B-1 covering Incyte’s (a) planned development of the Licensed Compound and any Licensed Products and (b) planned conduct of any Incyte Combination Studies, as updated by Incyte from time to time in accordance with Sections 2.2 and 4.4. For clarity, a PowerPoint presentation summarizing such planned studies would be sufficient as a written plan.

1.66     “Incyte Pipeline Asset Criteria” means, with respect to a molecule, that Incyte: (a) has previously conducted, or is conducting, a Clinical Study evaluating a combination of such molecule and the Licensed Compound and has entered into, or shall enter into, a bona fide license agreement with a Third Party with respect thereto (provided that, such Third Party licensee shall be contractually obligated to at least the same development obligations as Incyte, pursuant to Section 4.2 or otherwise in Article 4); or (b) has previously entered into, or enters into, a bona fide collaboration with a Third Party that governs the research, development and/or commercialization of such molecule, where Incyte retains development rights to sponsor and fund a Clinical Study and to provide input on the development of such molecule.

1.67     “IND” means (a) an Investigational New Drug application as defined in the FFDCA and applicable regulations promulgated thereunder by the FDA; (b) a clinical trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which (in the case of (a) or (b)) is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction; or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a product in humans in such jurisdiction.

1.68     “Indication” means (a) with respect to [**], any cancer with [**], even if they are, [**] or [**] or [**]  (e.g.,  [**],  [**], and [**]) or (b) with respect to [**],  [**],  [**] and [**]  (e.g.,  [**], and [**]), but [**]. For the sake of clarity, treatment of [**] within [**] shall not be treated as [**]  (e.g., [**] and [**] shall not be considered [**] shall not be considered different [**]).

1.69     “Information” means information, inventions, discoveries, ideas, developments, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, designs, drawings, correspondence, computer programs, skill, experience, documents, apparatus, results, strategies, Regulatory Documentation, information and submissions pertaining to, or made in association with, filings with any Governmental Authority or patent office, data, including pharmacological, toxicological, non-clinical and clinical data, analytical and quality control data,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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manufacturing data and descriptions, market data, patent and legal data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed, whether or not patentable.

1.70     “Initiation” means, with respect to a Clinical Study, the first dosing of the first subject enrolled in such Clinical Study.

1.71     “Invention” means any Information, whether or not patentable, generated, made, conceived, or reduced to practice in the course of performance of this Agreement, whether made, conceived or reduced to practice solely by, or on behalf of, MacroGenics, Incyte, the Parties jointly, or any Affiliate, subcontractor, or sublicensee of the same (including Collaborators or any development or commercialization partner or collaborator of either Party).

1.72     “[**]” means, with respect to the Licensed Compound, the [**] of (a) [**] or (b) the [**] of the [**] in [**].

1.73     “Know-How” means any Information; provided that, with respect to any Party, Know-How excludes any intangible Information contained within such Party’s published Patents.

1.74     “Knowledge” means, as applied to a Party, that such Party has actual knowledge of a particular fact or other matter, or that a reasonably prudent person with primary responsibility for the applicable subject matter (whether an officer or employee of such Party) knew or should have known of such fact or other matter.

1.75     “Label Combination Patents” means Patents Controlled by MacroGenics or, subject to Section 15.3(d), any of its Affiliates (including, subject to Section 15.3(d), MacroGenics’ or its Affiliate’s interest in the Joint Patents) to the extent (a) such Patents Cover a MacroGenics Combination Regimen that has received Regulatory Approval; and (b) Incyte has exercised its right under Section 5.8(c) to expand the label of the Licensed Compound to include such Regulatory Approval.

1.76     “Licensed Compound” or “MGA012” means: (a) the anti-PD-1 Monoclonal Antibody coded as “MGA012”, as further described in IND # 130952, or (b) any other anti-PD-1 Monoclonal Antibody (or any antigen-binding Fab fragment thereof) with at [**] sequence identity to each of the [**] in comparison to the anti-PD-1 Monoclonal Antibody coded as “MGA012”.

1.77     “Licensed Compound API” means Licensed Compound active pharmaceutical ingredient of a Licensed Product.

1.78     “Licensed Compound Approval” means the first instance on which Regulatory Approval is received with respect to the Licensed Compound as either (a) the Monotherapy Regimen or (b) part of a Combination Regimen.

1.79     “Licensed Compound Bulk Drug Substance” means the Licensed Compound API as produced in bulk, in accordance with the Clinical Supply Agreement or Commercial Supply

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Agreement (as applicable), as well as the applicable quality agreements and Quality Assurance processes.

1.80     “Licensed Compound Drug Product” means the Licensed Compound Bulk Drug Substance in its final finished form, which has been separated into unlabeled vials in accordance with the Clinical Supply Agreement or Commercial Supply Agreement (as applicable), as well as the Clinical Quality Agreement and applicable Quality Assurance processes.

1.81     “Licensed Compound Regulatory Discussion” means a material discussion with a Core Regulatory Authority related to the Licensed Compound in the context of any MacroGenics Combination Study.

1.82     “Licensed Know-How” means all Know-How Controlled by MacroGenics or, subject to Section 15.3(d), any of its Affiliates as of the Execution Date or during the Term that is necessary or useful to (a)  Develop (including seeking Regulatory Approval of) or Commercialize Licensed Products, as Monotherapy Regimens or as a component of Incyte Combination Regimens or Collaborator Combination Regimens, (b) seek Regulatory Approval of the Licensed Products as a component of MacroGenics Combination Regimens, or (c) Commercialize Licensed Products in accordance with any such Regulatory Approvals in (b) above in the Field in the Territory (for clarity, to Commercialize the Licensed Products to the extent it has an Indication in combination with any MacroGenics Pipeline Asset, but not to Develop or promote any MacroGenics Pipeline Asset), in each case (of (a)-(c)), excluding any such Know-How Controlled by MacroGenics to the extent such Know-How is solely related to any MacroGenics Pipeline Asset.

1.83     “Licensed Patents”  means all Patents, other than Label Combination Patents, that (a) are Controlled by MacroGenics or, subject to Section 15.3(d), any of its Affiliates (including, subject to Section 15.3(d), MacroGenics’ or its Affiliate’s interest in the Joint Patents), as of the Execution Date or during the Term; and (b) are necessary or useful to Develop, manufacture, use or Commercialize the Licensed Compound or Licensed Product,  provided that Licensed Patents shall not include any Patents to the extent that the claims of such Patents Cover a MacroGenics Pipeline Asset. Notwithstanding the foregoing limitation, the Licensed Patents as of the Execution Date include (i) those set forth in Exhibit A and (ii) those licensed under Existing Third Party Licenses.

1.84     “Licensed Product” means any pharmaceutical product, including all forms, presentations, strengths, doses and formulations (including any method of delivery), comprising the Licensed Compound. For clarity, in the case of a Combination Regimen, the Licensed Compound that is a component of such Combination Regimen shall constitute a Licensed Product, but neither the Combination Regimen as a whole, nor the applicable Pipeline Asset that is a component of such Combination Regimen, shall constitute a Licensed Product.

1.85     “Licensed Technology” means, collectively, the Licensed Patents and the Licensed Know-How.

1.86     “MacroGenics 1,000L Supply Plant” means MacroGenics’ existing two by five hundred (2x500) liter GMP Manufacturing plant, located at 15235 Shady Grove Road, Rockville, Maryland.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.87     “MacroGenics Combination Regimen” means a Combination comprising a Licensed Compound and at least one MacroGenics Pipeline Asset (which Combination may also include any other compound that constitutes an Ancillary Therapy that is not an Incyte Pipeline Asset (e.g., a triplet combination)).

1.88     “MacroGenics Combination Regimen Detailing” means an interactive face-to-face meeting between a sales representative acting on behalf of Incyte and a health care professional having prescribing authority within the target audience that occurs after Regulatory Approval of a Licensed Product, which shall be conducted in a manner consistent with Applicable Law and industry standards and with the quality of similar presentations made by Incyte’s sales representatives for Incyte’s other products, if applicable. During such meeting, the Incyte sales representative shall only discuss the MacroGenics Pipeline Asset as it relates to a component of MacroGenics Combination Regimen as it relates to the following provisions incorporated in the “highlights of prescribing information” section of the Licensed Compound label: (a) recent major changes, (b) indications and usage, (c) warnings and precautions, (d) adverse reactions and (e) dosage and administration. Unless otherwise mutually agreed by the Parties or required by a Regulatory Authority, the Incyte sales representative shall not discuss any other data that relates to the MacroGenics Pipeline Asset, including information contained in the “clinical studies” section of the Licensed Compound label such as clinical results from any MacroGenics Combination Study or information in the “pharmacology” section of the Licensed Compound label related to the MacroGenics Pipeline Asset. The Incyte sales representative shall refer the health care professional to a sales representative acting on behalf of MacroGenics for the purpose of such discussion, unless and until such time as the Parties execute a definitive Co-Promotion Agreement that includes requisite terms with respect to promotion of the MacroGenics Combination Regimen by the Incyte sales representative. For clarity, MacroGenics Combination Regimen Detailing shall not include (i) sample drops made by sales representatives, (ii) medical affairs activities or related activities conducted by medical support staff (such as medical science liaisons), (iii) activities conducted at conventions, (iv) electronic details or (v) activities performed by market development specialists, managed care account directors or other personnel not performing face-to-face sales calls or not specifically trained with respect to a Product.

1.89     “MacroGenics Combination Study”  means a Clinical Study of a MacroGenics Combination Regimen (which study (i) may include a MacroGenics PD-1 Control Arm solely subject to the terms and conditions of this Agreement, including Section 4.3(c), (ii) may evaluate the Licensed Compound as a monotherapy arm, and (iii) may include an Ancillary Therapy control arm,  provided that such Ancillary Therapy is not an Incyte Pipeline Asset) that is performed by or on behalf of MacroGenics or its Affiliates or sublicensees in accordance with Section 1.94, but excluding any Required Monotherapy Study and excluding a Clinical Study that includes an Incyte Pipeline Asset.

1.90     “MacroGenics Global Development Plan” means the high-level, non-binding, written plan attached hereto as Exhibit B-2 covering MacroGenics’ planned conduct of any MacroGenics Combination Studies, as updated by MacroGenics from time to time in accordance with Sections 2.2 and 4.4. For clarity, a PowerPoint presentation summarizing such planned studies would be sufficient as a written plan.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.91     “MacroGenics Large-Scale Supply Plant” means MacroGenics’ proposed five by two thousand (5x2000) liter GMP Manufacturing plant, to be located at 9704 Medical Center Drive, Rockville, Maryland.

1.92     “MacroGenics Manufacturing Facilities” means, individually or collectively, as the context requires, the MacroGenics 1,000L Supply Plant and the MacroGenics Large-Scale Supply Plant.

1.93     “MacroGenics PD-1 Control Arm” means, in connection with a MacroGenics Combination Study, either: (a) both (i) a monotherapy arm of the Licensed Product and (ii) a separate monotherapy arm of a different PD-1/-L1 Monoclonal Antibody that is an Ancillary Therapy only (e.g., pembrolizumab), or (b) both (i) an arm that evaluates the Licensed Compound in combination with a given MacroGenics Pipeline Asset and (ii) a separate arm that evaluates a different PD-1/-L1 Monoclonal Antibody that is an Ancillary Therapy (e.g., pembrolizumab) in combination with the same MacroGenics Pipeline Asset.

1.94     “MacroGenics Pipeline Asset Criteria” means, with respect to a molecule, that MacroGenics:

(a)        (i) owned or Controlled such molecule for any period after the Effective Date, (ii) previously conducted, or is conducting, a Clinical Study with such molecule that evaluates a combination of such molecule and the Licensed Compound, and (iii) has entered into, or shall enter into, a bona fide collaboration with a Third Party that governs the research, development and commercialization of such molecule with respect thereto; or

(b)       has previously entered into, or enters into, a bona fide collaboration with a Third Party that governs the research, development and/or commercialization of such molecule, where MacroGenics retains development rights to sponsor and fund a Clinical Study and to provide input on the development of such molecule;

provided that in each case (of (a) and (b)), such Third Party collaborator shall be contractually obligated to the same development obligations as MacroGenics, pursuant to Section 4.3 or otherwise in Article 4, except that in the case of (a), Incyte shall have the final decision-making authority pursuant to Section 4.3(b)(i)(3) and Section 4.3(b)(ii).

1.95     “MacroGenics Pipeline Asset Information” means any commercially sensitive confidential information related to a MacroGenics Pipeline Asset, as reasonably determined by MacroGenics in its sole discretion.

1.96     “Manufacture” means any and all activities and processes related to the manufacturing of Licensed Compound or Licensed Product, or any ingredient thereof, including manufacturing of Licensed Compound Bulk Drug Substance, or Licensed Compound Drug Product for Development or Commercialization, labeling, packaging, in-process and testing of finished Licensed Compound or Licensed Product, release of the Licensed Compound or Licensed Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Licensed Compound or Licensed Product, and ongoing stability tests and regulatory

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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activities related to any of the foregoing. “Manufacture” shall exclude Manufacturing Development.

1.97     “Manufacturing Development” means any of the following with respect to Licensed Compound or Licensed Product: manufacturing process development and validation, process improvements, formulation development, associated analytical development and validation and the manufacture and testing of stability or consistency lots (including process development, qualification, QA, and test batches).

1.98     “Manufacturing Expenses”  means, with respect to the Licensed Compound or any Licensed Product, the aggregate of fully burdened (excluding accounting expenses) internal costs (including actual direct labor based on internal FTE Costs) and Third Party Expenses (without mark-up) incurred by a  Party and its Affiliates to Manufacture such Licensed Compound or Licensed Product, calculated as follows, in each case determined in accordance with GAAP, as consistently applied by such Party and its Affiliates: (a) to the extent that such Party or its Affiliates performs all or any part of the Manufacturing of the Licensed Compound or Licensed Product, (i) the direct material costs (including media and purification reagents) and direct FTE Costs for such Manufacturing of the Licensed Compound or Licensed Product, which may include, to the extent actually incurred in such Manufacture, cleaning costs of productions, Manufacturing administrative (including overhead costs allocable to the Manufacturing, but excluding all corporate general and administrative overhead costs), the costs of audits, and all directly incurred Manufacturing variances; (ii) a  [**] of the costs of [**] of Licensed Compound (calculated by [**]) (e.g.,  [**]); and (iii) Manufacturing facilities costs (including depreciation, repairs and maintenance costs), scale-up directly allocable to the Manufacture of the Licensed Compound or Licensed Product (including API and drug product production), quality assurance and quality control and technical support, provided that, for commercial supply, each of (i) and (iii) may be included in Manufacturing Expenses only to the extent such costs and expenses are inventoriable under GAAP as consistently applied by such Party or its Affiliates; provided that, all costs of direct labor shall be calculated based on the FTE Rate; and (b) to the extent that a Third Party performs all or any part of the Manufacturing of the Licensed Compound or Licensed Product, the reasonable out-of-pocket costs paid to such Third Party for such activities determined in accordance with GAAP. All invoices for Manufacturing Expenses submitted under this Agreement will include a detailed calculation and description of the relevant overhead allocations. For clarity, Manufacturing Expenses shall not include: (A) any [**]; (B) any costs, expenses or overhead associated [**] (e.g., if Manufacturing activities [**] Licensed Compound Bulk Drug Substance produced [**]  ([**]) of the [**] of the plant if the plant were [**]); (C) any amounts [**]; and (D) any costs or expenses [**].

1.99     “Manufacturing Process” means the manufacturing process for (including any associated Know-How owned or Controlled by MacroGenics relating to the then-current process, and necessary or useful for) the Manufacture of the Licensed Compound Bulk Drug Substance or the Licensed Compound Drug Product at the time of the Manufacturing Technology Transfer as more fully described in Section 7.1 and as further Developed under this Agreement.

1.100   “Marketing Approval” means approval of a Regulatory Approval Application by the applicable Regulatory Authority.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.101   “Medical Affairs Activities” means medical and scientific information and responses to external inquiries or complaints, medical education, Health Economics and Outcomes Research (HECOR, HEMAR), advisory boards, educational grants and fellowships, opinion leader development activities, drug safety, local country government affairs, field-based medical science liaisons, medical doctors in field (separate from medical science liaisons), publications, medical communications and field medical education.

1.102   “MHLW” means the Japanese Ministry of Health, Labour and Welfare and any successor agency(ies) or authority having substantially the same function.

1.103   “Monoclonal Antibodies”  means  any monospecific antibodies, but shall exclude any bi- or multi-specific antibody forms (e.g., Biclonics®, DART® and TRIDENT™ constructs).

1.104   “Monotherapy Regimen” means the Licensed Compound administered as a single agent therapy.

1.105   “Monotherapy Study” means a non-clinical study (including Manufacturing Development), preclinical study, or Clinical Study of (a) solely the Monotherapy Regimen or (b) the Monotherapy Regimen that compares the Monotherapy Regimen to an Ancillary Therapy,  in each case of (a) and (b), that is performed by or on behalf of Incyte (or by MacroGenics pursuant to Section 5.9(c)). For clarity, a monotherapy arm that is included as part of a Combination Study shall not be considered a Monotherapy Study.

1.106   “Net Price” means, with respect to any Licensed Product, the [**] (or its Affiliates or sublicensees) with payers.

1.107   “Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced by Incyte or any of its Affiliates or sublicensees for sales of such Licensed Product to unaffiliated Third Party purchasers in arms-length transactions, less the following deductions calculated in accordance with GAAP, to the extent actually taken, paid, accrued and allowed:

(a)        cash, trade or quantity discounts, retroactive price reductions, coupons, charge-back payments, and rebates granted (in each case, whether in cash or in kind) to trade customers, hospitals, managed health care organizations, pharmaceutical benefit managers, group purchasing organizations, and national, state, or local governments;

(b)       credits, rebates or allowances allowed upon prompt payment or on account of claims, damaged goods, rejections or returns of such Licensed Product, including in connection with recalls and withdrawals, and the amount of any write-offs for bad debt (provided, that an amount written off as bad debt but subsequently recovered will be treated as Net Sales);

(c)        outbound freight, shipment and insurance costs, to the extent included in the price and separately itemized on the invoice price;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(d)       taxes (other than income taxes), duties, tariffs, mandated contribution or other governmental charges levied on the sale of such Licensed Product, including Value-Added Taxes (“VAT”), customs duties, healthcare taxes, excise taxes, use taxes, and sales taxes;

(e)        compulsory payments and cash rebates related to sales of such Licensed Product payable to a Governmental Authority (or agent thereof) pursuant to Applicable Law by reason of any national or local health insurance program or similar program, including that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) that Incyte, its Affiliate or its or their sublicensee, as applicable, allocates to sales of the Licensed Products in accordance with Incyte’s, its Affiliate’s or its or their sublicensee’s standard policies and procedures consistently applied across its products, as applicable; and

(f)        any other similar and customary deductions (e.g., currently, co-pay cards) that are consistent with GAAP and Incyte’s actual practice (or its Affiliates’ or licensees’) at the time in calculating and reporting its actual product net sales throughout its businesses (in the particular country, if applicable), provided that no item shall be deducted pursuant to this clause (f) if included in any another deduction provided for under this definition (for example, Incyte shall not deduct an allowance for bad debts pursuant to this clause (f), as actual bad debts are subject to deduction pursuant to clause (b)),

All of the aforementioned deductions shall be determined, on a country-by-country basis, as incurred in the ordinary course of business in type and amount consistent with Incyte’s or its applicable Affiliate’s or sublicensee’s (as the case may be) business practices consistently applied across its product lines and accounting standards, as applicable. All such deductions shall be fairly and equitably allocated to such Licensed Product and other products of Incyte and its Affiliates and sublicensees.

In the event a Licensed Product is sold as part of a Combination Product, the Net Sales from the Combination Product shall be determined by multiplying the Net Sales of the Combination Product, as calculated above without regard for this paragraph, by the fraction A/(A+B), where A is the average sale price of the Licensed Product when sold separately in finished form, and B is the average sale price of the other therapeutic ingredient(s) included in the Combination Product when sold separately in finished form, in each case in the applicable country of sale or and during the applicable royalty reporting period, if sales of both the Licensed Product and the other therapeutic ingredient(s) did not occur in such period, then in the most recent royalty reporting period in which sales of both occurred. In the event that such average sale price cannot be determined for both the Licensed Product and all other therapeutic ingredient(s) included in the Combination Product, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product, as calculated above without regard for this paragraph, by the fraction of C/(C+D) where C is the fair market value of the Licensed Product and D is the fair market value of all other therapeutic ingredient(s) included in the Combination Product. The Parties shall seek to determine such fair market values by mutual agreement and, in the absence of such mutual agreement, the Parties shall engage an independent valuation firm (and equally bear the costs of engaging such firm) to determine such fair market values.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Notwithstanding the foregoing, amounts invoiced by Incyte, its Affiliates, or its sublicensees for the sale of a Licensed Product among Incyte, its Affiliates or its sublicensees for resale shall not be included in the computation of Net Sales hereunder unless such Affiliate or such sublicensee is the end user of such Licensed Product and as long as such Licensed Product is subsequently resold by Incyte, its Affiliates or its sublicensee and considered Net Sales. Net Sales shall exclude reasonable and customary quantities (e.g., samples) of the Licensed Product transferred, disposed of or sold at no cost or at or below cost for (i) promotional or educational purposes, (ii) Clinical Study purposes, (iii) early access programs (such as to provide patients with a Licensed Product prior to Regulatory Approval pursuant to treatment INDs or protocols, named patient programs or compassionate use programs) or (iv) any similar uses.

1.108   “Non-Proprietary Combination Regimen” means a Combination that is evaluated in a Clinical Study comprising a Licensed Compound and at least one Ancillary Therapy that is not an Incyte Pipeline Asset, Collaborator Pipeline Asset, or MacroGenics Pipeline Asset (which Combination may also include any other compound that constitutes an Ancillary Therapy and is not an Incyte Pipeline Asset, Collaborator Pipeline Asset, or MacroGenics Pipeline Asset).

1.109   “Non-Registrational Study” means a Combination Study conducted by either Party that is not a Phase I Study, Phase II Study, Phase III Study, non-interventional Phase IV Study, Phase IV Study required by a Regulatory Authority for purposes of maintaining or changing the existing product label for the applicable Combination Regimen or Pivotal Study or otherwise in support of obtaining or maintaining Regulatory Approval (e.g., an early access, compassionate use, or special use program, or a Phase IV Study not required by a Regulatory Authority for purposes of maintaining or changing the existing product label for the applicable Combination Regimen).

1.110   “Patents” means all: (a) patents, including any utility or design patent; (b) patent applications, including provisionals, substitutions, divisionals, continuations, continuations in-part or renewals; (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues and re-examinations; (d) other patents or patent applications claiming priority directly or indirectly to (i) any such specified patent or patent application specified in (a) through (c), or (ii) any patent or patent application from which a patent or patent application specified in (a) through (c) claim direct or indirect priority; (e) inventor’s certificates; and (f) other rights issued from a Governmental Authority similar to any of the foregoing; in each case of (a) through (f), irrespective of whether such patent, patent application or other right arises in the U.S. or any other jurisdiction in the Territory.

1.111   “PD-1” means programmed cell death receptor 1.

1.112   “PD-L1” means programmed cell death ligand 1.

1.113   “PD-1 IP” means any intellectual property that relates to anti-PD-1 Monoclonal Antibodies.

1.114   “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.115   “Phase I Study” means a human clinical trial of a Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FFDCA), as amended from time to time, or any foreign equivalent thereof.

1.116   “Phase II Study” means a human clinical trial of a Product, or relevant portion of such trial (including expansion cohorts from a Phase I Study for which patients are treated at a defined dose or a set of defined doses), for which the primary endpoints include a preliminary determination of efficacy in patients being studied, as described in 21 C.F.R. § 312.21(b) (FFDCA), as amended from time to time, or any foreign equivalent thereof.

1.117   “Phase III Study” means a pivotal human clinical trial with a defined dose or a set of defined doses of a Product that is designed to ascertain efficacy and safety of such Product, as described in 21 C.F.R. § 312.21(c) (FFDCA), as amended from time to time, or any foreign equivalent thereof, for the purpose of supporting the preparation and submission of a BLA or MAA.

1.118   “Phase IV Study” means a clinical trial of a Product, possibly including pharmacokinetic studies, which trial (a) is not required to be completed prior to obtaining Marketing Approval of such Product; and (b) either (i) is required by the applicable Regulatory Authority as mandatory to be conducted on or after the Marketing Approval of such Product, or (ii) is conducted voluntarily to enhance scientific knowledge of the Product (e.g., providing additional drug profile, safety data or marketing support information, or supporting expansion of Product labeling).

1.119   “Pipeline Asset” means any specific molecule (i.e., not a class of molecules), other than the Licensed Compound, that is: (a) Controlled (in accordance with Section 1.32(b)) by MacroGenics, or that otherwise satisfies the MacroGenics Pipeline Asset Criteria (either, a “MacroGenics Pipeline Asset”); (b) Controlled (in accordance with Section 1.32(b)) by Incyte, or that otherwise satisfies the Incyte Pipeline Asset Criteria (either, an “Incyte Pipeline Asset”); (c) Controlled (in accordance with Section 1.32(b)) by a Collaborator (a “Collaborator Pipeline Asset”); or (d) solely for purposes of Sections  4.3(c) and 15.3(b), Controlled (in accordance with Section 1.32(b)) by an Acquirer in a Change of Control transaction with respect to MacroGenics (“Acquirer Pipeline Asset”), as applicable.

1.120   “Pivotal Study”  means (a) a Phase III Study or other human Clinical Study designed to be or that becomes a registration trial sufficient for filing a Regulatory Approval Application for a Licensed Product, as evidenced by (i) an agreement with or statement from the FDA or applicable Regulatory Authority, or (ii) other guidance of minutes issued by the FDA or such other Regulatory Authority for such registration trial, or (b) a Phase III Study or other human Clinical Study which Incyte intends to submit as the basis for Regulatory Approval of the Licensed Product.

1.121   “PMDA” means the Pharmaceuticals and Medical Devices Agency in Japan and any successor agency(ies) or authority having substantially the same function.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.122   “Product(s)” means, individually or collectively, as the context requires, (a) any Licensed Product or (b) any Combination Regimen.

1.123   “Proof of Concept” means, with respect to any [**] (but, for clarity, excluding the other [**]), the establishment of a [**] as established by the JDC on an [**],  subject to an [**]  (e.g., [**] or [**]).

1.124   “Qualifying Termination” means a termination of this Agreement in its entirety: (a) by MacroGenics pursuant to Section 12.3 (for Incyte’s material uncured breach); (b) by MacroGenics pursuant to Section 12.5 (for a patent challenge); (c) by MacroGenics pursuant to Section 12.6 (for Incyte bankruptcy); (d) by Incyte pursuant to Section 12.2 (for convenience); or (e) by Incyte pursuant to Section 12.4 (for safety reasons).

1.125   “Regulatory Agreement” means that certain regulatory agreement to be entered into by the Parties to define the Parties’ respective roles and responsibilities related to regulatory strategy, labeling strategy (including a delineation of any product label(s) of a Party that will be expanded to include the other Party’s Regulatory Approvals, in accordance with Section 5.8), dossier preparation, interactions with Regulatory Authorities, coordination of Regulatory Approval Application submission contents, timing and other matters, to enable each Party to comply with its respective obligations under Applicable Law, with regard to filings and interactions with any Regulatory Authority related to Incyte seeking Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen and MacroGenics seeking Regulatory Approval of the MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen.

1.126   “Regulatory Approval” means any and all approvals (including supplements, amendments, pre- and post-approvals and pricing and reimbursement approvals, but excluding Manufacturing approvals), licenses, registrations or authorizations of any national, regional, state or local Regulatory Authority, department, bureau, commission, council or other governmental entity, that are necessary to Commercialize any Compounds or Products under this Agreement in any country or jurisdiction in the Territory, for one or more uses, including any pricing and reimbursement approvals that are necessary to conduct a launch of such Compound or Product in such country or jurisdiction (even if such approvals are not legally required to launch such Compound or Product in such country or jurisdiction).

1.127   “Regulatory Approval Application” means (a) a New Drug Approval Application (“NDA”) or Biologics License Application (“BLA”) (each, as defined in the FFDCA) in the U.S., or (b) any corresponding application for Regulatory Approval in any country or jurisdiction in the Territory outside the U.S., including, with respect to the European Union, a Marketing Authorization Application (“MAA”) filed with the EMA pursuant to the Centralised Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the decentralised procedure, mutual recognition or any national approval procedure.

1.128   “Regulatory Approval in EU” means receipt of Regulatory Approval in at least three (3) of five (5) European Major Markets.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.129   “Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval in a country or jurisdiction in the Territory, including (a) in the U.S., the FDA or any other applicable Governmental Authority having jurisdiction over any Compound or Product; (b) in the EU, the EMA or any other applicable Governmental Authority having jurisdiction over any Compound or Product; (c) in Japan, the PMDA or MHLW; and (d) in any country or jurisdiction other than the U.S., EU or Japan, any applicable Governmental Authority having jurisdiction over any Compound or Product.

1.130   “Regulatory Documentation” means, with respect to any Compound or Product under this Agreement, all regulatory filings, applications, notifications, registrations, licenses, regulatory drug lists, advertising and promotion documents, adverse event files, complaint files, Manufacturing records, Regulatory Approvals or other regulatory submissions or supporting documents, including any written correspondence or meeting minutes, made to, made with, or received from an applicable governmental agency or Regulatory Authority relating to such Compound or Product, and all data contained therein. “Regulatory Documentation” includes INDs, Regulatory Approval Applications, and amendments and supplements for any of the foregoing.

1.131   “Regulatory Exclusivity”  means, with respect to a particular country, either exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to such Licensed Product in such country or jurisdiction in the Territory, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Biologics Price Competition and Innovation Act of 2009 (the “BPCI Act”) or in the European Union under Directive 2001/83/EC, as amended, and Regulation (EC) No. 1901/2006, as amended, or rights similar thereto in other countries or regulatory jurisdictions in the Territory. Regulatory Exclusivity shall not include exclusivity conferred by a Patent right.

1.132   “Right of Reference” means the “right of reference” defined in 21 C.F.R. 314.3(b), or any analogous Applicable Law recognized outside of the U.S.

1.133   “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the time period commencing on the Effective Date and continuing until the later of: (a) the expiration of the last Valid Claim of a Licensed Patent Covering the composition of matter or method of use of such Licensed Product in such country; (b) [**] from the First Commercial Sale of such Licensed Product in such country; or (c) if Regulatory Exclusivity is granted with respect to such Licensed Product in such country, the expiration or termination of such Regulatory Exclusivity in such country.

1.134   “Tax” or “Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).

1.135   “Territory” means any country in the world.

1.136   “Third Party” means any Person other than (a) Incyte, (b) MacroGenics or (c) an Affiliate of either of Incyte or MacroGenics.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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1.137   “Third Party Expenses” means out-of-pocket expenses incurred by a Party or any of its Affiliates for services performed by a Third Party on behalf of Incyte or MacroGenics in the course of such Party’s performance of this Agreement.

1.138   “U.S.” means the United States of America, including its territories and possessions.

1.139   “[**]” means, with respect to the Licensed Compound, the [**] of (a) [**] or (b) [**] ([**]%) [**] “[**]” (as such term is defined under applicable [**]  ([**]), or if [**] ceases to be [**] in [**], its equivalent successor) of [**].

1.140   “Valid Claim” means (a) a claim of an issued and unexpired Patent, to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final order, from which no further appeal can be taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, inter-partes review, post-grant review, other patent office administrative proceedings, or otherwise; or (b) a claim within a patent application that has not been pending for more than [**] from the date of its first priority patent application filing anywhere in the Territory and which claim has not been revoked, cancelled, withdrawn, held invalid or abandoned.

1.141   Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Term	Section
13D Group	15.14(a)(iii)
Acquirer Combination Study	15.3(b)
Ancillary Agreements	14.1
Annual Global Commercial Supply Forecast	7.3(a)
Approval Milestone	8.2(d)
Approved CMO	7.1(a)
Bankruptcy Laws	12.6(b)
Binding Portion	7.2(e)(i)
[**] Conditions	3.2(c)
[**]	3.2(c)
[**]	8.10(c)
[**]	8.10(c)
[**]	10.2(j)
Breaching Party	12.3
[**]	6.2(d)
CCC	2.5(a)
Claim	14.1
Clinical Quality Agreement	7.2(a)
Clinical Supply Agreement	7.2(a)
Collaborator Contract	3.2(b)
Collaborator Development IP	3.2(b)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Collaborator Sublicense Fees	8.8
Commercial Supply Agreement	7.3(d)
Committed Supply	7.2(c)
Cooperating Party	11.5(b)
Co-Promotion Agreement	6.1(c)
Cure Period	12.3
Deadlocked Committee Matter	2.6(d)
Development Agreement	4.5
Development Milestone	8.2(b)
Disclosing Party	11.1
Dispute(s)	13.1
[**] Conditions	3.2(c)
[**]	3.2(c)
[**]	8.10(d)
[**]	8.10(d)
[**]	4.6(b)
[**]	6.2(b)
Existing Third Party Licenses	8.10(b)
Funded Collaborator Combination Studies	7.2(b)
Incyte CDx IP	3.4(b)
Incyte Commercial Supply Commitment	7.3(a)(ii)
Incyte Competing Product	15.3(b)(iii)
Incyte Development IP	9.1(b)
Incyte Facility	7.1(a)
Incyte Indemnitee	14.2
Incyte Know-How	3.4(b)
Incyte Method Claim	3.4(d)(i)
Incyte Objection	4.3(c)(i)
Incyte Patents	3.4(b)
Incyte PD-1 IP	3.4(b)
Incyte [**] Objection	4.3(b)(i)(1)
Incyte Technology	3.4(b)
IND Transition	4.1(b)
IND Transition Date	4.1(b)
IND Transition Plan	4.1(b)
Indemnifying Party	14.3(a)
Indemnitee	14.3(a)
Indication Population	4.6(b)
Information Transfer	5.1(a)
Infringement Recovery	9.3(f)
Insolvency Event	12.6(a)
Insolvent Party	12.6(b)
[**]	6.2(c)
JDC	2.2(a)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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JIPC	2.4(a)
JMC	2.3(a)
Joint Committee	2.6(a)
Joint Inventions	9.1(d)
Joint Patents	9.2(e)(i)
JSC	2.1(a)
Long Term Forecast	7.2(e)(i)
MacroGenics CDx IP	3.4(a)
MacroGenics Commercial Supply Commitment	7.3(a)(ii)
MacroGenics Competing Product	15.3(c)
MacroGenics Development IP	9.1(c)
MacroGenics Indemnitee	14.1
MacroGenics Licensed Compound Data	5.2(c)(i)
MacroGenics Method Claim	3.4(d)(ii)
MacroGenics PD-1 IP	3.4(a)
MacroGenics-Responsible Joint Patents	9.2(e)(i)
Manufacturing Technology Transfer	7.1(a)
Manufacturing Transition Plan	7.1(a)
[**]	4.3(c)(ii)
[**]	4.3(b)(i)(1)
MGA012 IND	4.1(b)
Milestone	8.2
Monotherapy Sublicense Fees	8.7
Non-Insolvent Party	12.6(b)
Ongoing Clinical Study	4.1(a)
Opt Out Notice	9.2(b)(i)
Order	7.2(e)(ii)
Patent Extension(s)	9.4
Pharmacovigilance Agreement	5.6(c)
POC Development Milestone	8.2(a)
Prosecuting Party	9.2(f)(ii)
Quality Assurance Measures	7.6(a)
Receiving Party	11.1
Regulatory Filing Milestone	8.2(c)
Representatives	9.1(e)
Requested Licensed Patent	9.2(b)
Requesting Party	11.5(b)
Required Monotherapy Study	5.9
Required Regulatory Data	5.2(c)(iii)
Responsible Party	9.2(e)(ii)
Rolling Forecast	7.2(e)(i)
Royalty Floor	8.5(a)(iii)
Sales Milestone	8.2(e)
Section 365(n)	12.6(b)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Standstill Period	15.14(a)
Study Transition	4.1(c)
Study Transition Date	4.1(c)
Study Transition Plan	4.1(c)
Subject Patents	9.2(c)(i)
Term	12.1
Terminating Party	12.3
Third Party Infringement Claim	9.5(a)
Third Party License	8.10(a)
Third Party License Credit	8.10(a)
Third Party Patent Challenge	9.6(a)
Upstream License	12.8(d)
Transferred Documentation	5.1(a)
[**]	6.2(a)
[**]	6.2(a)

ARTICLE 2

GOVERNANCE

2.1       Joint Steering Committee.

(a)        Formation and Purpose. The Parties agree to establish and convene a joint steering committee (the “JSC”) within [**] after the Effective Date. The JSC shall consist of representatives from each Party as further described in Section 2.6(a) and operate in accordance with this Section 2.1 and Section 2.6. The purpose of the JSC shall be to provide a forum for overall coordination and communication with respect to the Parties’ activities under this Agreement, including the resolution of Deadlocked Committee Matters properly referred to the JSC under this Agreement.

(b)       Responsibilities of the JSC. The JSC’s overall responsibility shall be to:

(i)        discuss any issues arising with respect to the Development or Commercialization of the Licensed Compound or any Licensed Products or Combination Regimens;

(ii)       discuss the clinical and/or commercial supply needs of MacroGenics, Incyte and any Collaborators with respect to the Licensed Compound and the Manufacturing plans with respect thereto;

(iii)      discuss and oversee the Study Transition Plan, IND Transition Plan, and Manufacturing Transition Plan (provided that the selection of any Approved CMO(s) shall require mutual agreement, such agreement not to be unreasonably withheld), including discussing any amendments with respect to either of the foregoing;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(iv)       coordinate the wind-down of efforts under this Agreement following termination in accordance with Section 12.8;

(v)        decide matters and resolve disputes referred to the JSC which the JSC has authority to decide or resolve under this Agreement and resolve Deadlocked Committee Matters referred to the JSC in accordance with Section 2.6(d); and

(vi)       perform other obligations specifically delegated to the JSC under this Agreement.

(c)        JSC Decisions and Actions. Actions to be taken and decisions to be made by the JSC (including the resolution of Deadlocked Committee Matters referred to the JSC in accordance with Section 2.6(d))  shall be taken or made only following unanimous agreement, with each Party having one (1) vote. If the JSC fails to reach unanimous agreement on a matter before it for decision within [**] from the date that the matter is first presented to the JSC in writing, such matter shall be referred to the Executive Officers for discussion and resolution pursuant to Article 13 upon the request of either Party. Any resolution of such matter by the Executive Officers shall be final and binding on the Parties. If the Executive Officers are not able to resolve the matter within the [**] period specified in Article 13, then Incyte shall have the final decision-making authority with respect to such matter, and Incyte’s decision on such matter shall be final and binding on the Parties, subject to the limitations set forth in Section 2.10.

2.2       Joint Development Committee.

(a)        Formation and Purpose. The Parties agree to establish and convene a joint development committee (the “JDC”) within [**] after the Effective Date. The JDC shall consist of representatives from each Party as further described in Section 2.6(a) and operate in accordance with this Section 2.2 and Section 2.6. The primary purpose of the JDC shall be to oversee, coordinate and facilitate Development of the Licensed Compound and Licensed Products under this Agreement. For clarity, notwithstanding the establishment of the JDC, Incyte shall have the sole and unrestricted right to conduct or have conducted any Clinical Study or other Development with respect to the Monotherapy Regimen, the Incyte Combination Regimens and the Collaborator Combination Regimens and to modify the Incyte Global Development Plan without restriction.

(b)       Responsibilities of the JDC. The JDC shall:

(i)         oversee the Ongoing Clinical Study performed by or on behalf of MacroGenics with respect to the Licensed Compound;

(ii)       discuss, coordinate and oversee the transition of Development responsibilities from MacroGenics to Incyte as contemplated under this Agreement, including discussing the IND Transition Date and Study

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Transition Date, overseeing the Regulatory Transfer, and seeking approval of the IND Transition Plan and Study Transition Plan;

(iii)      discuss Incyte’s plans with respect to the Development of the Licensed Compound and any Licensed Products in the Field in the Territory in accordance with the Incyte Global Development Plan;

(iv)       discuss MacroGenics’ plans with respect to the Development of the MacroGenics Combination Regimens in the Field in the Territory in accordance with the MacroGenics Global Development Plan;

(v)        annually review the then-current Incyte Global Development Plan and MacroGenics Global Development Plan;

(vi)       discuss the protocol synopses for MacroGenics’ proposed MacroGenics Combination Studies in accordance with Section 4.3;

(vii)     establish the [**] and [**] required for the achievement of Proof of Concept in a [**] or [**] of a [**];

(viii)    discuss any issues arising with respect to the Development of any Monotherapy Regimen or any Combination Regimen;

(ix)       coordinate, and encourage and facilitate, communication and information sharing regarding the Parties’ performance of their respective regulatory responsibilities in accordance with Article 5;

(x)        decide matters which the JDC has the express authority to decide under this Agreement; and

(xi)       perform other obligations specifically delegated to the JDC under this Agreement.

2.3       Joint Manufacturing Committee.

(a)        Formation and Purpose. The Parties agree to establish and convene a joint manufacturing committee (the “JMC”) within [**] after the Effective Date. The JMC shall consist of representatives from each Party as further described in Section 2.6(a) and operate in accordance with this Section 2.3 and Section 2.6. The primary purpose of the JMC shall be to oversee, coordinate and facilitate the Manufacture of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product.

(b)       Responsibilities of the JMC. The JMC shall:

(i)         discuss manufacturing matters with respect to the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product, including the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Manufacturing Process, and discuss and seek approval of the Approved CMO (as more fully set forth in Section 7.1);

(ii)       facilitate the sharing of the Rolling Forecasts and Long Term Forecasts pursuant to Section 7.2(e)(i), and review and seek approval of the Annual Global Supply Commitment pursuant to Section 7.3(a);

(iii)      discuss, coordinate and oversee the Manufacturing Technology Transfer (as more fully set forth in Section 7.1), including discussing and seeking approval of the Manufacturing Transition Plan; and

(iv)       perform other obligations specifically delegated to the JMC under this Agreement.

2.4       Joint Intellectual Property Committee.

(a)        Formation and Purpose. The Parties agree to establish and convene a joint intellectual property committee (the “JIPC”) within [**] after the Effective Date. The JIPC shall consist of representatives from each Party as further described in Section 2.6(a) and operate in accordance with this Section 2.4 and Section 2.6. The primary purpose of the JIPC shall be to coordinate, oversee, and provide a venue for discussion of intellectual property strategy, prosecution, maintenance, and enforcement matters relating to the Licensed Patents, Joint Patents, Incyte Patents and Patents within the Incyte Development IP.

(b)       Responsibilities of the JIPC. The JIPC shall:

(i)         discuss, coordinate and oversee the preparation, filing, prosecution and maintenance of the Licensed Patents (as more fully set forth in Section 9.2);

(ii)       discuss, coordinate and oversee the litigation strategy with respect to any suits or other actions against any Third Party engaged in any existing, alleged or threatened infringement of any Licensed Patent or Joint Patent (as more fully set forth in Section 9.3);

(iii)      discuss, coordinate and oversee matters related to obtaining Patent Extensions (as more fully set forth in Section 9.4);

(iv)       discuss, coordinate and oversee the litigation strategy with respect to any Third Party Infringement Claim or Third Party Patent Challenge (as more fully set forth in Sections 9.5 and 9.6); and

(v)        perform other obligations specifically delegated to the JIPC under this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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2.5       Commercialization Coordination Committee.

(a)        Formation and Purpose. The Parties agree to establish and convene a commercialization coordination committee (the “CCC”) at least [**] prior to the earlier of the [**] of either [**] or [**]. The CCC shall consist of representatives from each Party as further described in Section 2.6(a) and operate in accordance with this Section 2.5 and Section 2.6. The primary purpose of the CCC shall be to oversee, discuss and coordinate commercial activities with respect to MacroGenics Combination Regimens and Monotherapy Regimens under this Agreement; provided that, except in connection with forecasting global commercial demand for Licensed Compound Drug Product in connection with Commercialization of the Combination Regimens, pursuant to Section 7.3(a), neither Party shall be obligated to share with the CCC any information, materials or strategy, or to coordinate on any strategy or commercialization content, with respect to its Combination Regimens or the Monotherapy Regimen. Notwithstanding anything to the contrary herein, (a) MacroGenics shall have final decision-making authority with respect to commercial matters related to MacroGenics Pipeline Assets and, subject to the remainder of this Section 2.5(a), MacroGenics Combination Regimens, and (b) Incyte shall have final decision-making authority with respect to any matters related to the Monotherapy Regimen and any commercial matters related to the Licensed Product being sold in accordance with its approved label.

(b)       Responsibilities of the CCC. The CCC shall be advisory in nature and shall not have any decision-making authority, but shall:

(i)        oversee, discuss and coordinate commercial matters with respect to MacroGenics Combination Regimens and Monotherapy Regimens, including market landscape, strategic positioning, communications and promotional strategy and medical strategy;

(ii)       oversee and coordinate procedures for sharing Information relating to the labeling of MacroGenics Combination Regimens; and

(iii)      perform other obligations specifically delegated to the CCC under this Agreement.

(c)        CCC Membership and operations. During the JSC’s first meeting, the JSC will use good faith efforts to mutually agree upon procedures regarding the membership and operations of the CCC, it being understood that the CCC shall be advisory in nature and shall not have any decision-making authority.

2.6       Joint Committee Membership and Operations.

(a)        Membership.  Promptly after the Effective Date, each Party shall designate three (3) representatives to the JSC, up to three (3) representatives to each of the JDC and JMC, and up to two (2) representatives to the JIPC (each, a “Joint Committee”). Each Joint Committee may elect to vary the number of representatives from time to time. Each representative designated by a Party shall

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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be an employee of such Party or one of its Affiliates and shall have the appropriate level of experience in the subject area of the applicable Joint Committee, and at least one (1) representative shall have sufficient seniority within the applicable Party’s organization to have the necessary decision-making authority in order for such Joint Committee to fulfill its responsibilities. Either Party may designate employees as substitutes for any of its Joint Committee representatives if one (1) or more of such Party’s designated representatives is unable to be present at a meeting. From time to time, each Party may replace any of its Joint Committee representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s). Each representative on a Joint Committee shall be bound by confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement.

(b)       Joint Committee Chairperson. Each Joint Committee will have a chairperson, to be designated by MacroGenics initially with respect to the JDC and Incyte initially with respect to the JSC, JMC, and JIPC, and to be designated by the two Parties on an alternating basis annually thereafter. The chairperson shall be responsible for calling and convening meetings of its Joint Committee, but shall have no special authority over the other members of its Joint Committee, and shall have no additional voting rights. The chairperson of each Joint Committee (or its designate) shall: (i) prepare and circulate an agenda reasonably in advance of each upcoming meeting of such Joint Committee; and (ii) prepare and issue minutes of such Joint Committee meeting within [**] thereafter. Such minutes shall not be finalized until each representative on such Joint Committee reviews and approves such minutes, provided that any minutes shall be deemed approved unless a Joint Committee representative objects to the accuracy of such minutes within [**] after the circulation of the minutes. The minutes of each Joint Committee meeting shall be the Confidential Information of each Party.

(c)        Meetings.

(i)         Timing and Frequency. Promptly following its formation, each Joint Committee will hold an in-person meeting to establish such Joint Committee’s operating procedures. After its initial meeting, the JSC shall meet at least once every Calendar Quarter during the Term (or such other frequency as agreed upon by the Parties), and each other Joint Committee shall meet as frequently as agreed by each such Joint Committee, but no less frequently than annually. Additionally, at least once annually, the Parties will hold an in-person meeting (as set forth in Section 2.6(c)(ii)(A)) with all Joint Committees in attendance. Additional meetings of a Joint Committee may be held with the consent of each Party (such consent not to be unreasonably withheld, delayed or conditioned), as required under this Agreement or to attempt to resolve any matter or Deadlocked Committee Matter in accordance with this Agreement. In the case of any matter or Deadlocked Committee Matter referred to a Joint Committee, such meeting

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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shall be held within [**] following referral to such Joint Committee, or as soon as reasonably possible thereafter.

(ii)       Meeting Procedures. Meetings of each Joint Committee shall be effective only if a majority of representatives of each Party are present or participating. Other than the initial meeting, each Joint Committee may meet either (A) in person at either Party’s facilities or at such locations as the Parties may otherwise agree; or (B) by audio or video teleconference, provided that at least once annually, each Joint Committee shall meet in person as described in Section 2.6(c)(i). Each Party shall be responsible for all of its own expenses incurred in connection with its representatives’ participation in each Joint Committee meeting, including all travel and lodging. All other Third Party Expenses incurred by a Joint Committee in furtherance of a Joint Committee meeting, such as expenses associated with off-site meetings, shall be shared equally by the Parties.

(iii)      Non-Member Participation. Additional non-members of a Joint Committee having relevant experience may from time to time be invited to participate in a Joint Committee meeting, provided that such participants shall have no voting rights or powers. Non-member participants who are not employees of a Party or its Affiliates shall only be allowed to attend if: (A) the other Party’s representatives have consented to the attendance (such consent not to be unreasonably withheld, delayed or conditioned); (B) such non-member participants are subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement,  including the provisions of Sections 11.10(a) and 11.10(b), and shall be deemed the “Representatives”  of the Party inviting such participants to the meeting.

(d)       Joint Committee Decisions and Actions. Actions to be taken and decisions to be made by the JDC, JMC, or JIPC shall be taken or made only following unanimous agreement, with each Party having one (1) vote. If the JDC, JMC, or JIPC reaches unanimous agreement on a matter before it for decision, such decision by such Joint Committee shall be final and binding on the Parties. If the JDC, JMC, or JIPC fails to reach unanimous agreement on a matter before it for decision within [**] from the date that the matter is first presented to such Joint Committee in writing, such matter (a “Deadlocked Committee Matter”) shall be referred to the JSC for resolution upon the request of either Party pursuant to Section 2.1(c).

2.7       Additional Subcommittees and Working Groups. Each Joint Committee may establish other subcommittees or working groups as needed to further the purposes of this Agreement, including any responsibilities assigned to such Joint Committee under this Agreement; provided, however, that the JSC shall not delegate its authority to resolve Deadlocked Committee Matters to a subcommittee or working group. The purpose, scope and procedures of any such subcommittee or working group shall be mutually agreed in writing by the Joint Committee that formed such subcommittee or working group. Actions to be taken and decisions to be made by such subcommittee or working group shall be taken or made only following unanimous agreement, with

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each Party having one (1) vote. If a subcommittee or working group reaches unanimous agreement on a matter before it for decision, such decision by such subcommittee or working group shall be final and binding on the Parties. If a subcommittee or working group fails to reach unanimous agreement on a matter before it for decision within [**] from the date that the matter is first presented to such a subcommittee or working group in writing, such matter shall be referred to the Joint Committee that established such subcommittee or working group for resolution pursuant to Section 2.6(d) upon the request of either Party.

2.8       Authority. The Parties agree that it shall be conclusively presumed that, unless otherwise explicitly stated, each voting member of each Joint Committee, or each subcommittee or working group established by a Joint Committee, has the authority and approval of such member’s respective senior management in casting his or her vote. Each Joint Committee, and each subcommittee or working group established by such Joint Committee, shall each have only the powers assigned expressly to such Joint Committee in this Article 2 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.

2.9       Alliance Managers. Promptly following the Effective Date, each Party shall designate in writing an Alliance Manager to serve as the primary point of contact for the Parties regarding all collaboration activities contemplated under this Agreement. Each Alliance Manager shall facilitate communication and coordination of the Parties’ activities under this Agreement. The Alliance Managers shall not be a member of the CCC, or the JSC or any other Joint Committee. The Alliance Managers shall be allowed to attend, as a non-voting observer, meetings of the Joint Committees and the CCC, as well as any subcommittee or working group established by a Joint Committee of which the Alliance Manager is not a member.

2.10     Decision-Making Limitations. Notwithstanding anything to the contrary in this Agreement, to the extent that a Party has final decision-making authority with respect to any matter pursuant to Section 2.1(c), such Party shall not exercise such final decision-making authority to: (a) expand or reduce either Party’s rights or obligations in a manner inconsistent with the terms and conditions of this Agreement or any Ancillary Agreement; (b) determine that such Party has fulfilled its obligations, or the other Party has breached its obligations, under this Agreement or any Ancillary Agreement (including regarding MacroGenics’ performance with respect to the Manufacture and supply of the Licensed Compound); (c) make any decision that is expressly stated to require the other Party’s approval or agreement or the approval or agreement of both Parties under this Agreement or any Ancillary Agreement; (d) make any decision for which the other Party has expressly been given final decision-making authority under this Agreement; (e) resolve any dispute regarding whether a Milestone has been achieved or the amount of any royalties or other payments owed by one Party to the other Party; (f) hold significantly more Joint Committee meetings at such Party’s facility than the other Party’s facility; (g) cause either Party to violate Applicable Law, regulatory requirements or guidance or industry codes; or (h) establish the [**] required for the achievement of Proof of Concept in a [**] or [**] of a [**]. If the Parties fail to mutually agree to the [**] described in (h), then such matter will be submitted to an independent Third-Party expert (mutually agreed upon by both Parties) to establish [**] based on an analysis of available or published data from all of the Approved PD-1 Antibodies, subject to the following parameters: (A) the [**] shall be consistent with the applicable [**] for which Approved PD-1

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Antibodies have received Regulatory Approval as a Monotherapy Regimen, as derived from an assessment of monotherapy [**] of Approved PD-1 Antibodies (as of the date on which the applicable Clinical Study data is being assessed with respect to Proof of Concept) observed in comparable patient populations and Indications; and (B) the [**] shall be based on the Licensed Product as a single agent based on the treatment of at least [**] in a specific Indication at a defined dose and schedule that does not exceed the maximum tolerated dose of the applicable Licensed Product. For clarity, the foregoing parameters apply only to the decision of the Third-Party expert, and the JDC may mutually agree to an [**] or [**] that falls outside of such parameters. Provided that the decision of such expert falls within the foregoing parameters, such decision will be conclusive and binding on the Parties, except in the case of fraud or manifest error. The Parties shall equally share the costs and expenses of such expert.

ARTICLE 3

LICENSES

3.1       License to Incyte. Subject to the terms and conditions of this Agreement, MacroGenics hereby grants to Incyte: (a) an exclusive (subject to Section 3.3(a)), non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses as provided in Section 3.2, under the Licensed Technology, to use, have used, Develop, have Developed,  Manufacture or have Manufactured, the Licensed Compound and Licensed Products in the Field in the Territory, including as a Monotherapy Regimen or a component of an Incyte Combination Regimen, Collaborator Combination Regimen, or MacroGenics Combination Regimen (but for, clarity, not to use, have used, Develop, have Developed, Manufacture or have Manufactured, any MacroGenics Pipeline Asset, nor to conduct or have conducted any MacroGenics Combination Studies); (b) an exclusive, non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses as provided in Section 3.2, under the Licensed Technology, to Commercialize or have Commercialized the Licensed Compound and Licensed Products in the Field in the Territory, including as a Monotherapy Regimen or a component of an Incyte Combination Regimen or Collaborator Combination Regimen (but, for clarity, not as a component of any MacroGenics Combination Regimen);  (c)  an exclusive, non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses as provided in Section 3.2, under the (x) Licensed Technology and (y) Label Combination Patents, to Commercialize or have Commercialized the Licensed Compound and Licensed Products in the Field in the Territory as a component of a MacroGenics Combination Regimen in accordance with its approved label, provided that Incyte shall have no right to conduct any Medical Affairs Activities or activities directed to marketing, detailing, promoting, educating or any Phase IV Studies with respect to the Licensed Compound or Licensed Products as a component of a MacroGenics Combination Regimen other than MacroGenics Combination Regimen Detailing; (d)  a co-exclusive (with MacroGenics), non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses as provided in Section 3.2,  under the (x) Licensed Technology and (y) Label Combination Patents,  to obtain Regulatory Approval of the Licensed Compound as a component of MacroGenics Combination Regimens and include such Regulatory Approval in the Licensed Compound label; and (e) a co-exclusive (with MacroGenics),  non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses as provided in Section 3.2, under the Licensed Technology, to conduct or have conducted (by Third Party contractors, licensees or other research or Development Partners, as applicable) preclinical and nonclinical

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studies with the Licensed Compound and Licensed Product solely for research and development purposes.

3.2       Sublicensing.

(a)        Incyte shall have the right to grant sublicenses of the rights granted to Incyte under Sections 3.1 and 3.4 to: (i) its Affiliates through multiple tiers; and (ii) Third Parties through multiple tiers, subject to the conditions in this subsection (a). Incyte may, in its discretion, grant any such sublicense to a Collaborator (pursuant to subsection (b)) and to any bona fide Development Partners, commercial partners and distributors. Each sublicense shall refer to this Agreement and, except to the extent MacroGenics may otherwise agree in writing, be consistent in all material respects with the terms and conditions of this Agreement. Incyte shall remain responsible for the performance of its obligations under this Agreement and the performance of its sublicensees hereunder. Incyte shall provide to MacroGenics copies of all such sublicenses to Third Parties (whether granted directly by Incyte or by a Third Party which previously received a sublicense directly or indirectly from Incyte) within [**] after the execution date of each sublicense; provided that Incyte shall have the right to redact commercially sensitive information from such copies, and provided further that Incyte shall provide financial terms to the extent reasonably necessary for MacroGenics to calculate amounts due to MacroGenics hereunder (including Monotherapy Sublicense Fees and Collaborator Sublicense Fees). Information regarding the scope of the license grants, territory or term of each such sublicense shall not be considered commercially sensitive.

(b)       Incyte shall require that each Collaborator agrees in writing to the all terms applicable to a Collaborator or Combination Sponsor under this Agreement, in addition to the following terms, all of which shall be set forth in a written agreement executed by Incyte and such Collaborator (the “Collaborator Contract”): (i) Collaborator or Incyte shall bear all costs and expenses associated with the conduct of any Collaborator Combination Studies (other than any Funded Collaborator Combination Studies); (ii) Collaborator shall not have any input or decision-making authority with respect to any governance matters related to the Licensed Compound or any Licensed Products under this Agreement; (iii) Collaborator shall provide to Incyte all data Controlled by Collaborator, derived from the conduct of any Collaborator Combination Studies as set forth in Section 5.2(b); (iv) irrespective of inventorship, Collaborator and Incyte shall jointly own any Invention that relates specifically to the Licensed Compound or any Licensed Product and results from the conduct of any Collaborator Combination Studies, together with any intellectual property rights therein (collectively, “Collaborator Development IP”) and, to the extent necessary to effectuate the foregoing, each of Incyte and the Collaborator, on behalf of itself and its Affiliates, shall agree to assign, and shall hereby assign, to the other party an undivided joint ownership interest in and to the Collaborator Development IP. Each party shall have the right to practice, Exploit and license, and assign or transfer its rights in, any Collaborator Development IP without a duty of accounting to the other party, and each party, on behalf of itself and its Affiliates,

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shall hereby waive any right it or its Affiliates may have under Applicable Laws of any jurisdiction to require any such approval or accounting; (v) Collaborator shall be subject to oversight and review and/or approval rights by Incyte with respect to the Development of Collaborator Combination Regimens, in each case, that are no less stringent than the oversight and, review and/or approval rights applicable to the Development of MacroGenics Combination Regimens under this Agreement; and (vi) Incyte shall require that each Collaborator Contract be assignable upon termination of this Agreement at least in those instances where assignment is required pursuant to Section 12.8.

(c)        MacroGenics shall have the right, in its sole discretion, to grant sublicenses of any of the rights granted to MacroGenics under Section 3.4 solely in accordance with Section 3.3(b) and subject to the remainder of this subsection (c). Each sublicense shall refer to and be subordinate to this Agreement and, except to the extent the Parties may otherwise agree in writing, any sublicense must be consistent in all material respects with the terms and conditions of this Agreement. MacroGenics shall remain fully responsible for the performance of its obligations under this Agreement and the performance of its sublicensees hereunder. MacroGenics shall provide to Incyte copies of all such sublicenses to Third Parties within [**] after the execution date of each sublicense; provided that MacroGenics shall have the right to redact commercially sensitive information from such copies. Information regarding the scope of the license grants, territory or term of each such sublicense shall not be considered commercially sensitive. MacroGenics shall not have the right, and shall not, without the prior written approval of Incyte ([**]) (which approval shall not be unreasonably withheld, conditioned or delayed), grant any sublicenses or allow any Third Party to exercise on behalf of MacroGenics any of the rights to be sublicensed to MacroGenics hereunder with respect to the [**] or [**].  Promptly after the Effective Date, the Parties will meet to discuss and agree upon the conditions under which MacroGenics may, without the need to obtain Incyte’s prior written approval, grant sublicenses or otherwise allow Third Parties to exercise on behalf of MacroGenics any of the rights to be sublicensed to MacroGenics hereunder with respect to the [**] (the “[**] Conditions”) or [**] (the “[**] Conditions”); provided that, each of the [**] Conditions and the [**] Conditions shall not be [**] required under the [**].  (i) Promptly after execution of the [**] and [**] as described in Section [**], Incyte shall provide a [**] of the [**] which Incyte [**] to MacroGenics, reasonably sufficient to [**] the [**]. Within [**] following MacroGenics’ receipt of such [**], MacroGenics shall notify Incyte whether MacroGenics [**] to [**] under the [**] and/or the right to [**] or [**] under the [**] (the “[**]”). MacroGenics may [**] the [**] on a [**], subject to [**] Conditions or the prior written agreement of Incyte in each instance. (ii) Promptly after execution of each [**] between Incyte and [**] as described in [**], Incyte shall provide a [**] of the [**] under which Incyte [**] to MacroGenics, reasonably sufficient to confirm the [**]. Within [**] following MacroGenics’ receipt of such redacted [**], MacroGenics shall notify Incyte whether MacroGenics [**] under the [**] and/or the [**] or [**] under the [**] (the “[**]”).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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MacroGenics may [**] the [**] on a [**], subject to satisfaction of the [**] Conditions or the [**] of Incyte in each instance.

3.3       Retained Rights.

(a)        General.

(i)         Retained Exclusive Rights.  Notwithstanding anything to the contrary herein, MacroGenics shall retain the exclusive right: (A) to conduct or have conducted (by Third Party subcontractors or licensees in accordance with Section 1.94, as applicable) the MacroGenics Combination Studies;  and (B) subject to Section 3.1(a), to Exploit any MacroGenics Pipeline Asset, including as a component of a MacroGenics Combination Regimen.

(ii)       Other Retained Rights. MacroGenics shall retain, subject to the terms and conditions of this Agreement: (A) the co-exclusive (with Incyte) right to conduct or have conducted (by Third Party contractors, licensees or other research or Development Partners, as applicable) preclinical and nonclinical studies with the Licensed Compound and Licensed Product solely for research and development purposes; (B) the non-exclusive right to conduct or have conducted (by Third Party contractors, licensees in accordance with Section 1.94 or other research or Development Partners, as applicable) the Ongoing Clinical Study prior to completion of the Study Transition in accordance with the Study Transition Plan;  and (C) the non-exclusive, non-transferable right to (x) Manufacture the Licensed Compound Bulk Drug Substance and (y) Manufacture or have Manufactured the Licensed Compound Drug Product.

(b)       Sublicensing Rights.  MacroGenics shall have the right to grant licenses or sublicenses (as applicable) of the rights retained by or granted to MacroGenics under Sections 3.3 and 3.4, subject only to the following (and, as applicable, Section 3.2(c)). In the case of Section 3.3(a)(i)(A), such license or sublicense (as applicable) shall be solely to those Third Parties referenced in 3.3(a)(i)(A), and shall be solely for the purposes of either (i) Developing a MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen or (ii) Commercializing a MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen in accordance with its approved label (but, for clarity, the retained rights and such licenses or sublicenses shall not include the right to Develop or Commercialize the Licensed Compound or any Monotherapy Regimen, Incyte Pipeline Asset or Collaborator Pipeline Asset). In the case of Section 3.3(a)(ii)(C)(x), individual elements of the Manufacturing Process may be performed by Third Parties on behalf of MacroGenics, provided that MacroGenics shall in any case continue to conduct the majority of Manufacturing-related activities in connection with the Manufacture of the Licensed Compound Bulk Drug Substance, and MacroGenics shall not engage in any Manufacturing Process technology transfer with any such Third Parties other than with respect to the

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specific Manufacturing Process to be conducted by such Third Parties and only to the extent reasonably required for such Third Parties to perform such Manufacturing Process.

(c)        Notwithstanding anything to the contrary herein, MacroGenics shall not have any right to, and shall not, (i) Exploit any Combination Product, or (ii) sell, have sold, or distribute Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product other than (x) for use in those activities described in Section 3.3(a), or (y) to Incyte for use in the Development activities or the Manufacture of the Licensed Product. Furthermore, notwithstanding anything to the contrary herein, MacroGenics shall not have any right to, and shall not, directly or indirectly, conduct or perform, nor contract with any Third Party to conduct or perform (A) any Clinical Study of an Incyte Combination Regimen or any Collaborator Combination Regimen, nor (B) any other Clinical Study that includes the Licensed Compound and any other specific molecule or molecules (as monotherapies or combinations) other than a MacroGenics Combination Study (or a Monotherapy Study pursuant to Section 5.9(c)). In the event that MacroGenics enters into any collaboration or analogous relationship with respect to the Licensed Compound involving a Third Party collaborator who owns or Controls an Ancillary Therapy that is being studied in connection with a MacroGenics Combination Regimen, (x) MacroGenics shall provide to Incyte all data Controlled by MacroGenics derived from any arm of the Clinical Study that solely comprises both the Licensed Compound and the Ancillary Therapy, and (y) MacroGenics shall grant and hereby grants to Incyte a non-exclusive, irrevocable, perpetual, transferable, fully paid-up, royalty-free, sublicenseable license under any Information or any intellectual property Controlled by MacroGenics arising out of any arm of the Clinical Study that solely comprises both the Licensed Compound and the Ancillary Therapy for any use consistent with the license granted pursuant to Section 3.4(a), in each case (of (x) and (y)) to the extent that MacroGenics has the contractual right to extend such rights, licenses, or sublicenses to Incyte, as applicable (and MacroGenics shall use Commercially Reasonable Efforts to obtain such contractual rights from the applicable Third Party collaborator).  Any such Clinical Study shall otherwise be subject to all of the requirements and limitations set forth herein with respect to MacroGenics Combination Studies (e.g., the obligations and limitations set forth in Section 4.3 and Article 5). MacroGenics shall be responsible for any failure of the Third Party collaborator to comply with the obligations set forth in Section 3.3(b) and in this Section 3.3(c).

3.4       Freedom to Operate Licenses.

(a)        Subject to the terms and conditions of this Agreement and without limiting the license granted pursuant to Section 3.1, MacroGenics hereby grants to Incyte a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses to the extent provided in Section 3.2(a) and 3.2(b), under (i) any Patents Controlled by MacroGenics or, subject to Section 15.3(d), its Affiliates as of the Effective Date

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or during the Term, including MacroGenics’ interest in any Joint Patents that Cover the Exploitation of PD-1 Monoclonal Antibodies (the “MacroGenics PD-1 IP”) except that such license shall not extend to any claims in any Patents Controlled by MacroGenics that Cover a (x) MacroGenics Pipeline Asset,  (y) Incyte Pipeline Asset or  (z)  MacroGenics Combination Regimen, unless such claims are necessary for Incyte to exercise the license granted pursuant to Section 3.1; and (ii) any other Patents or Know-How Controlled by MacroGenics or, subject to Section 15.3(d), its Affiliates, as of the Effective Date or during the Term, including MacroGenics’ interest in any such Joint Patents that Cover or are embodied in any in vitro device or other companion diagnostic used to detect, identify and/or diagnose the presence of PD-1 or PD-L1 for the Exploitation of the Licensed Compound or Licensed Products (the “MacroGenics CDx IP”),  in each case (of (i)-(ii)) to Exploit the Licensed Compound and Licensed Products in the Field in the Territory, including as a Monotherapy Regimen or a component of an Incyte Combination Regimen, Collaborator Combination Regimen or,  solely to the extent permitted under Section 3.1,  MacroGenics Combination Regimens  (but, for clarity, not to Exploit any MacroGenics Pipeline Asset). Notwithstanding anything to the contrary herein, to the extent of any overlap between the license grants under this Section 3.4(a) and the license grant under Section 3.1, any payment obligations of Incyte in connection with the license grant under Section 3.1 shall remain unaffected and shall continue in full force and effect. For clarity, this Section 3.4(a) shall not be construed to limit the rights granted to Incyte under Section 3.1 to Exploit the Licensed Compound as a component of an Incyte Combination Regimen.

(b)       Subject to the terms and conditions of this Agreement, Incyte hereby grants to MacroGenics a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses to the extent provided in Section 3.2(c) and Section 3.3(b), under (i) any Patents Controlled by Incyte or its Affiliates, as of the Effective Date or, subject to Section 15.3(d), during the Term, that Cover the manufacture of the Licensed Compound, including Incyte’s interest in any such Joint Patents (the “Incyte PD-1 IP”) except that such license shall not extend to any claims in any Patents Controlled by Incyte that claim an Incyte Pipeline Asset or Incyte Combination Regimen, (ii) Incyte Development IP Controlled by Incyte or its Affiliates that relates specifically to the Licensed Compound (and not, for clarity, to any Combination Regimen or Pipeline Asset), including Incyte’s interest in any such Joint Patents or Joint Inventions, (iii) any other Patents or Know-How Controlled by Incyte or its Affiliates, as of the Effective Date or, subject to Section 15.3(d), during the Term, that Cover or are embodied in any in vitro device or other companion diagnostic used to detect, identify and/or diagnose the presence of PD-1 or PD-L1 for the Development or Commercialization of the Licensed Compound or Licensed Products, including Incyte’s interest in any such Joint Patents or Joint Inventions (the “Incyte CDx IP”) and (iv) any other Patents or Know-How Controlled by Incyte or its Affiliates, as of the Effective Date or, subject to Section 15.3(d), during the Term, that relate specifically to the Licensed Compound (and not, for clarity, to any Combination Regimen), including Incyte’s interest in any

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such Joint Patents or Joint Inventions (such Patents, “Incyte Patents” and such Know-How, “Incyte Know-How”; collectively, “Incyte Technology”), in each case (of (i)-(iv)) solely to Develop and Commercialize any MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen in accordance with its approved label (but, for clarity, not to Develop or Commercialize the Licensed Compound or any Monotherapy Regimen, Incyte Pipeline Asset or Collaborator Pipeline Asset).

(c)        MacroGenics shall provide to Incyte reasonable access to MacroGenics CDx IP for the purpose of Incyte’s performance of the Incyte Global Development Plan. Incyte shall provide to MacroGenics reasonable access to Incyte CDx IP for the purpose of MacroGenics’ performance of the MacroGenics Global Development Plan.

(d)       (i)         Subject to the terms and conditions of this Agreement, Incyte hereby grants to MacroGenics a non-exclusive, worldwide, fully-paid, royalty-free license, non- transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses to the extent provided in Section 3.2(c) and Section 3.3(b), to any Incyte Method Claims under any Patent Controlled by Incyte or (subject to Section 15.3(d)) its Affiliates as of the Effective Date or during the Term, as necessary to Commercialize the MacroGenics Pipeline Asset in combination with the Licensed Compound or Licensed Product in accordance with the approved label of the applicable MacroGenics Combination Regimen. As used herein, an “Incyte Method Claim” shall mean any claim that claims the method of using the Combination of the Licensed Compound or Licensed Product with a MacroGenics Pipeline Asset for the treatment of cancer in the Territory, excluding claims: (A) for which Incyte does not have the contractual right to grant the license under this Section 3.4(d)(i); (B) that arise from an Incyte Pipeline Asset disclosed in the Incyte Global Development Plan under Exhibit B-1, as of the Effective Date; or (C) that read on or include as an element a Cancer Treatment Use.

(ii)       Subject to the terms and conditions of this Agreement and without limiting the license granted pursuant to Section 3.1, MacroGenics hereby grants to Incyte a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except in accordance with Section 15.4) license, with the right to grant sublicenses to the extent provided in Section 3.2(a) and 3.2(b), to any MacroGenics Method Claims under any Patent Controlled by MacroGenics or (subject to Section 15.3(d)) its Affiliates as of the Effective Date or during the Term, as necessary to Commercialize the Licensed Compound or Licensed Product in combination with the Incyte Pipeline Asset in accordance with the approved label of the applicable Incyte Combination Regimen. As used herein, a “MacroGenics Method Claim” shall mean any claim that claims the method of using the Combination of the Licensed Compound or Licensed Product with an Incyte Pipeline Asset for the treatment of cancer in the Territory, excluding claims: (A) for which MacroGenics does not have the contractual right to grant the license under this Section 3.4(d)(ii); (B) that arise from a MacroGenics Pipeline Asset disclosed in the MacroGenics

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Global Development Plan under Exhibit B-2, as of the Effective Date; or (C) that read on or include as an element a Cancer Treatment Use.

3.5       No Implied Licenses. All licenses and rights are granted only as expressly provided in this Agreement and no license or other right is or shall be created or granted under this Agreement by implication, estoppel, or otherwise. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may not be used by the other Party for any purpose.

ARTICLE 4

DEVELOPMENT

4.1       Transition of Ongoing Clinical Study.

(a)        Ongoing Clinical Study. During the period beginning on the Effective Date and ending on the Study Transition Date, MacroGenics shall use Commercially Reasonable Efforts to: (i) perform any Development activities assigned to MacroGenics in the Study Transition Plan; and (ii) subject to subsection (d) below, conduct (or have conducted by an Affiliate or Third-Party contract research organization) the ongoing Clinical Study of the Licensed Compound and all related Development activities that are identified (together with an estimate of the costs thereof through [**]) on Exhibit E (collectively, the “Ongoing Clinical Study”).

(b)       IND Transition. Within [**] after the Effective Date, or such other period defined by the JDC, but in any event no later than [**] (the “IND Transition Date”), MacroGenics shall transfer to Incyte, and Incyte shall cooperate in good faith to support MacroGenics’ transfer of, all INDs for the Licensed Compound (the “MGA012 IND”), in accordance with a transition plan to be approved by the JDC promptly after the Effective Date (the “IND Transition”; such transition plan, the “IND Transition Plan”). Each Party shall bear all costs and expenses incurred by such Party in connection with the IND Transition. Upon the completion of the IND Transition, Incyte shall be solely responsible, at its sole cost and expense, for all filings, reports and communications with all Regulatory Authorities, with respect to the Licensed Products. Upon completion of the IND Transition, MacroGenics shall, and hereby does, assign to Incyte all such Regulatory Documentation and shall take all steps reasonably necessary to effectuate the assignment of all INDs, Regulatory Approval Applications and Regulatory Approvals included in such Regulatory Documentation to Incyte.

(c)        Study Transition. MacroGenics and Incyte shall jointly cooperate to complete the transfer to Incyte of the Ongoing Clinical Study, in accordance with a transition plan and budget to be approved by the JDC (the “Study Transition”; such transition plan, the “Study Transition Plan”), but in any event to be completed no later than [**] (the “Study Transition Date”); provided that, MacroGenics may transfer certain responsibilities with respect to the Ongoing Clinical Study prior to the Study Transition Date, as determined by the JDC and set forth in the Study

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Transition Plan. At all times during the Term, Incyte shall cooperate in good faith to support MacroGenics’ transfer of the Ongoing Clinical Study to Incyte.

(d)       Decision-Making; Costs. At all times during the Term, whether prior to or after the IND Transition Date or the Study Transition Date: (i) Incyte shall have final decision-making authority with respect to matters related to the Ongoing Clinical Study (which Incyte shall exercise in good faith); and (ii) Incyte shall bear any and all FTE Costs and Third Party Expenses incurred by MacroGenics following the Effective Date directly related to the Ongoing Clinical Study in accordance with the Study Transition Plan, other than any costs specifically related and allocable to any MacroGenics Combination Regimen. Incyte shall reimburse MacroGenics within [**] after receipt of any undisputed invoice from MacroGenics setting forth such costs.

4.2       Incyte Development Responsibilities.

(a)        General.

(i)         Following the Study Transition Date, subject to Sections 2.2,  3.3, and 4.1, Incyte shall, at its sole cost and expense, be solely responsible for and have sole authority over: (a) the Development of the Monotherapy Regimen in the Field in the Territory (other than pursuant to Section 5.9(c)); and (b) the Development of Incyte Combination Regimens and Collaborator Combination Regimens in the Field in the Territory, and will retain final decision-making authority with respect to each of the foregoing. Notwithstanding the foregoing, MacroGenics will continue to perform Manufacturing Development work as determined by the JMC with respect to the Licensed Compound following the Study Transition Date, and with respect to any such Manufacturing Development that relates [**] to the Licensed Compound, Incyte shall pay any and all such costs to the extent required pursuant to subsection (ii) below, and will retain final decision-making authority with respect to such Manufacturing Development.

(ii)       Incyte shall bear any and all costs and expenses incurred in connection with: (a) any Development activities that relate to the Monotherapy Regimen (other than any costs and expenses associated (i) with any monotherapy arms that are included in any MacroGenics Combination Study or (ii) Monotherapy Studies conducted pursuant to Section 5.9(c)) or any Incyte Combination Regimens and Collaborator Combination Regimens, including the Development activities set forth in this Section 4.2;  and (b) any Development activities that are needed to pursue Regulatory Approval of the Monotherapy Regimen (other than pursuant to Section 5.9(c)) or any Incyte Combination Regimens. For clarity, except as set forth in Section 4.1 and in clause (i) above, (x) MacroGenics shall have no obligation to perform any Development activities that relate to the Monotherapy Regimen or any Incyte Combination Regimens and Collaborator Combination Regimens

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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and (y) Incyte shall not be responsible for, and MacroGenics shall bear, any and all costs and expenses related to the conduct of (A) any MacroGenics Combination Studies or (B) other Development activities expressly required to be conducted by MacroGenics with respect to the Licensed Compound for which the Agreement does not specify that Incyte shall reimburse MacroGenics for such Development expenses.

(b)       Clinical Study Registries. Incyte shall be responsible, in accordance with Applicable Law, for registering in the appropriate clinical trial registry and posting the results of all Clinical Studies of the Monotherapy Regimen (other than pursuant to Section 5.9(c))  and Incyte Combination Regimens in the Field in the Territory. With respect to Clinical Studies of Collaborator Combination Regimens in the Field in the Territory, either Incyte or Collaborator shall be responsible (as set forth in the applicable Collaborator Contract), in accordance with Applicable Law, for registering in the appropriate clinical trial registry and posting the results of such Clinical Studies.

(c)        Documentation.  Incyte shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports and data with respect to Development activities conducted by Incyte pursuant to this Agreement (including the Incyte Global Development Plan) in good scientific manner and in conformity with Applicable Law and Incyte’s standard practices, provided that, in no case shall such records be maintained for less than [**] following the Calendar Year to which such records pertain (or any longer period required by Applicable Law).

(d)       Progress Reports.  No later than [**] and [**] of each Calendar Year, Incyte shall provide to MacroGenics in writing (PowerPoint presentations are acceptable) a report summarizing Incyte’s efforts and progress during the [**] prior to such date, as applicable, to Develop and seek Regulatory Approval of the Licensed Compound and any Licensed Products. Each such report shall describe, among other matters: (a) material Development activities completed since the last report, including the object and parameters of the Development, when initiated and when completed; (b) a summary of all material results of any Monotherapy Studies or Monotherapy Regimens; (c) material Development activities planned to be undertaken before the next report, including the type and object of any Clinical Studies to be conducted and their projected starting and completion dates; (d)  a summary of all material updates or developments with respect to the Manufacturing Process since the date of the last report; and (e) material changes in Incyte’s Development plans; provided, however, that (i) Incyte shall not be required to include in such reports any (A) information relating solely to the Incyte Pipeline Assets or (B) other confidential information related to the Incyte Pipeline Assets or Incyte Combination Regimens, in each case as reasonably determined by Incyte in its sole discretion; (ii) Incyte shall not be required to provide such a report for any Calendar Quarter in which it provided an update to the Incyte Global Development Plan pursuant to Section 4.4(a); and (iii)  Incyte shall not be required to provide such a report for any

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Calendar Quarter in which it provided materially similar information to any Joint Committee.  In addition, Incyte shall promptly respond to reasonable requests by MacroGenics for information regarding Incyte’s Development and Commercialization activities for the Licensed Compound and Licensed Products, to the extent such information is necessary to assess Incyte’s compliance with its obligations hereunder.

(e)        Performance.

(i)        With respect to the performance of any Incyte Combination Study or Collaborator Combination Study hereunder, Incyte shall (and shall require that Collaborator shall, with respect to any Collaborator Combination Studies): (a) perform the Combination Study in accordance with this Agreement and all Applicable Law, including GCP; (b) obtain all approvals and clearances necessary to conduct each Combination Study, including obtaining customs clearances and approvals from Regulatory Authorities, institutional review boards and ethics committees; (c) ensure that all consents required under Applicable Law in connection with such Combination Study have been obtained prior to commencing any Combination Study; and (d) not employ or subcontract with any Person or Third Party that has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any similar sanction of other Governmental Authorities in the Territory, and promptly remove any such Person or Third Party from performing any activities related to any Combination Study.

(ii)       Incyte shall require that Collaborators shall perform all Collaborator Combination Studies in accordance with the applicable Collaborator Contract and all applicable terms and conditions of this Agreement. For the avoidance of doubt, Incyte, as the Controlling Party, shall be responsible for the failure of a Collaborator to fulfill any obligation owed to MacroGenics pursuant to this Agreement in connection with any Collaborator Combination Studies, Collaborator Pipeline Assets or any Collaborator Combination Regimen, including any regulatory or other requirements related thereto, irrespective of which party performs the relevant obligation or to whom the relevant obligation is addressed.

(f)        Diligence. Incyte shall use Commercially Reasonable Efforts to: (i) complete the Ongoing Clinical Study as described in Exhibit E, subject to amendments to the protocol therefor and to corresponding portions of the Incyte Global Development Plan by Incyte in the exercise of its reasonable business judgment and (ii) Develop the Monotherapy Regimen and one (1) or more Incyte Combination Regimens.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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4.3       MacroGenics Development Responsibilities.

(a)        General.  MacroGenics shall, at its sole cost and expense, have the sole right to conduct, or have conducted, MacroGenics Combination Studies and shall retain final decision-making authority with respect thereto, subject to the remainder of this Section 4.3. Notwithstanding anything to the contrary in this Section 4.3, the protocol synopses for the MacroGenics Combination Studies in Exhibit B-2 have been reviewed and pre-approved by Incyte prior to the Execution Date. Accordingly, Incyte will not have any further right to review, approve or object to the design or conduct of any such studies, unless the components outlined in the protocol synopsis reviewed by Incyte are materially different from the corresponding components in the protocol prior to its first submission to a Regulatory Authority, in which case Incyte shall be given a subsequent opportunity and right to review,  comment on and object to the updated protocol synopsis before such submission.

(b)       MacroGenics Combination Studies.

(i)         For a period of [**] following the Effective Date, MacroGenics shall provide to Incyte, through the JDC, a protocol synopsis (in a consistent format as included in Exhibit B-2)  for each MacroGenics Combination Study (but for clarity, excluding any Phase IV Studies) proposed to be conducted by or on behalf of MacroGenics (which synopsis may be redacted by MacroGenics with respect to any MacroGenics Pipeline Asset Information), and:

(1)        Without limiting Section 4.3(c), Incyte shall have the right to object to the design or conduct of such MacroGenics Combination Study in the event that Incyte [**] that [**] could [**] to its [**]  ([**], a “[**]”; an objection pursuant to this Section 4.3(b)(i)(1), an “Incyte [**] Objection”), provided that, any such Incyte [**] Objection: (A) specifically identifies, in reasonable detail, the potential [**] such proposed MacroGenics Combination Study may pose; and (B) is provided in writing to MacroGenics within [**] following the provision of the protocol synopsis to the JDC. MacroGenics may proceed with any such MacroGenics Combination Study in the event that Incyte does not provide written notice of an Incyte [**] Objection within such [**] period, unless the components outlined in the protocol synopsis reviewed by Incyte are materially different from the corresponding components in the full protocol prior to its first submission to a Regulatory Authority, in which case Incyte shall be given a subsequent opportunity and right to review and comment on an updated protocol synopsis within [**] of receipt of such updated protocol synopsis.

(2)        In the event Incyte timely delivers notice of an Incyte [**] Objection to MacroGenics: (A) the Parties shall, within [**] following the delivery of such notice, convene the JDC for the purpose of

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discussing the MacroGenics Combination Study, and MacroGenics shall consider in good faith any comments from Incyte related to the design and conduct of such study, with MacroGenics using Commercially Reasonable Efforts to resolve the Incyte [**] Objection, and (B) without the prior written approval of Incyte (not to be unreasonably withheld, conditioned or delayed; provided, however, that withholding, conditioning or delaying such approval based on the continued existence of a [**] shall be deemed not unreasonable), MacroGenics shall not conduct or have conducted such MacroGenics Combination Study.

(3)        In the event of any dispute relating to a matter set forth in this subsection (i), if such dispute remains unresolved after discussion through the JDC and escalation pursuant to Section 2.1(c), MacroGenics shall have final decision-making authority with respect thereto. Notwithstanding anything to the contrary herein, the time period for review of the protocol synopsis, from MacroGenics’ first provision of the protocol synopsis to Incyte and any final casting vote in the JDC in the event of a dispute shall never exceed [**].

(4)        For a period ending on the earlier (x) [**] following the Effective Date or (y) achievement of the first Licensed Compound Approval by either the FDA or EMA, after the first submission of any MacroGenics Combination Study protocol to a Regulatory Authority in accordance with Section 4.3(a) and Section 4.3(b), MacroGenics shall provide to Incyte an updated protocol synopsis to reflect any material amendments to the corresponding protocol as may be adopted from time to time, and Incyte shall have the right to review and comment on such amendments.

(ii)       With respect to any MacroGenics Combination Study, but without limiting the rights of Incyte pursuant to Section 4.3(c) with respect to Clinical Studies including a MacroGenics PD-1 Control Arm, MacroGenics shall employ a dosage or schedule of the Licensed Compound that (A) is consistent with a dosage or schedule of the Licensed Compound that has been previously tested in a Phase II Study or Phase III Study, (B) is consistent with a dosage or schedule previously recommended or required by a Regulatory Authority,  or (C) has not been previously tested in any Clinical Study and is reasonably expected by the JDC not to pose any [**]. In the event of any dispute relating to a matter set forth in this subsection (ii), if such dispute remains unresolved after discussion through the JDC and escalation pursuant to Section 2.1(c), MacroGenics shall have final decision-making authority with respect thereto; provided that, the time period from the start of such dispute to its resolution shall never exceed [**].

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(c)        MacroGenics Combination Studies that Include a MacroGenics PD-1 Control Arm. Without limiting Incyte’s rights under Section 4.3(b), commencing on the Effective Date and lasting until achievement of the Licensed Compound Approval by either the FDA or EMA, MacroGenics shall provide to Incyte, through the JDC, (i) a copy of the detailed full protocol of each Clinical Study that includes a MacroGenics PD-1 Control Arm planned to be conducted by or on behalf of MacroGenics (which protocol may be redacted by MacroGenics with respect to any MacroGenics Pipeline Asset Information), and (ii) a written statement explaining why such Clinical Study design is likely to be required or recommended by a Core Regulatory Authority in order to achieve Regulatory Approval of the applicable MacroGenics Combination Regimen:

(i)         Incyte shall have the right to reasonably object to the conduct of such Clinical Study that includes a MacroGenics PD-1 Control Arm, in the event that Incyte provides notice of such objection in writing to MacroGenics within [**] following the provision of the detailed full protocol to the JDC (the “Incyte Objection”). Subject to the provisions of Section 4.3(b),  MacroGenics may proceed with any such study in the event that Incyte does not provide written notice of an Incyte Objection within such [**] period.

(ii)       In the event Incyte timely delivers notice of an Incyte Objection to MacroGenics, the Parties shall, within [**] following the delivery of such notice, convene the JDC for the purpose of discussing the basis of the Incyte Objection. To the extent applicable, Incyte shall inform MacroGenics [**] that such MacroGenics PD-1 Control Arm is reasonably expected to [**] the [**] of the Licensed Compound (a “[**]”).

(iii)      If MacroGenics reasonably believes that the completion of the proposed MacroGenics PD-1 Control Arm will be required or recommended by a Core Regulatory Authority in order to achieve Regulatory Approval of a MacroGenics Combination Regimen, MacroGenics shall notify Incyte (via the JDC), and the Parties shall discuss in good faith whether reasonable modifications to the study protocol can be made or if alternative strategies can be employed (e.g., Incyte providing necessary components of care data to MacroGenics for submission to the applicable Regulatory Authority) in order to address the Incyte Objection or in order to avoid the necessity for the MacroGenics PD-1 Control Arm. MacroGenics shall reasonably incorporate into its protocol any modifications mutually agreed upon by the Parties.

(iv)       If, following the procedures described in subsections (ii) and (iii) above, MacroGenics reasonably continues to believe that the completion of the proposed MacroGenics PD-1 Control Arm will be required in order to achieve Regulatory Approval of a MacroGenics Combination Regimen, MacroGenics shall have the right to proceed with the conduct of such proposed Clinical Study.

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(v)        MacroGenics shall not conduct any Clinical Study that includes both the Licensed Compound and an anti-PD-1/PD-L1 Monoclonal Antibody owned or Controlled by MacroGenics (or any Acquirer of MacroGenics or its or their Affiliates), and MacroGenics shall not enable any Third Party to conduct any such study.

(d)       Clinical Study Registries. For all Clinical Studies of MacroGenics Combination Regimens in the Field in the Territory, MacroGenics shall be responsible, in accordance with Applicable Law, for registering in and maintaining the appropriate clinical trial registry and posting the results of such Clinical Studies.

(e)        Documentation. MacroGenics shall prepare and maintain, or shall cause to be prepared and maintained, complete and accurate written records, accounts, notes, reports, data and all related documentation pertaining to each MacroGenics Combination Study in good scientific manner and in compliance with Applicable Law and MacroGenics’ standard practices; provided that in no case shall such records be maintained for less than [**] following the Calendar Year to which such records pertain (or any longer period required by Applicable Law).

(f)        Progress Reports. No later than [**] and [**] of each Calendar Year, MacroGenics shall provide to Incyte in writing a report (PowerPoint presentations are acceptable) detailing MacroGenics’ efforts and progress during the [**] prior to such date, as applicable, to Develop and seek Regulatory Approval of any MacroGenics Combination Regimen and to conduct other research and Development activities with respect to the Licensed Compound pursuant to Section 3.3(a). Each such report shall describe, among other matters: (i) material Development activities completed since the last report, including the object and parameters of the Development, when initiated, when completed and,  for a period of [**] following the Effective Date, a summary of all material results  (provided, however, that MacroGenics shall not be required to include in such summary of material results any MacroGenics Pipeline Asset Information, as reasonably determined by MacroGenics in its sole discretion); (ii) material Development activities planned to be undertaken before the next report, including the type and object of any MacroGenics Combination Studies to be conducted and their projected starting and completion dates; (iii) a summary of all material updates or developments with respect to the Manufacturing Process since the date of the last report; and (iv) material changes in MacroGenics’ Development plans; provided however, that (x) MacroGenics shall not be required to provide such a report for any Calendar Quarter in which it provided an update to the MacroGenics Global Development Plan pursuant to Section 4.4(b); and (y) MacroGenics shall not be required to provide such a report for any Calendar Quarter in which it provided materially similar information to any Joint Committee. In addition, MacroGenics shall promptly respond to reasonable requests by Incyte for information regarding MacroGenics’ Development activities for the MacroGenics Combination Regimen, to the extent such information is necessary to assess MacroGenics’ compliance with its obligations hereunder.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(g)        Performance. With respect to the performance of any MacroGenics Combination Study, MacroGenics shall: (i) perform the Combination Study in accordance with this Agreement, the applicable protocol and all Applicable Law, including GCP; (ii) obtain all approvals and clearances necessary to conduct each Combination Study, including obtaining customs clearances and approvals from Regulatory Authorities, institutional review boards and ethics committees; (iii) ensure that all consents required under Applicable Law in connection with such Combination Study have been obtained prior to commencing any Combination Study; and (iv) not employ or subcontract with any Person or Third Party that has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any similar sanction of other Governmental Authorities in the Territory, and promptly remove any such Person or Third Party from performing any activities related to any Combination Study.

4.4       Global Development Plans.

(a)        Incyte Global Development Plan. The Incyte Global Development Plan shall include, among other things: (i) material Development activities reasonably anticipated to be undertaken by Incyte to advance the Development of the Licensed Compound and any Products, including high level summaries of the design for any Clinical Study (which will specify key endpoints, projected dosing and/or scheduling for the Licensed Product, and number of patients expected to be enrolled); (ii) activities to be undertaken by Incyte to further develop the Manufacturing Process; and (iii) estimated timelines regarding the foregoing activities, including estimated timelines associated with the preparation of any material Regulatory Documentation. Incyte shall submit any updates and/or amendments to the then-current Incyte Global Development Plan to the JDC, for the JDC’s review pursuant to Section 2.2. Incyte shall update the Incyte Global Development Plan no less frequently than [**] during the Term; provided that, any amended Incyte Global Development Plan shall be consistent with Incyte’s diligence obligations set forth in Section 4.2(e),  4.2(f) and 6.1(d).  In addition to the [**] update of the Incyte Global Development Plan, the JDC shall review any Incyte updates to the then-current Incyte Global Development Plan. Upon reasonable advance notice, at the request of the JDC, Incyte agrees to make its employees and consultants reasonably available at their respective places of employment to consult with MacroGenics on issues arising in connection with the Incyte Global Development Plan and the MacroGenics Global Development Plan. Notwithstanding anything to the contrary herein, Incyte shall have final decision-making authority on all matters related to Monotherapy Studies or Incyte Combination Studies being conducted by or on behalf of Incyte pursuant to the Incyte Global Development Plan.

(b)       MacroGenics Global Development Plan. The MacroGenics Global Development Plan shall include, among other things: (i) all material Development activities reasonably anticipated to be undertaken by MacroGenics to advance the Development of the MacroGenics Combination Regimens, including high level

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summaries of (x) the design for any Clinical Study (which will specify key endpoints, projected dosing and/or scheduling for the Licensed Product, and number of patients expected to be enrolled, and (y) other research and Development activities to be conducted by MacroGenics in connection with the Licensed Compound pursuant to Section 3.3(a)); and (ii) estimated timelines regarding the foregoing activities, including estimated timelines associated with the preparation of any material Regulatory Documentation. MacroGenics shall submit any updates and/or amendments to the then-current MacroGenics Global Development Plan to the JDC, for the JDC’s review and approval (to the extent required) pursuant to Section 2.2 and Section 4.3, MacroGenics shall update the MacroGenics Global Development Plan no less frequently than [**] during the Term; provided that, any amended MacroGenics Global Development Plan shall be consistent with MacroGenics’ obligations set forth in Section 4.1(a) and 4.3(g).  In addition to the [**] update of the MacroGenics Global Development Plan, the JDC shall review any MacroGenics updates to the then-current MacroGenics Global Development Plan. Upon reasonable advance notice, at the request of the JDC, MacroGenics agrees to make its employees and consultants reasonably available at their respective places of employment to consult with Incyte on issues arising in connection with the Incyte Global Development Plan and the MacroGenics Global Development Plan. Notwithstanding anything to the contrary herein, but subject to Section 4.3, MacroGenics shall have final decision-making authority on all matters related to MacroGenics Combination Studies being conducted by or on behalf of MacroGenics pursuant to the MacroGenics Global Development Plan.

4.5       Delegation of Development Activities. Each Party may delegate the performance of any Development activities conducted in accordance with this Article 4 to any bona fide licensee in accordance with Section 3.2 or Third Party subcontractor, provided that: (a) such licensee or subcontractor has entered or shall enter into, prior to performing activities under this Agreement, an appropriate written agreement (“Development Agreement”) that shall require, among other things, such licensee or subcontractor to be bound by obligations of confidentiality that are no less restrictive than the obligations set forth in Article 11; (b) such Party shall oversee the performance of any delegated activities in a manner that would be reasonably expected to result in their successful and timely completion; and (c) such Party shall at all times remain responsible for the performance of such delegated activities as if such activities were performed by such Party. In addition, if Incyte is the delegating Party, Incyte shall require that any Development Agreement executed between Incyte and any of its licensees or Third Party subcontractors shall permit the assignment of such agreement, in its entirety, to MacroGenics, upon the termination of this Agreement (other than in connection with Section 12.9), without any objection rights by the applicable licensee or subcontractor. For clarity: (i) MacroGenics may have funded or supported any MacroGenics Combination Studies and related activities pursuant to this Article 4 as investigator-sponsored Clinical Studies or conducted such Clinical Studies in collaboration with any academic institution; and (ii) Incyte may have funded or supported any Monotherapy Studies, Incyte Combination Studies, or related activities pursuant to this Article 4 as investigator-sponsored Clinical Studies or conducted such Clinical Studies in collaboration with any academic institution.

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4.6       Compliance with Law; Other Requirements.

(a)        Each Party shall (and Incyte shall require that each Collaborator shall) conduct all Development activities related to any Compounds or Products, in good scientific manner and in compliance in all material respects with all Applicable Law, including applicable national and international (e.g., ICH, GCP, GLP, and GMP) guidelines.

(b)       With respect to the conduct of a Non-Registrational Study in or including the same Indication subtype and line of therapy (the “Indication Population”) for which the Licensed Compound has received Regulatory Approval in a country in which the Non-Registrational Study is being conducted, if the Non-Registrational Study [**] (each of which meets the Indication Population criteria) in the Indication Population with the Licensed Product (on an Indication Population-by-Indication Population basis across all Clinical Studies and across all such country(ies) in which Regulatory Approval has been received) (the “[**]”), then, for clinical supply of the Licensed Compound to be administered to Indication Population patients [**] of the [**] in such country(ies):

(i)         where MacroGenics is the Combination Sponsor, MacroGenics shall either (x) obtain such clinical supply from Incyte at [**] of Incyte’s generally-applicable transfer price for commercial supply of the Licensed Compound in the applicable countries, or (y) continue to provide such clinical supply to such Non-Registrational Study and pay to Incyte an amount that results in Incyte receiving the same consideration that Incyte would receive pursuant to clause (x) above net of Incyte’s Manufacturing Expenses for such clinical supply; and

(ii)       In addition to paying MacroGenics its Manufacturing Expenses for such clinical supply under Article 7,  where Incyte is the Combination Sponsor, Incyte shall pay to MacroGenics an additional amount equal to [**] of Incyte’s generally-applicable transfer price for commercial supply of the Licensed Compound in the applicable countries.

For clarity, such use of the Licensed Compound under this Section 4.6(b) shall not give rise to any Net Sales.

(c)        Where MacroGenics is the Combination Sponsor, the restrictions in Section 4.6(b) above shall not apply to any Non-Registrational Study in an Indication Population to the extent MacroGenics achieved Regulatory Approval of a MacroGenics Combination Regimen in such Indication Population before Incyte, its Affiliates, or sublicensees (including Collaborators) achieved Regulatory Approval of a Licensed Product in such Indication Population.  Where Incyte is the Combination Sponsor or conducting a Monotherapy Study, the restrictions in Section 4.6(b) above shall only apply to Non-Registrational Studies in an Indication Population to the extent MacroGenics achieved Regulatory Approval of a MacroGenics

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Combination Regimen in such Indication Population before Incyte, its Affiliates, or sublicensees (including Collaborators) achieved Regulatory Approval of a Licensed Product in such Indication Population (and, for clarity, only when such Non-Registrational Studies otherwise meet the criteria set forth in the introductory paragraph to Section 4.6(b)).

ARTICLE 5

REGULATORY RESPONSIBILITIES

5.1       Data Sharing: Licensed Compound.

(a)        Initial Information Transfer.  Upon Incyte’s written request (but in no event later than [**] after the Effective Date), MacroGenics shall deliver to Incyte electronic copies (unless otherwise required by Applicable Law) of all Regulatory Documentation relating [**] to the Licensed Compound or Licensed Products that is Controlled by MacroGenics or its Affiliates, but excluding any MacroGenics Pipeline Asset Information or any Regulatory Documentation or Information relating specifically to a MacroGenics Pipeline Asset (the “Transferred Documentation”; such transfer, the “Information Transfer”); provided that, to the extent that, during the Term, MacroGenics or its Affiliates Control any other Information relating to the Licensed Compound or Licensed Products that is (i) solely related to the Licensed Compound or Licensed Product, (ii) necessary for Incyte to perform its obligations or exercise its rights under this Agreement, or (iii) reasonably requested by Incyte for such purpose in (i) or (ii),  MacroGenics shall promptly provide such Information.

(b)       Incyte Monotherapy Data.  During the Term, subject to Sections 5.2,  5.3 and 5.6, Incyte shall deliver to MacroGenics electronic copies (unless otherwise required by Applicable Law) of any then-current data Controlled by Incyte relating to the Licensed Compound and derived from Development of the Monotherapy Regimen, including any applicable preclinical safety data or clinical safety data in accordance with the Pharmacovigilance Agreement (including adverse event data), biocomparability data, biomarker data, response rate and other efficacy data, mechanistic data and other activity data, as reasonably requested by MacroGenics from time to time (subject to the Pharmacovigilance Agreement or as required by Applicable Law, such requests not to be made more frequently than [**] per Calendar Quarter following the [**] of the Effective Date). MacroGenics shall be free to use such Incyte data for any purpose consistent with the rights expressly retained by or granted to MacroGenics pursuant to Section 3.3 and the license granted pursuant to Section 3.4(b).

(c)        MacroGenics Monotherapy Data and Ongoing Clinical Study Data. During the Term, subject to Sections 5.2,  5.3 and 5.6, MacroGenics shall deliver to Incyte electronic copies (unless otherwise required by Applicable Law) of any then-current data Controlled by MacroGenics (i)  relating to any anti-PD-1 Monoclonal Antibody being evaluated as a MacroGenics PD-1 Control Arm, or (ii) relating to

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the Licensed Compound and arising out of or in connection with the Ongoing Clinical Study or a Required Monotherapy Study conducted by MacroGenics, including in all cases (of (i) through (ii)) any applicable preclinical safety data or clinical safety data in accordance with the Pharmacovigilance Agreement (including adverse event data), biocomparability data, biomarker data, response rate and other efficacy data, mechanistic data and other activity data, as reasonably requested by Incyte from time to time (but subject to the Pharmacovigilance Agreement or as required by Applicable Law, such request not to be made more frequently than [**] per Calendar Quarter following the [**] of the Effective Date). Incyte shall be free to use such data for any purpose consistent with the license granted pursuant to Section 3.1.

(d)       MacroGenics Research and Development Activities. In addition, as reasonably requested by Incyte in writing from time to time, MacroGenics shall deliver to Incyte electronic copies of all other material Information related to the Licensed Compound (but excluding Information related to the MacroGenics Combination Regimen or any MacroGenics Pipeline Asset,  unless such Information is necessary for Incyte to receive Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen)  arising out of MacroGenics’ conduct of research and Development activities with respect to the Licensed Compound pursuant to Section 3.3. Subject to the Pharmacovigilance Agreement or as required by Applicable Law, such request shall not be made more frequently than [**] per Calendar Quarter. Incyte shall be limited to use such MacroGenics data solely for purposes consistent with the license granted pursuant to Section 3.1.

5.2       Data Sharing: Combination Regimens.

(a)        Incyte Responsibilities. Within [**] after Incyte’s receipt of a written request from MacroGenics, Incyte shall provide to MacroGenics, subject to Section 5.3, copies of and other access to any then-current data Controlled by Incyte or (to the extent Incyte is able to obtain permission to grant such right and access from the Collaborator in connection with a Collaborator Combination Study, through the use of Commercially Reasonable Efforts, in the case of such data that Collaborator is not required to provide pursuant to an applicable Collaborator Contract)  any Collaborator,  derived from the conduct of any Incyte Combination Studies and/or Collaborator Combination Studies, that is [**] related to the Licensed Compound or Licensed Products, including applicable safety data (including adverse event data), as necessary for MacroGenics to comply with applicable regulatory requirements or requests by Regulatory Authorities for the Development of, or seeking of Regulatory Approval of, any MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen or for the Commercialization of any MacroGenics Pipeline Asset in accordance with such Regulatory Approval.  If Incyte conducts a Clinical Study with respect to the Licensed Compound involving a Third Party collaborator who owns or Controls an Ancillary Therapy that is being studied in connection with an Incyte Combination Regimen, (x) Incyte shall provide to MacroGenics all data Controlled by Incyte derived from any arm

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of the Clinical Study that solely comprises both the Licensed Compound and the Ancillary Therapy,  and (y) Incyte shall grant and hereby grants to Incyte a non-exclusive, irrevocable, perpetual, transferable, fully paid-up, royalty-free, sublicenseable license under any Information or any intellectual property arising out of any arm of the Clinical Study that solely comprises both the Licensed Compound and the Ancillary Therapy for any use consistent with the license granted pursuant to Section 3.4(b), in each case (of (x) and (y)) to the extent that Incyte has the contractual right to extend such rights, licenses, or sublicenses to MacroGenics, as applicable (and Incyte shall use Commercially Reasonable Efforts to obtain such contractual rights from the applicable Third Party collaborator).

(b)       Collaborator Responsibilities. Without limiting the generality of the foregoing, Incyte shall require that each Collaborator Contract contains terms as least as protective of Incyte as the following terms set forth in this Section 5.2(b). Promptly, but in any event within [**] after Collaborator’s receipt of a written request from Incyte, Collaborator shall provide to Incyte copies of and other access to any then-current Information Controlled by Collaborator, derived from the Development of any Collaborator Combination Studies, including any applicable preclinical safety data or clinical safety data (including adverse event data on terms generally consistent with the Pharmacovigilance Agreement), biocomparability data, biomarker data, response rate and other efficacy data, mechanistic data and activity data, as reasonably requested by Incyte from time to time, as necessary for Incyte to seek Regulatory Approval of the Licensed Compound as a component of the Collaborator Combination Regimen or Commercialize the Licensed Compound as a component of a Collaborator Combination Regimen.

(c)        MacroGenics Responsibilities.

(i)         Within [**] after MacroGenics’ receipt of a written request from Incyte, MacroGenics shall provide to Incyte, subject to Section 5.3, copies (unless otherwise required by Applicable Law) of and access to any then-current Information Controlled by MacroGenics or its Affiliates or licensees derived from the conduct of the MacroGenics Combination Studies that relates [**] to the Licensed Compound or Licensed Product, including any applicable preclinical safety data or clinical safety data (including adverse event data in accordance with the Pharmacovigilance Agreement), biocomparability data, biomarker data, mechanistic data and activity data as reasonably requested by Incyte from time to time (the “MacroGenics Licensed Compound Data”). Incyte shall be free to use such MacroGenics Licensed Compound Data for any purpose consistent with the license granted pursuant to Section 3.1.

(ii)       At least [**] prior to the anticipated database lock of any MacroGenics Combination Study that MacroGenics intends to submit for Regulatory Approval of a MacroGenics Combination Regimen, the Parties shall initiate

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discussions to negotiate and finalize a mutually agreeable Regulatory Agreement.

(iii)      Within [**] after database lock of any such MacroGenics Combination Study, MacroGenics shall provide to Incyte, subject to Section 5.3, copies (unless otherwise required by Applicable Law) of and access to any then-current Information Controlled by MacroGenics or its Affiliates or licensees derived from the conduct of such MacroGenics Combination Study that relates to the Licensed Compound, a Licensed Product or any MacroGenics Combination Regimen, which may include applicable preclinical safety data or clinical safety data (including adverse event data in accordance with the Pharmacovigilance Agreement), biocomparability data, biomarker data, mechanistic data and activity data as reasonably requested by Incyte from time to time (but excluding, in all cases, Information that is solely related to any MacroGenics Pipeline Asset unless such Information is necessary for Incyte to seek Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen in accordance with Section 5.8) to the extent such Information is necessary for Incyte to (A) comply with any request or requirement by a Regulatory Authority, (B) seek Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen and expand the Licensed Compound label to include such Regulatory Approval in accordance with Section 5.8(c) or (C) to conduct MacroGenics Combination Regimen Detailing (and excluding in all cases, the right to Commercialize any MacroGenics Pipeline Asset) (the “Required Regulatory Data”). For clarity, each Party will separately submit any non-clinical and any chemistry, manufacturing and controls (CMC) information specific to its Compound directly to any Regulatory Authorities.

5.3       Data Sharing Limitations. Neither Party nor its Affiliates or sublicensees (including Collaborators) (the “delivering Party”) shall have the obligation to provide to any other Party or any Collaborator (the “receiving Party”), and the receiving Party shall have no right to access, any of the delivering Party’s data that is not [**] related to the Licensed Compound or Licensed Products  (unless, and to the extent, such Information is necessary for the other Party to perform its obligations or exercise its rights under this Agreement). Notwithstanding the foregoing, MacroGenics will provide all data under its Control that is necessary for Incyte to Develop and/or Commercialize the Monotherapy Regimen and seek Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen in accordance with Section 5.8. Incyte and Collaborators will each provide to MacroGenics copies of all data under Incyte’s Control related specifically and solely to the Licensed Compound that is derived from any Monotherapy Regimen as necessary for MacroGenics to Develop any MacroGenics Combination Regimen or Commercialize the MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen. Notwithstanding the foregoing, any safety data that is related to the Licensed Compound or MacroGenics Combination Regimen shall not be excluded from the data sharing obligations under Sections 5.1,  5.2 and 5.3 but rather shall be shared to the extent set forth in the Pharmacovigilance Agreement. Additionally, notwithstanding anything to the contrary

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herein, any data or other information disclosed by the delivering Party pursuant to Sections 5.1 or 5.2 shall, to the extent permissible: (A) be subject to reasonable redaction with respect to any information that the delivering Party deems commercially sensitive, confidential or proprietary, including any data or information relating [**] to proprietary product(s) of the delivering Party, its Affiliates or any Third Party that is not a receiving Party hereunder (e.g., Pipeline Assets), to the extent the same would not unreasonably limit the receiving Party’s ability (i) to interpret any Clinical Study results, and (ii) where Incyte is the receiving Party, to seek Regulatory Approval of the Licensed Compound as a component of the MacroGenics Combination Regimen; and (B) to the extent disclosed, constitute Confidential Information of the delivering Party (provided that, as between the Parties, any information disclosed by Collaborator shall be deemed Incyte’s Confidential Information). Notwithstanding anything to the contrary herein, each Party shall provide the other Party with any Licensed Compound “components of care” data that is owned or Controlled by such Party, as required or requested by a Regulatory Authority to support Regulatory Approval by the other Party of any Monotherapy Regimen, Incyte Combination Regimen, Collaborator Combination Regimen, or MacroGenics Combination Regimen, as applicable.  Nothing contained in this Section 5.3 shall limit the obligations of either Party or a  Collaborator pursuant to Sections 5.1(a),  5.2 and 5.3 as applicable, except that in all cases, the delivering Party shall have no obligation pursuant to Section 5.2 to provide any data generated pursuant to a blinded Clinical Study until such time as the applicable Clinical Study has been unblinded.

5.4       Right of Reference.

(a)        Incyte Responsibilities.  Within [**] after Incyte’s receipt of a written request from MacroGenics, Incyte shall grant, and hereby grants, and shall require its sublicensees to grant, to MacroGenics and/or the applicable Regulatory Authorities, subject to Section 5.3, a cross-reference letter or similar communication to grant MacroGenics a Right of Reference to any Regulatory Documentation related specifically to the Licensed Compound or any Licensed Product, in connection with any Monotherapy Studies, Incyte Combination Studies or Collaborator Combination Studies, as necessary for MacroGenics to comply with applicable regulatory requirements or requests by Regulatory Authorities to Develop any MacroGenics Combination Regimen, seek Regulatory Approval of a MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen or Commercialize a MacroGenics Pipeline Asset in accordance with its approved label (but, for clarity, not to Commercialize any Incyte Pipeline Asset or Collaborator Pipeline Asset).

(b)       Collaborator Responsibilities. Without limiting the generality of the foregoing, Incyte shall require that each Collaborator Contract contain the following terms set forth in this subsection (b). Promptly, but in no event later than [**], following receipt of a written request from Incyte, Collaborator shall grant, and hereby grants to Incyte and/or all applicable Regulatory Authorities, subject to Section 5.3, a cross-reference letter or similar communication to grant Incyte a Right of Reference to any Regulatory Documentation (including INDs and NDAs) related to any Collaborator Combination Studies, to enable Incyte to comply with applicable regulatory requirements or requests by Regulatory Authorities, in connection with

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(i) the Development or Commercialization of the Monotherapy Regimen, and (ii) seeking Regulatory Approval of the Licensed Compound as a component of a Collaborator Combination Regimen, and Commercializing the Licensed Compound or any Licensed Product in accordance with such approved label (but, for clarity, not to Commercialize any Collaborator Pipeline Asset).

(c)        MacroGenics Responsibilities. Within [**] after MacroGenics’ receipt of a written request from Incyte, MacroGenics shall grant, and hereby grants, and shall require its sublicensees to grant, to Incyte and/or all applicable Regulatory Authorities, subject to Section 5.3, a cross-reference letter or similar communication to grant Incyte a Right of Reference to any Regulatory Documentation related to any MacroGenics Combination Studies, as necessary for Incyte to comply with applicable regulatory requirements or requests by Regulatory Authorities, in connection with (i) the Development or Commercialization of the Monotherapy Regimen, (ii) seeking Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen and expanding the label of the Licensed Compound to include such Regulatory Approval as a component of a MacroGenics Combination Regimen or (iii) conducting MacroGenics Combination Regimen Detailing (but, for clarity, not to otherwise Commercialize any MacroGenics Pipeline Asset).

5.5       Regulatory Documentation; Regulatory Communications.

(a)        Regulatory Communications Relating to Ongoing Clinical Study.

(i)         Prior to the IND Transition Date, MacroGenics shall notify Incyte in advance of any material communications with Regulatory Authorities, including telephone conferences or discussions, in each case with respect to the Ongoing Clinical Study, to the extent permitted by the applicable Regulatory Authority; provided that, if MacroGenics is unable to provide Incyte with prior notice of any such communication, MacroGenics shall notify Incyte as soon as practicable after the occurrence of such communication. Incyte shall have the right to participate in all such material communications with Regulatory Authorities (it being understood that Incyte shall have the sole right to lead any discussion, or portion thereof, that relates [**] to the Monotherapy Regimen) and provide comments thereto, and MacroGenics shall consider such comments in good faith prior to responding to any Regulatory Authority.

(ii)       At all times during the Term after the IND Transition Date, Incyte shall be solely responsible, at its sole cost and expense, for all filings, reports and communications with all Regulatory Authorities with respect to the Ongoing Clinical Study, in its own name.

(b)       Regulatory Communications Relating to Monotherapy Studies. As between the Parties, at all times during the Term after the IND Transition Date, Incyte shall be

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solely responsible, at its sole cost and expense, for all filings, reports and communications with all Regulatory Authorities with respect to any Monotherapy Studies, in its own name, provided however, with respect to Monotherapy Studies conducted by MacroGenics pursuant to Section 5.9(c), MacroGenics shall be solely responsible for all costs and expenses associated with the applicable Monotherapy Studies, and the Parties will discuss in good faith how to handle communications with Regulatory Authorities in connection therewith. Without limiting the foregoing, each Combination Sponsor shall notify Incyte in advance of any material communications with Regulatory Authorities, including telephone conferences or discussions, in each case with respect to matters related to the Monotherapy Regimen, to the extent permitted by the applicable Regulatory Authority; provided that, if Combination Sponsor is not permitted by the applicable Regulatory Authority to provide Incyte with prior notice of any such communication, Combination Sponsor shall notify Incyte as soon as practicable after the occurrence of such communication. Incyte shall have the right to participate in such material communications and provide comments thereto, which comments the Combination Sponsor shall consider in good faith prior to responding to any Regulatory Authority.

(c)        Regulatory Communications Relating to MacroGenics Combination Studies.

(i)         At all times during the Term, without limitation of any other obligations of MacroGenics under this Agreement, MacroGenics shall keep Incyte reasonably informed of any material interactions and documentation related thereto with any Core Regulatory Authority that relate [**] to the Licensed Compound.  Incyte will be given a reasonable opportunity to review and to provide input with respect to all such interactions and documentation related thereto, and MacroGenics will consider such input in good faith, to the extent reasonably practicable.

(ii)       In addition to the rights described in paragraph (i) above, on a region-by-region basis, until the earlier of (x)  [**] after the Effective Date, or (y) achievement of the first Licensed Compound Approval by each of the applicable Core Regulatory Authorities, Incyte shall be entitled to either participate in or provide input on, at Incyte’s choosing, any Licensed Compound Regulatory Discussions (except that, in the event of any Change of Control of Incyte, Incyte shall be permitted to participate in only those parts of any Licensed Compound Regulatory Discussions that relate [**] to the Licensed Compound, as reasonably determined by MacroGenics in its sole discretion); provided that, Incyte shall not have the right to control or influence the timing or the agenda setting of any such regulatory discussion. MacroGenics shall notify Incyte in advance of each such Licensed Compound Regulatory Discussion and shall provide any such communications to Incyte, with respect to matters related to the Licensed Compound in connection with any MacroGenics Combination Studies  (except that, in the event of any Change of Control of Incyte, MacroGenics

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shall provide to Incyte any such communications with respect to matters [**] related to the Licensed Compound in connection with any MacroGenics Combination Studies,  as reasonably determined by MacroGenics in its sole discretion),  to the extent permitted by the applicable Regulatory Authority; provided that, if MacroGenics is unable to provide Incyte with prior notice of any such Licensed Compound Regulatory Discussion, MacroGenics shall notify Incyte as soon as practicable after the occurrence of such Licensed Compound Regulatory Discussion. MacroGenics shall provide to Incyte copies of all material regulatory-related communications in connection with any Licensed Compound Regulatory Discussions, subject to reasonable redaction by MacroGenics with respect to any MacroGenics Pipeline Asset Information. Incyte shall have the right to lead, in coordination with MacroGenics, any such discussion, or portion thereof, that relates [**] to the Licensed Compound as a monotherapy arm or as a component of a MacroGenics Combination Regimen, as reasonably determined by MacroGenics in its sole discretion, and provide comments thereto.  MacroGenics shall consider such comments in good faith prior to responding to the applicable Regulatory Authority; provided, however, that Incyte shall not have the right to participate in any portion of any Licensed Compound Regulatory Discussion where any MacroGenics Pipeline Asset Information is discussed.

(d)       Regulatory Documentation and Communications Relating to Combination Studies. Without limitation of subsection (c) (in connection with MacroGenics Combination Studies), Combination Sponsor shall be solely responsible, at its sole cost and expense, for all filings, reports and communications with all Regulatory Authorities (including any INDs) with respect to its Pipeline Asset (including as a component of a Combination Regimen), as applicable, in its own name. Combination Sponsor shall sponsor its respective Combination Study under its existing IND for its Pipeline Asset or a separate IND for the Combination Regimen, with a Right of Reference to the IND of the Licensed Compound or Licensed Product solely if required by a Regulatory Authority and only as it relates specifically to the Licensed Compound or Licensed Product. Combination Sponsor shall be responsible for (i) drafting, and updating as necessary for its respective Combination Study, an investigator’s brochure for its Pipeline Asset and (ii) preparing, obtaining and maintaining, as applicable, all necessary Regulatory Documentation to its existing IND for its Pipeline Asset (including as a component of a Combination Regimen), including submitting to such IND any serious adverse event and adverse drug reaction cases emerging from its Combination Study, as applicable. Where Incyte is not the Combination Sponsor, Incyte shall have the right to provide boilerplate language that relates specifically to the Licensed Compound, and MacroGenics will reasonably include such language in its applicable Regulatory Documentation.

(e)        Regulatory Documentation and Communications Relating to Manufacturing Development.  Prior to the IND Transition Date, MacroGenics shall be solely

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responsible for all filings and reports, and shall lead any discussions between the Parties, related to Manufacturing Development of the Licensed Compound. Following the IND Transition Date, both Incyte and MacroGenics shall prepare, and Incyte shall be solely responsible for making, all filings and reports, and shall lead any discussion between the Parties, related to Manufacturing Development for any Clinical Studies (including any Pivotal Studies) and commercial supply.

5.6       Adverse Event Reporting and Safety Data Exchange.

(a)        Incyte Responsibilities. On and after the IND Transition Date, Incyte shall assume sole responsibility, at its sole expense, for monitoring all clinical experiences, maintaining the Global Safety Database, safety monitoring, pharmacovigilance surveillance, compliance and filing all required safety reports, including annual safety reports, to all applicable Regulatory Authorities with respect to the Development or Commercialization of the Licensed Compound and any Licensed Products in the Field in the Territory, and shall be responsible for compliance with all Applicable Law pertaining to safety reporting and all other safety-related matters, including its responsibilities under the Pharmacovigilance Agreement, with respect to the Licensed Compound and Licensed Products. Incyte shall provide MacroGenics with, and MacroGenics shall have the right to access, any safety Information related to the Licensed Compound or any Licensed Products for which Incyte is responsible pursuant to this subsection (a), pursuant to the terms of the Pharmacovigilance Agreement.

(b)       Combination Sponsor Responsibilities. Subject to subsection (a) above, each Combination Sponsor shall (and with respect to any Collaborator as the Combination Sponsor, Incyte shall require that Collaborator shall) be solely responsible for monitoring all clinical experiences, maintaining the global safety database, safety monitoring, pharmacovigilance surveillance, compliance and filing all required safety reports, including annual safety reports, to all applicable Regulatory Authorities with respect to the Development or Commercialization of its Pipeline Asset in the Territory (including as a component of a Combination Regimen), and shall be responsible for compliance with all Applicable Law pertaining to safety reporting and all other safety-related matters, including its responsibilities under the Pharmacovigilance Agreement, with respect to its Pipeline Asset, including as a component of a Combination Regimen.

(c)        Safety Information Exchange; Pharmacovigilance Agreement. The Parties will initiate negotiations and use Commercially Reasonable Efforts to execute a pharmacovigilance agreement (“Pharmacovigilance Agreement”) within [**] after the Effective Date. The executed Pharmacovigilance Agreement shall be in an appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. The Pharmacovigilance Agreement will include safety data exchange procedures governing the coordination of collection, monitoring, investigation, reporting, and exchange of information, consistent with Applicable Law. Such guidelines and

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procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill, local and international regulatory reporting obligations to Governmental Authorities. Among other things, the Pharmacovigilance Agreement shall require MacroGenics and any Collaborators to submit safety data concerning any adverse experiences and any other safety information arising from or related to the use of the Licensed Compound as a single agent or as a component of any Combination Regimen in any MacroGenics Combination Study or Collaborator Combination Study, as applicable, as necessary for Incyte to maintain the Global Safety Database.

5.7       Recalls and Voluntary Withdrawals.

(a)        Licensed Product. Incyte shall use reasonable efforts to notify MacroGenics promptly, but in no event later than [**], following its determination that any event, incident, or circumstance related to safety issues or regulatory concerns has occurred that is reasonably likely to result in the need for a recall, market suspension or market withdrawal of the Licensed Compound or any Licensed Product in the Territory, provided that, prior to the implementation of such a recall, market suspension or market withdrawal, Incyte shall, to the extent practical, consult with MacroGenics and shall consider MacroGenics’ comments in good faith, and shall include in such notice the reasoning behind such determination and any supporting facts. Incyte shall have the sole right to make the final determination of whether to voluntarily implement any such recall, market suspension or market withdrawal in the Territory. For all recalls, market suspensions or market withdrawals undertaken pursuant to this subsection (a), Incyte shall be solely responsible for the execution thereof, and MacroGenics shall reasonably cooperate in all such recall efforts. Subject to the provisions of Section 14.2 and except as may otherwise be set forth in the Clinical Supply Agreement or the Commercial Supply Agreement, Incyte shall be responsible for all costs of conducting any such recall, market suspension, or market withdrawal of the Licensed Product.

(b)       Pipeline Asset. The Controlling Party shall use reasonable efforts to notify the other Party promptly, but in no event later than [**], following its determination that any event, incident, or circumstance related to safety issues or regulatory concerns has occurred that may result in the need for a recall, market suspension or market withdrawal of its Pipeline Asset, in whole or in part, in the Territory, and shall include in such notice the reasoning behind such determination, and any supporting facts. The Controlling Party shall have sole authority to decide whether to implement any recall, market suspension or market withdrawal of its Pipeline Asset, and shall be solely responsible for, and control, the execution thereof. The non-recalling Party shall reasonably cooperate in all such efforts to implement a recall, market suspension or market withdrawal of the Controlling Party’s Pipeline Asset. The Controlling Party shall be responsible for all costs of any such recall, market suspension, or market withdrawal of its respective Pipeline Asset.

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5.8       Labeling.

(a)        If, at the time of submission of the Regulatory Approval Application for a MacroGenics Combination Regimen, there is no Monotherapy Regimen, Incyte Combination Regimen or Collaborator Combination Regimen that has received Regulatory Approval, Incyte shall use Commercially Reasonable Efforts to, contemporaneously and in coordination with MacroGenics, seek Regulatory Approval of a label for such Licensed Compound as a component of a MacroGenics Combination Regimen that, if such Licensed Compound label is approved, will sufficiently enable Commercialization by MacroGenics of the applicable MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen and Commercialization by Incyte of the Licensed Compound as a component of a MacroGenics Combination Regimen  (provided that, Incyte shall have no right to conduct any Medical Affairs Activities or activities directed to marketing, detailing, promoting, educating or any Phase IV Studies with respect to the Licensed Compound as a component of a MacroGenics Combination Regimen other than MacroGenics Combination Regimen Detailing).

(b)       For each Regulatory Approval of a MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen, MacroGenics shall have the right to determine in its sole discretion, whether to include the Regulatory Approval for the MacroGenics Combination Regimen in its label for the applicable MacroGenics Pipeline Asset included in such MacroGenics Combination Regimen.

(c)        Without limiting Incyte’s obligations under Section 5.8(a), Incyte may, at its discretion, reference all Regulatory Documentation and other Information submitted by MacroGenics to the applicable Regulatory Authority as required by Incyte for the purposes of (i) seeking Regulatory Approval of the Licensed Compound as a component of a MacroGenics Combination Regimen and expanding the label of the Licensed Compound to include such Regulatory Approval as a component of a MacroGenics Combination Regimen or (ii) exercising its rights under Section 3.1(c).  Notwithstanding anything to the contrary herein, the rights granted to Incyte in this Section 5.8(c) to include in the label for the Licensed Compound newly-generated Regulatory Documentation and other Information submitted by MacroGenics to the applicable Regulatory Authority shall immediately terminate on a going-forward basis  (but, for clarity, the right of Incyte to continue to exercise its rights under Section 3.1(c) shall continue) upon the following:  (A)  after any Change of Control of Incyte, except that the right of Incyte to include in the label for the Licensed Compound newly-generated Regulatory Documentation and other Information submitted by MacroGenics to the applicable Regulatory Authority shall continue with respect to any Regulatory Documentation and other Information submitted by MacroGenics in connection with a Pivotal Study by MacroGenics (or an Acquirer of MacroGenics) that was Initiated prior to date upon which the Change of Control of Incyte was publicly announced;  or (B) on a MacroGenics Combination Regimen-by-MacroGenics Combination Regimen basis, in the event that the then-current label of the Licensed Compound includes a Regulatory Approval for an Indication Population based on a Combination Study, other than a Combination Study conducted by MacroGenics,

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that is the same Indication Population for which MacroGenics seeks Regulatory Approval for the applicable MacroGenics Combination Regimen.

5.9       Other Studies. Notwithstanding anything to the contrary herein, in the event that an applicable Regulatory Authority requires or recommends, as a condition to the grant or maintenance of Regulatory Approval for a MacroGenics Combination Regimen, that a Monotherapy Study be conducted (the “Required Monotherapy Study”),  then MacroGenics shall notify Incyte in writing, and:

(a)        Incyte shall provide reasonable assistance to MacroGenics, including provision of then-current Licensed Compound and Ancillary Therapy “components of care” data it Controls (subject to availability) and using Commercially Reasonable Efforts to continue the conduct of any then-current on-going Clinical Studies that include the Required Monotherapy Study that would provide relevant Licensed Compound and Ancillary Therapy “components of care” data it Controls, at Incyte’s sole cost and expense.

(b)       In the event that Incyte does not have any Monotherapy Study on-going that includes the Required Monotherapy Study, but the then-current Incyte Global Development Plan includes such a  Monotherapy Study planned to be Initiated within the [**] period following the date on which MacroGenics provides written notice pursuant to the first sentence in this Section 5.9, then Incyte shall use Commercially Reasonable Efforts to conduct such Monotherapy Study, and shall provide to MacroGenics relevant Licensed Compound and Ancillary Therapy “components of care” data derived from such Study and Controlled by Incyte (subject to availability) at Incyte’s sole cost and expense.

(c)        In the event that Incyte does not have any Monotherapy Study on-going that includes the Required Monotherapy Study, and the then-current Incyte Global Development Plan does not contemplate the Initiation of such Monotherapy Study within the [**] period as described in subpart (b), then MacroGenics may design and conduct such Monotherapy Study solely to compare the Monotherapy Regimen to an Ancillary Therapy to produce the data required by the Regulatory Authority, at MacroGenics’ sole cost and expense, subject to Incyte’s prior right of review and approval of such Monotherapy Study (not to be unreasonably withheld, conditioned, or delayed), and Incyte shall provide reasonable assistance and cooperation to MacroGenics in connection therewith, at MacroGenics’ sole cost and expense.

ARTICLE 6

COMMERCIALIZATION

6.1       Commercialization Activities.

(a)        Licensed Product. Subject to Sections 2.5,  5.2,  5.4,  5.8,  6.1(b),  6.1(c) and 6.1(d), Incyte shall be solely responsible for and have sole authority with respect to, at its

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own expense, all aspects of the Commercialization of Licensed Products in the Field in the Territory, in accordance with its approved label, including as a component of a Collaborator Combination Regimen, and, subject to Section 3.1(c), as a component of a MacroGenics Combination Regimen,  and will retain final decision-making authority with respect thereto, including: (i) developing and executing a commercial launch and pre-launch plan; (ii) marketing, promotion, and branding; (iii) booking sales and distribution and performance of related services; (iv) handling all aspects of order processing, invoicing and collection, inventory and receivables; (v) providing customer support, including handling medical queries, and performing other related functions; (vi) the review and approval of all promotional materials for compliance with Applicable Law, including submission, where appropriate, to applicable Regulatory Authorities and (vii) conforming its practices and procedures in all material respects to Applicable Law relating to the marketing, detailing and promotion of Licensed Products in the Field in the Territory.

(b)       Pipeline Assets. Subject to Sections 2.5,  6.1(a), and 6.1(c), each Combination Sponsor shall have sole authority over and control of the Commercialization of its respective Pipeline Asset in the Field in the Territory, in accordance with its approved label, and will retain final decision-making authority with respect thereto, including such activities set forth in Section 6.1(a)(i)-(vii) as applied to its Pipeline Asset.

(c)        MacroGenics Combination Regimens. MacroGenics shall have sole authority over and control of all promotional activities with respect to any MacroGenics Pipeline Asset as a component of a MacroGenics Combination Regimen in the Field in the Territory, in accordance with the MacroGenics Pipeline Asset approved label, and will retain final decision-making authority with respect thereto. In the event that a MacroGenics Pipeline Asset receives Regulatory Approval as a component of a MacroGenics Combination Regimen and is included in the Licensed Compound approved label,  then without limiting Section 6.1, Incyte may conduct MacroGenics Combination Regimen Detailing with respect to the Licensed Product in accordance with Incyte’s approved label of the Licensed Product as component of a MacroGenics Combination Regimen; provided further, that to the extent Incyte elects to be involved in any additional promotional activities specific to the MacroGenics Combination Regimen, these activities shall be subject to MacroGenics’ sole discretion and,  if agreed by the Parties, a separate co-promotion agreement to be negotiated by the Parties (such agreement, the “Co-Promotion Agreement”).

(d)       Diligence. Incyte shall use Commercially Reasonable Efforts to seek Regulatory Approval for, and if the applicable Regulatory Approval is granted, Commercialize a Licensed Product in each of the U.S., [**] of the [**] European Major Markets, and Japan. Incyte will, subject to MacroGenics satisfying its supply obligations hereunder to the extent necessary for Incyte to satisfy such obligation, use Commercially Reasonable Efforts to make the Licensed Product commercially

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available in quantities sufficient to fulfill global market demand at all times during the Term after the date of Licensed Compound Approval.

6.2       Pricing of Licensed Product. Incyte shall have sole and exclusive control over the pricing of Licensed Products on a worldwide basis and shall retain final decision-making authority with respect to obtaining and maintaining pricing and reimbursement approval, subject to Section 8.5(b) and the following procedures and/or restrictions in subsections (a)-(e) below. Unless otherwise specified to the contrary, a reference price as it relates to the [**] and [**] calculations shall be established using the following criteria: (1) [**]1 [**]; (2) for [**]; and (3) the dosage of the Licensed Product for [**]. By way of example, [**], which is calculated using the following [**]: (i) [**]2 [**], (ii) [**]3 [**]. To the extent permitted under Applicable Law:

(a)        For Licensed Products sold in the U.S., Incyte shall not be permitted to [**] the [**] of the Licensed Compound [**] than [**] ([**]%) [**] (the “[**]”).

(b)       Subsequent to receipt of Regulatory Approval for a  Licensed Product [**],  for a  Licensed Product sold in [**] for which the Licensed Compound has received Regulatory Approval, the monthly Net Price of the Licensed Compound shall not be, on average across [**] in which the Licensed Compound has received Regulatory Approval,  [**] than [**]  ([**]%) [**] the [**] of [**] in which the Licensed Compound has received Regulatory Approval (the “[**]”).

(c)        For Licensed Products sold in [**], Incyte shall not submit a Net Price to the MHLW that is [**] than [**] ([**]%) [**] the [**] of the [**] in [**] (the “[**]”).

(d)       For Licensed Products sold in [**],  the monthly Net Price of the Licensed Compound shall not be [**] than [**] ([**]%) [**] the monthly [**] price of the [**] in [**] (the “[**]”).

(e)        Incyte shall calculate any [**] of the Licensed Product (including any [**],  [**],  [**], and [**]) and any [**] of the Licensed Product (including any [**],  [**],  [**], and [**]) in accordance with this Section 6.2 upon launch of the Licensed Product, and shall thereafter update such [**] and [**] on an annual basis and at any time the Licensed Compound Net Price is changed in the relevant territory. Any disputes regarding such calculation(s) shall be resolved pursuant to Article 13.

(f)        For Licensed Products sold in [**],  [**],  [**] or [**], Incyte shall not be restricted in setting the pricing of the Licensed Product through the use of a [**] or be required to pay royalties similar to Section 8.5(b) as if there were a [**], but rather, Incyte

1For clarity, the [**].

2[**] as of the Execution Date are [**] and [**].  [**].

3[**] as of the Execution Date is [**].  [**].

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shall use Commercially Reasonable Efforts to achieve a Net Price that is at [**] the [**] of [**] in such market, assuming such [**] is ascertainable.

(g)        Incyte will have the sole right to establish all terms of commercial sale (including pricing, discounts and rebates) in all other countries of the world, and subject to Section 8.5(a), royalties will be calculated based on actual Net Sales in such country pursuant to Section 8.3.

(h)       If at any time during the Royalty Term Incyte determines that it is not in compliance with the [**],  [**],  [**] or [**], Incyte shall initiate a process, and use Commercially Reasonable Efforts to complete such process, to bring Incyte into compliance with the applicable [**] (for example, initiating pricing negotiations with an applicable regulatory authority); provided that Incyte’s non-compliance with the [**],  [**],  [**] or [**] shall not constitute a material breach of this Agreement so long as Incyte utilizes Commercially Reasonable Efforts to resolve such non-compliance.

6.3       Pricing of Pipeline Assets. Each Controlling Party shall have sole and exclusive control over (a) the pricing of its Pipeline Asset and (b) any negotiation of the pricing, discounts and rebates applicable to its Pipeline Asset with any Regulatory Authorities or other Third Parties.

6.4       Transparency Reporting.  Each Party shall be responsible for tracking and reporting transfers of value initiated and controlled by or on behalf of such Party’s or its Affiliates’ employees, contractors, and agents pursuant to the requirements of the marketing reporting laws of any Governmental Authority in the Territory, including Section 6002 of ACA, commonly referred to as the “Sunshine Act.”

ARTICLE 7

MANUFACTURING

7.1       Manufacturing Technology Transfer.

(a)        Any time after the [**] anniversary of the Effective Date, Incyte may request, upon [**] written notice (which notice may be given prior to the [**] anniversary of the Effective Date) to MacroGenics (or immediately upon writing notice to MacroGenics, in the case of a Clinical Supply Shortage), that MacroGenics transfer or have transferred the Manufacturing Process to a manufacturing facility under the control of Incyte (or its designee, which designee may be an Affiliate) or, subject to subsection (d) below,  to a facility of a Third Party contract manufacturer that is mutually agreed upon by the Parties. MacroGenics shall not withhold such agreement to a proposed contract manufacturer that has not experienced any material documented safety, compliance or quality issues in the preceding [**] and has demonstrated the ability to manufacture products at the volumes and quality anticipated under this Agreement (such Incyte facility or Third Party facility, the “Incyte Facility” and such Third Party, an “Approved CMO”). Such transfer and implementation shall be sufficient to enable Incyte or such designee to perform the

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Manufacturing Process and Manufacture of Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product in accordance with Applicable Law, as more fully described in this Section 7.1 (the “Manufacturing Technology Transfer”), and shall be subject to a written plan approved by the JSC with respect to the Manufacturing Technology Transfer (the “Manufacturing Transition Plan”), with Incyte having final decision-making authority on the Manufacturing Technology Transfer (provided that Incyte may not expand the scope of the Know-How and Information to be transferred pursuant to Section 7.1(b) beyond that which is required hereunder).  The Parties shall use Commercially Reasonable Efforts to effect the Manufacturing Technology Transfer to Incyte or its designee pursuant to this Section 7.1.  The implementation of the Manufacturing Technology Transfer and Manufacturing Transition Plan shall be subject to the Incyte Facility being suitable for the Manufacture of the Licensed Compound Bulk Drug Substance as determined in accordance with this Section 7.1(a), as applicable, using the Manufacturing Process in compliance with Applicable Laws.

(b)       MacroGenics shall provide all reasonable assistance requested by Incyte to enable Incyte to implement the Manufacturing Process at the Incyte Facility, including by transferring to Incyte or such designee all Know-How and Information necessary for the Manufacturing Technology Transfer. In connection with the Manufacturing Technology Transfer, MacroGenics shall cause appropriate employees and representatives of MacroGenics to meet with employees and/or representatives of Incyte and the Approved CMO (to the extent applicable) at reasonable times to assist with the working up and use of the Manufacturing Process and with the training of the personnel of the Incyte Facility to the extent reasonably necessary or useful to use and practice the Manufacturing Process. Incyte shall reimburse MacroGenics’ FTE Costs and reimburse all reasonable Third Party Expenses incurred by MacroGenics in order to complete the Manufacturing Technology Transfer, within [**] after receipt of any undisputed invoice from MacroGenics setting forth such costs. Subsequent to the occurrence of the Manufacturing Technology Transfer, at any time during the Term, upon either Party’s reasonable request, the other Party will provide to the requesting Party updated manufacturing process (including associated Know-How) Controlled by such other Party necessary or useful for the Manufacture of the Licensed Compound Bulk Drug Substance or the Licensed Compound Drug Product, at the requesting Party’s cost and expense.

(c)        Notwithstanding the occurrence of the Manufacturing Technology Transfer pursuant to this Section 7.1, Incyte shall have the right to Manufacture or have Manufactured clinical and/or commercial supplies of Licensed Compound or Licensed Products, to the extent set forth in Sections 7.2(d),  7.3(a),  7.3(b), and 12.9.

(d)       Any time after the completion of the Manufacturing Technology Transfer during the Term, to the extent that either Party makes any material modifications, improvements or other alterations to the Manufacturing Process, such Party shall use Commercially Reasonable Efforts, at the other Party’s sole cost and expense,

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to provide access to such modifications, improvements or other alterations to such other Party, and to reasonably cooperate with the other Party in its efforts to ensure (including through the implementation of subsequent modifications to the Manufacturing Process, to the extent required) that the Incyte Facility and the MacroGenics Manufacturing Facilities (as applicable) Manufacture the Licensed Compound using such modified and/or improved Manufacturing Process and yielding comparable product.

(e)        Incyte shall require that all agreements executed between Incyte and any Approved CMO with respect to such Approved CMO’s performance under this Agreement shall permit the assignment of such agreement, in its entirety in the event of termination of this Agreement (other than by Incyte pursuant to Section 12.3 or 12.6), to MacroGenics, without any consent rights by the Approved CMO (subject to MacroGenics agreeing to such assignment and the assumption of relevant obligations under such agreement).

7.2       General Clinical Supply Terms.

(a)        Clinical Supply Agreement. Except as otherwise provided herein, MacroGenics shall have the responsibility for Manufacturing clinical supplies of the Licensed Compound Bulk Drug Substance (and at any time prior to the completion of the Manufacturing Technology Transfer, MacroGenics shall also have the responsibility for Manufacturing clinical supplies of the Licensed Compound Drug Product) for (i) MacroGenics’ use in connection with any MacroGenics Combination Studies, (ii) Incyte’s use in connection with any Monotherapy Studies or Incyte Combination Studies, and (iii) Collaborator’s or Incyte’s use in connection with any Collaborator Combination Studies. Within [**] after the Effective Date, the Parties shall initiate negotiations for a clinical supply agreement (the “Clinical Supply Agreement”) that will set forth the terms and conditions for MacroGenics’ (or Incyte’s per Section 7.2(d)) provision of clinical supplies of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product, as applicable, to Incyte, MacroGenics, and any Collaborators and which will include all applicable provisions set forth in this Article 7 with respect to clinical supply and such other provisions as are customary and reasonable under the circumstances. The Parties shall also initiate negotiations to execute a quality agreement that shall further address and govern issues related to the quality of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product to be supplied by MacroGenics pursuant to the Clinical Supply Agreement (the “Clinical Quality Agreement”). All negotiations for the Clinical Supply Agreement and Clinical Quality Agreement shall be undertaken by each Party in good faith. MacroGenics (or Incyte, per Section 7.2(d)) will use Commercially Reasonable Efforts to supply, or cause to be supplied, the Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product, as applicable, in accordance with the provisions of this Agreement, and once executed, the Parties shall comply with their respective obligations to supply, or cause to be supplied, the Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product, as

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applicable, in accordance with the provisions of the Clinical Supply Agreement and the Clinical Quality Agreement. MacroGenics shall supply all quantities of Licensed Compound Bulk Drug Substance from the MacroGenics Manufacturing Facilities, and shall not have the right to subcontract the Manufacture of the Licensed Compound Bulk Drug Substance. Further, MacroGenics shall supply all quantities of Licensed Compound Bulk Drug Substance that are required for any particular Incyte Monotherapy Study or Incyte Combination Study from the same MacroGenics Manufacturing Facility, provided that such supply requirements do not exceed the reasonably available then-current planned capacity of the applicable Manufacturing Facility.

(b)       Clinical Supply Costs. MacroGenics shall provide clinical supplies of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product, in accordance with the Clinical Supply Agreement and Clinical Quality Agreement, (i) at a cost equal to [**] of the Manufacturing Expenses incurred by MacroGenics with respect to such quantities of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product, to (x) Incyte for Monotherapy Studies, Incyte Combination Studies and for any Combination Studies conducted by Incyte’s licensees and (y) any Collaborator for any Collaborator Combination Studies for which at least [**] of the costs are co-funded by Incyte (“Funded Collaborator Combination Studies”), and (ii) at a cost equal to [**] of the Manufacturing Expenses incurred by MacroGenics with respect to such quantities of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product, to any Collaborator for Collaborator Combination Studies other than Funded Collaborator Combination Studies. Within [**] after the end of each month during which MacroGenics is conducting activities under the Clinical Supply Agreement, MacroGenics shall submit an invoice to Incyte for amounts owed by Incyte pursuant to the Clinical Supply Agreement. Incyte or Collaborator, as applicable, shall pay MacroGenics the full undisputed amount of such invoice within [**] after receipt of such invoice.

(c)        Clinical Supply Shortage.  In the event of a projected Clinical Supply Shortage of clinical supplies of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product, as determined by either Party in its reasonable discretion, the following shall occur: (i) MacroGenics shall provide to Incyte reasonable assurances that the projected Clinical Supply Shortage will not actually occur, or promptly alert Incyte as to the nature of the Clinical Supply Shortage and cause of such shortage; and (ii) the JMC shall convene and both Parties shall use Commercially Reasonable Efforts to remedy the situation giving rise to such Clinical Supply Shortage and to take action to minimize the impact of the Clinical Supply Shortage, including (1) the reallocation of any material from either Party’s safety stock to match actual projected usage in the applicable Clinical Study(ies) causing such Clinical Supply Shortage and (2) triaging any clinical supply allocation for ongoing Clinical Studies of either Party. If MacroGenics does not provide such assurances, or if the situation is not remedied through good faith efforts by both Parties within the [**] following such notification in a manner to

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avoid an actual Clinical Supply Shortage, then, without limiting any remedies available to Incyte under this Agreement or the Clinical Supply Agreement, during a period extending for [**] from the Effective Date, the clinical supplies would first be allocated to fulfill [**] of Incyte’s clinical supply needs over the first [**] of the actual Clinical Supply Shortage period and thereafter the Parties will prorate subsequent supplies of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product based on the then-Binding Portion (“Committed Supply”), as of the date of either Party’s notification to the other Party of such projected Clinical Supply Shortage, as further described in the Clinical Supply Agreement. In the event that an actual Clinical Supply Shortage occurs with respect to MacroGenics’ supply of Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product for each of [**] calendar years, Incyte shall thereafter have the right to Manufacture or have Manufactured up to [**] percent ([**]%) of Incyte’s clinical supply requirements of Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product. A Clinical Supply Shortage due to the following causes shall not be deemed to be a breach of MacroGenics’ clinical supply obligations pursuant to this Article 7 but shall still constitute a Clinical Supply Shortage for the purposes of this Section 7.2(c) and Section 7.2(d): (A) events of Force Majeure or (B) a mutually-agreed change in the specifications for Manufacture of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product which causes a Clinical Supply Shortage within [**] following the implementation of such change in specifications.

(d)       Incyte Clinical Supply Rights. Notwithstanding anything to the contrary herein, Incyte shall have the right to Manufacture (or have Manufactured) clinical supplies of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product at the Incyte Facility, (i) in the event of a  Clinical Supply Shortage, solely to the extent necessary to cover the projected shortfall of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product relative to committed Orders, or as otherwise set forth in subsection (c) above, or (ii) for the purpose of any Pivotal Studies of Licensed Product that are funded by Incyte. In the event that Incyte Manufactures, or has Manufactured, clinical supplies of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product for MacroGenics (it being understood that MacroGenics may request such Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product for MacroGenics Combination Studies and Acquirer Combination Studies), Incyte shall use Commercially Reasonable Efforts to provide to MacroGenics the quantities of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product requested by MacroGenics pursuant to committed Orders, and MacroGenics shall reimburse Incyte, with respect to a MacroGenics Combination Study, [**] ([**]%) of Incyte’s Manufacturing Expenses, irrespective of whether such Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product is used by MacroGenics.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(e)        Forecasts and Orders.

(i)         Rolling Forecast.  Commencing on the Effective Date, and on or before the [**] day of each Calendar Quarter thereafter, each Party shall furnish the other Party via the JMC with (A) a rolling forecast of the quantities of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product for which the other Party (for Incyte on behalf of itself and any Collaborators) reasonably expects to submit Orders in each calendar month during the following [**] calendar months (the “Rolling Forecast”), and (B) a rolling, non-binding forecast of the quantities of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product for which the other Party reasonably expects to submit Orders in each calendar quarter for months [**] through [**] (the “Long Term Forecast”), in each case of (A) and (B), for the purpose of conducting Monotherapy Studies, Incyte Combination Studies, Collaborator Combination Studies, or MacroGenics Combination Studies, as applicable. For the avoidance of doubt, the Long Term Forecast and months [**] through [**] of the Rolling Forecast will not be binding on the Party submitting such forecast, and months [**] through [**] of the Rolling Forecast will be binding on the Party submitting such forecast (the “Binding Portion”).

(ii)       Orders. From time to time during the Term, Incyte and MacroGenics will enter into mutually-agreeable orders that reflect the Binding Portion of the Rolling Forecast (each, an “Order”) pursuant to which Incyte will order, and MacroGenics will agree to supply, (or, if Incyte is Manufacturing clinical supply for MacroGenics’ use, pursuant to which MacroGenics will order, and Incyte will agree to supply) such quantities of clinical supplies of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product as specified in the Order, on the terms agreed upon by the Parties therein and the Clinical Supply Agreement. An Order shall be binding on the Parties in accordance with the terms and conditions of the Clinical Supply Agreement; provided that each Party shall submit and the other Party shall accept all orders consistent with the most recent Rolling Forecast and the provisions of this Section 7.2(e)(ii). Each Order will specify: (A) the quantities of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product to be supplied by MacroGenics, (B) the estimated cost of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product to be supplied, (C) the delivery date for such quantities of Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product and (D) the testing to be conducted and documentation to be provided for the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product supplied under such Order. For all units of Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product that MacroGenics Manufactures for its own use or use by its Development Partners in connection with a MacroGenics Combination Study, MacroGenics shall submit to Incyte in advance of such supply a confirmatory “Order” indicating the information set forth in (A) through (D) with respect to the quantities that it will supply.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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7.3       General Commercial Supply Terms.

(a)        Licensed Compound Bulk Drug Substance.

(i)         Beginning [**] prior to the anticipated Initiation of the [**] Pivotal Study, and at least [**] prior to January 1st of each Calendar Year, Incyte, with input from MacroGenics, shall (x) determine the amounts of Licensed Compound Bulk Drug Substance to fulfill the annual projected global commercial supply of Licensed Compound Drug Product for such Calendar Year (the “Annual Global Commercial Supply Forecast”) and (y) provide a non-binding summary of the projected global commercial supply of Licensed Compound Drug Product for the following [**] Calendar Years. Each applicable forecast shall reasonably reflect MacroGenics’ reasonably forecasted market demand for Licensed Compound Drug Product in connection with the Commercialization of MacroGenics Pipeline Assets as a component of a MacroGenics Combination Regimens in the applicable Calendar Year.

(ii)       Except as otherwise provided herein, (x) MacroGenics shall have the right, but not the obligation, to Manufacture, at its expense, the lesser of (A) up to [**] of the global commercial supply of the Licensed Compound Bulk Drug Substance corresponding to the Annual Global Commercial Supply Forecast, and (B) the annual then-current planned capacity of the MacroGenics Manufacturing Facilities (such amount that MacroGenics elects to Manufacture as set forth in this Section 7.3(a), the “MacroGenics Commercial Supply Commitment”), and (y) subject to successful Manufacturing Technology Transfer, FDA or EMA site validation, and Incyte’s notification that it is prepared to deliver the Incyte Commercial Supply Commitment, Incyte shall have the right and obligation to Manufacture, or have Manufactured, at the Incyte Facility, the percentage of the global commercial supply of the Licensed Compound Bulk Drug Substance other than the MacroGenics Commercial Supply Commitment, which shall be at least [**] (such amount, the “Incyte Commercial Supply Commitment”). On an annual basis, the Parties will review and update, upon mutual agreement taking into consideration the prior year delivery, the Commercial Supply Commitments, including the percentage allocations for each Party to Manufacture (or in the case of Incyte, have Manufactured) its share of the global commercial supply of Licensed Compound Bulk Drug Substance. MacroGenics shall notify Incyte of its percent MacroGenics Commercial Supply Commitment within [**] after its receipt of the Annual Global Commercial Supply Forecast, and each Party shall be obligated to deliver the full quantity of its Commercial Supply Commitment.

(iii)      In the event that MacroGenics delivers [**] the MacroGenics Commercial Supply Commitment in [**] out of any [**] consecutive Calendar Year period  (a  “Commercial Shortfall”), Incyte shall have the right to limit

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MacroGenics’  future annual commercial supply volume such that it does not exceed the [**] volume that MacroGenics delivered in either of such [**] in which the Commercial Shortfall occurred (i.e. Incyte may adjust MacroGenics’ future right to manufacture [**] by dividing the [**] volume that MacroGenics delivered in either of such [**] years in which the Commercial Shortfall occurred by the total projected volume demand for future years).

(iv)       In addition, in the event that (x) MacroGenics Manufactures [**] the entirety of the MacroGenics Commercial Supply Commitment, or (y) Incyte Manufactures or has Manufactured [**] the entirety of the Incyte Commercial Supply Commitment, then without limitation of any other rights or remedies available to the Parties, the other Party shall have the right (but not the obligation) to Manufacture, itself (in the case of MacroGenics) or through the Incyte Facility (in the case of Incyte), the remaining amount of the Licensed Compound Bulk Drug Substance, to fulfill demand for [**] of the Licensed Compound Bulk Drug Substance relative to the Annual Global Commercial Supply Forecast, in accordance with the terms of the Commercial Supply Agreement; provided that, at all times during the Term, MacroGenics shall use Commercially Reasonable Efforts to fulfill the MacroGenics Commercial Supply Commitment, and Incyte shall use Commercially Reasonable Efforts to fulfill the Incyte Commercial Supply Commitment; provided further, that, neither Party shall reallocate its then-current planned Manufacturing capacity to fulfill its respective Commercial Supply Commitment to any other compounds or products.

(v)        In the event that Incyte Manufactures or has Manufactured [**] the entirety of the Incyte Commercial Supply Commitment in a given Calendar Year, to the extent that MacroGenics has any Licensed Compound Bulk Drug Substance available at such time that is not committed for MacroGenics Clinical Studies, Incyte may purchase such Licensed Compound Bulk Drug Substance from MacroGenics in accordance with Section 7.3(c). MacroGenics shall supply all quantities of Licensed Compound Bulk Drug Substance from the MacroGenics Large-Scale Supply Plant or the MacroGenics 1,000L Supply Plant, and shall not have the right to subcontract the Manufacture of the Licensed Compound Bulk Drug Substance to any Third Party without Incyte’s prior written approval.

(b)       Licensed Compound Drug Product. Incyte shall be solely responsible, at its sole cost and expense, for Manufacturing from the Licensed Compound Bulk Drug Substance, itself or through an Approved CMO, [**] of the projected global commercial supply of the Licensed Compound Drug Product.

(c)        Commercial Supply Costs. To the extent MacroGenics provides any commercial supply of the Licensed Compound Drug Product to Incyte pursuant to Section

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7.3(a),  the provisions of this Section 7.3(c) shall apply. MacroGenics shall provide such supply at a cost equal to [**] of the Manufacturing Expenses incurred by MacroGenics with respect to such quantities of the Licensed Compound Drug Product. MacroGenics shall thereafter provide Incyte with an invoice, and Incyte would have up to [**] following its receipt of such invoice to request reasonable supporting documentation from MacroGenics to confirm the amount of Manufacturing Expenses set forth therein. MacroGenics shall provide any such reasonable supporting documentation within [**] following Incyte’s request. Incyte shall pay MacroGenics the full undisputed amount of any invoice with respect to commercial supply of the Licensed Compound Drug Product within the later of (i) [**] after Incyte’s receipt of such invoice from MacroGenics,  or (ii) [**] after Incyte’s receipt of the supporting documentation in accordance with the procedure described above.

(d)       Commercial Supply Agreement.  No later than [**] after Initiation of the first Pivotal Study, the Parties shall use Commercially Reasonable Efforts to execute a commercial supply agreement (the “Commercial Supply Agreement”) that will set forth the terms and conditions governing the provision of commercial supply of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product from MacroGenics to Incyte.

(e)        MacroGenics Commercial Supply Rights. Notwithstanding anything to the contrary herein, in the event that Incyte (as determined by Incyte in its reasonable discretion) is, or could reasonably be expected to be unable to Manufacture or have Manufactured the Incyte Commercial Supply Commitment, then Incyte shall promptly inform MacroGenics upon becoming aware of the events giving rise to such inability or expected inability, and (i) MacroGenics shall have the right to Manufacture such quantities of the Licensed Compound Bulk Drug Substance that Incyte is unable to Manufacture or have Manufactured until such time that Incyte is prepared to deliver the Incyte Commercial Supply Commitment, and (ii) Incyte shall Manufacture or have Manufactured quantities of the Licensed Compound Drug Product using the Licensed Compound Bulk Drug Substance provided by MacroGenics. In the event that Incyte notifies MacroGenics in writing that Incyte does not have an Incyte Facility that is equipped for commercial supply purposes (in Incyte’s reasonable discretion), MacroGenics shall have the right to Manufacture such quantities of the Licensed Compound Drug Product, in order to meet [**] of the global supply requirement for the MacroGenics Combination Regimen.

7.4       Records; Audit Rights. Incyte and MacroGenics shall (and Incyte shall require that each Collaborator shall) keep complete and accurate records pertaining to its use and disposition of the Licensed Compound (including its storage, shipping and chain of custody activities) and, upon request of the other Party, shall make such records open to review by the other Party for the purpose of conducting investigations for the determination of the safety and/or efficacy of the Licensed Compound or a Party’s and the Collaborator’s compliance with this Agreement with respect to the Licensed Compound.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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7.5       Operation of MacroGenics Manufacturing Facilities.

(a)        Subject to MacroGenics’ compliance with its obligations under this Agreement and the Ancillary Agreements,  MacroGenics shall have the sole discretion in the operation and use of the MacroGenics Manufacturing Facilities to fulfill its obligations to supply the Licensed Compound Bulk Drug Substance under this Agreement and any Ancillary Agreements, including with respect to the following:

(i)         scheduling of production runs to fulfill Orders and meet forecasts;

(ii)       scheduling of cleaning and maintenance and shut down to perform such activities; and

(iii)      allocation of staff to activities and tasks to be performed in each MacroGenics Manufacturing Facility.

7.6       Quality Assurance.

(a)        Clinical Supply. MacroGenics shall use Commercially Reasonable Efforts to implement and perform operating procedures and controls for sampling, stability and other testing of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product, and for validation, documentation and release of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product and such other quality assurance and quality control procedures as are required by the specifications, GMP and the Clinical Quality Agreement (collectively, “Quality Assurance Measures”), for clinical supply purposes. To the extent any clinical or commercial supplies of the Licensed Compound are Manufactured at the Incyte Facility pursuant to this Article 7, all parties in involved in such Manufacture shall adhere to the Quality Assurance Measures, subject to any modifications that may be mutually agreed upon by the Parties in writing from time to time. MacroGenics shall lead any discussions between the Parties related to Quality Assurance Measures for clinical supply of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product for Phase I Studies and Phase II Studies. Incyte shall lead any discussions between the Parties related to Quality Assurance Measures for clinical supply of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product for Phase III Studies and Pivotal Studies.

(b)       Commercial Supply. Both Parties shall use Commercially Reasonable Efforts to implement and perform Quality Assurance Measures for commercial supply of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product. To the extent MacroGenics or an Approved CRO Manufactures any Phase III Study or Pivotal Study clinical supply or any commercial supplies of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product pursuant to this Article 7, such parties shall adhere to the Quality Assurance Measures implemented by Incyte in its production of the Licensed Compound Bulk Drug

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Substance and Licensed Compound Drug Product, subject to any modifications that may be mutually agreed upon by the Parties in writing from time to time. Incyte shall lead any discussions between the Parties related to Quality Assurance Measures for commercial supply of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product.

7.7       Compliance with Law. Each Party shall conduct all Manufacturing activities related to the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product in compliance with all Applicable Law, including applicable national and international (e.g., ICH, GCP, GLP, and GMP) guidelines.

ARTICLE 8

CONSIDERATION

8.1       Upfront Payment. MacroGenics shall invoice Incyte after the Effective Date and, within [**] after receipt of such invoice, Incyte shall pay to MacroGenics, One Hundred Fifty Million Dollars ($150,000,000) as a one-time, non-refundable, non-creditable upfront license payment.

8.2       Milestone Payments.  The applicable Party will notify the other Party within [**] following the achievement of each milestone set forth below (each, a “Milestone”). Thereafter, MacroGenics shall submit an invoice to Incyte for the applicable Milestone payment, and within [**] after Incyte’s receipt of such invoice, Incyte shall remit the applicable Milestone payment to MacroGenics. In addition, except with respect to the Breakthrough Designation Milestone, if for any reason any other Development Milestone corresponding to a Milestone payment does not occur prior to the occurrence of Regulatory Approval, then such prior non-occurring Development Milestone shall be deemed to occur concurrently with Regulatory Approval, and the applicable Milestone payments for the applicable Development Milestones shall become due and payable in accordance with this Section 8.2.

(a)        Proof of Concept Milestone. The following payments shall be payable once as specified in the table below with respect to the first applicable Clinical Study (conducted by: (i) Incyte, its Affiliates, or sublicensees (excluding Collaborators); (ii) MacroGenics, in the case of the Ongoing Clinical Study,  to the extent it meets the definition of a Phase II Study or Phase III Study;  (iii) MacroGenics,  if Incyte agrees in writing, in its sole discretion, that such study satisfies the POC Development Milestone;  or (iv) MacroGenics, in the case of a MacroGenics Clinical Study in an Indication for which the then-current Incyte Global Development Plan also includes the Initiation of a Clinical Study in the same Indication within the [**] period following the date on which MacroGenics’ Clinical Study achieved Proof of Concept)  to achieve the corresponding Milestone:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Proof of Concept Milestone	Payment (USD)
	1st Indication	2nd Indication	3rd Indication
[**] or [**] Establishing Proof of Concept (the “POC Development Milestone”)	[**]	[**]	[**]

(b)       Development Milestones. The following payments shall be payable once as specified in the table below with respect to the first applicable Monotherapy Regimen, or Incyte Combination Regimen Developed by Incyte, its Affiliates, or sublicensees (excluding Collaborators) to achieve the corresponding Milestone (together with the POC Development Milestone, each, a “Development Milestone”):

Development Milestone	Payment (USD)
	1st Indication	2nd Indication	3rd Indication

Treatment of [**] cumulative subjects across all Incyte Clinical Studies (including Incyte Monotherapy Studies and Incyte Combination Studies) in a single Indication for greater than [**] continuously at a recommended Phase II or Phase III defined dose and schedule

	[**]	[**]	[**]
Initiation of a Pivotal Study	[**]	[**]	[**]
Breakthrough Designation Granted	[**]	N/A	N/A

(c)        Regulatory Filing Milestones. The following payments shall be payable once as specified in the table below, with respect to the first Monotherapy Regimen or Incyte Combination Regimen Developed by Incyte, its Affiliates, or sublicensees (excluding Collaborators) to achieve the corresponding Milestone (each, a “Regulatory Filing Milestone”):

Regulatory Filing Milestone	Payment (USD)
	1st Indication	2nd Indication	3rd Indication
First filing of BLA in the U.S.	[**]	[**]	[**]
First filing of MAA with EMA or in [**] European Major Market countries	[**]	[**]	[**]

(d)       Regulatory Approval Milestones. The following payments shall be payable once as specified in the table below, with respect to the first Monotherapy Regimen or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Incyte Combination Regimen Developed by Incyte, its Affiliates, or sublicensees (excluding Collaborators) to achieve the corresponding Milestone (each, an “Approval Milestone”):

Approval Milestone	Payment (USD)
	1st Indication	2nd Indication	3rd Indication
Receipt of Regulatory Approval in U.S.	[**]	[**]	[**]
Receipt of Regulatory Approval in EU	[**]	[**]	[**]
Receipt of Regulatory Approval in Japan	[**]	[**]	[**]

(e)        Annual Net Sales Milestones. The Milestone payments set forth in this Section 8.2(e) shall each be payable to MacroGenics one time only, upon the first time during the Term that the total aggregate Net Sales of Licensed Products in any Calendar Year in the Territory during the applicable Royalty Term for the Licensed Products in the applicable country exceed the amounts set forth in the following table (each, a “Sales Milestone”).

Annual Aggregate Worldwide Net Sales Milestones
Sales Milestone	Payment (USD)
Upon the first occasion that aggregate annual Net Sales of Licensed Products exceeds [**]	[**]
Upon the first occasion that aggregate annual Net Sales of Licensed Products exceeds [**]	[**]
Upon the first occasion that aggregate annual Net Sales of Licensed Products exceeds [**]	[**]
Upon the first occasion that aggregate annual Net Sales of Licensed Products exceeds [**]	[**]

If more than one Sales Milestone described in this Section 8.2(e) is achieved during the same Calendar Year, then Incyte shall pay MacroGenics only the Sales Milestone payment that corresponds to the highest Sales Milestone that was achieved in such Calendar Year, and any Sales Milestone that was earned in such Calendar Year but not paid shall be paid with respect to the first Calendar Year in which no other Sales Milestone was achieved. For purposes of clarity, only one Sales Milestone payment shall be owed, on each of the first occasions that aggregate annual Net Sales of Licensed Products exceed [**],  [**],  [**] and [**] under this Section 8.2(e).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

8.3       Royalty Obligations. Incyte shall pay to MacroGenics royalties on the aggregate annual Net Sales of Licensed Products in the Territory, on a Licensed Product-by-Licensed Product basis, at the following rates set forth in this Section 8.3, in each case, subject to Sections 8.5 and 8.10:

Annual Net Sales	Royalty Rate
On the portion of worldwide annual Net Sales of Licensed Products less than or equal to [**]	15%
On the portion of worldwide annual Net Sales of Licensed Products greater than [**] and less than or equal to [**]	[**]
On the portion of worldwide annual Net Sales of Licensed Product greater than [**] and less than or equal to [**]	[**]
On the portion of worldwide annual Net Sales of Licensed Product greater than [**] and less than or equal to [**]	[**]
On the portion of worldwide annual Net Sales of Licensed Product greater than [**]	24%

8.4       Royalty Term. Royalties under Section 8.3 shall be payable on Net Sales on a Licensed Product-by-Licensed Product and country-by-country basis during the Royalty Term applicable to such Licensed Product in the applicable country. Following the expiration of the Royalty Term with respect to a Licensed Product in the applicable country (but not following an earlier termination of this Agreement), subject to the terms and conditions of this Agreement, Incyte shall have a perpetual, irrevocable, non-exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Licensed Technology and Label Combination Patents, to Exploit such Licensed Product in the Field in such country, and Net Sales of such Licensed Product in such country shall not count toward the milestones or royalty thresholds under Sections  8.2 or 8.3.

8.5       Royalty Rate Adjustments; Licensed Product Pricing.

(a)        The royalty rates set forth in Section 8.3 shall be subject to reduction as follows:

(i)         On a country-by-country basis, to the extent a Licensed Product is sold in a country in the Territory in which one (1) or more Third Parties is selling or has previously sold one or more Biosimilar Products, and such Biosimilar Products, collectively, have achieved a [**] or more market share of the aggregate market share of such Licensed Product and such Biosimilar Products (based on data provided by IMS Health Incorporated, Fairfield, Connecticut) as measured on a units sold basis in any Calendar Quarter, or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

if such data is not available, such other methodology for estimating the percentage of unit sales based market share of such Biosimilar Products in such country as agreed upon by the Parties, then Incyte’s royalty obligations with respect to sales of such Licensed Product in such country during such Calendar Quarter and all future Calendar Quarters shall be reduced by [**] of the applicable rate set forth in Section 8.3 (as such rate may be adjusted pursuant to Section 8.5(b) below);

(ii)       On a country-by-country basis and Licensed Product-by-Licensed Product basis, the royalty rates shall be reduced by [**], in each country in the Territory in which, at the time applicable Net Sales occur, no Valid Claim of Licensed Patents Covers the Commercialization of the applicable Licensed Product; and

(iii)      In no event shall the reduction available to Incyte pursuant to Sections 8.5(a)(i) and 8.5(a)(ii) reduce the royalties payable to MacroGenics for a given Calendar Quarter to less than [**] of the royalty amount otherwise payable with respect to the applicable Licensed Product (the “Royalty Floor”) for such Calendar Quarter during the Royalty Term, provided that Incyte may credit against royalty obligations payable with respect to one or more future Calendar Quarter(s) any royalty reductions that Incyte was unable to take in any previous Calendar Quarter due to the Royalty Floor to the extent such credited royalty deductions do not cause the payments owed to MacroGenics in such future Calendar Quarter to be reduced below the Royalty Floor.

(b)       Notwithstanding anything to the contrary herein, in the event that Incyte or its Affiliates or sublicensees sell the Licensed Compound [**] in a  Calendar Year such that the [**] for such Calendar Year is [**] the [**],  [**],  [**] or [**], as applicable, then, as Incyte’s [**] and MacroGenics’ [**] with respect to such sales, within [**] following the end of such Calendar Year, Incyte shall pay MacroGenics a one-time payment in an amount equal to the shortfall of the royalty that would have been owed had the [**] of the [**] been equal to the [**],  [**],  [**], or [**], as applicable. By way of example, if MacroGenics received $[**] in U.S. royalties over the course of a Calendar Year based on a [**], and the [**] in such Calendar Year was [**], then Incyte would owe MacroGenics a shortfall payment of $[**]  ([**]).

8.6       Manner of Royalty Payment. Within [**] following the end of each Calendar Quarter ending during an applicable Royalty Term as to a Licensed Product in the Territory, Incyte shall provide MacroGenics with a report setting forth, on a Licensed Product-by-Licensed Product and country-by-country basis: (a) the Net Sales of such Licensed Product in such country,  calculated in accordance with GAAP and (b) a calculation of the royalty payment due with respect to such Net Sales. Such report shall also include the exchange rates and other methodology used in converting Net Sales into U.S. Dollars from the currencies in which such sales were made for purposes of calculating the appropriate royalty rate and the royalty payment due, and the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

application of the adjustments, if any, made in accordance with the terms of Section 8.5 and Section 8.10. Following MacroGenics’ receipt of an undisputed report, MacroGenics shall send an invoice to Incyte for the royalty payment due for such Calendar Quarter. Within [**] after Incyte’s receipt of such invoice, Incyte shall pay all undisputed amounts due to MacroGenics pursuant to Section 8.3 with respect to Net Sales by Incyte, its Affiliates and their respective sublicensees for such Calendar Quarter.

8.7       Monotherapy Development Sublicense Fees. Incyte shall pay to MacroGenics [**] of upfront fees and milestones received following the Effective Date but prior to the end of the Royalty Term by Incyte and its Affiliates from any Third Party with which Incyte enters into, during the [**] after the Effective Date, a bona fide collaboration (such collaboration being limited solely to Development of the Monotherapy Regimen in the U.S., EU or Japan), pursuant to which Incyte grants such Third Party a sublicense under this Agreement (“Monotherapy Sublicense Fees”).

8.8       Collaborator Sublicense Fees.  With respect to each sublicense granted by Incyte under this Agreement with respect to a Collaborator Combination Regimen, throughout the Term, Incyte shall have the right, but not the obligation, to charge Collaborators an upfront fee, milestone or royalties on the net sales of the Collaborator’s Pipeline Asset in exchange for access to use the Licensed Compound in a Collaborator Combination Regimen, and shall pay to MacroGenics [**] of any such upfront fee, milestones or royalties received during the Royalty Term by Incyte and its Affiliates from such Collaborator in connection with the applicable Collaborator Contract (“Collaborator Sublicense Fees”).

8.9       Currency. All payments under this Agreement shall be payable in U.S. Dollars. With respect to sales of a Licensed Product invoiced in a currency other than U.S. Dollars, such amounts and the amounts payable hereunder shall be expressed in their U.S. Dollars equivalents using the exchange rate Incyte uses for its public financial accounting purposes.

8.10     Third Party Financial Obligations.

(a)        Subject to Section 8.10(b) and 8.10(c) below, in the event that Incyte in its reasonable discretion determines that it is necessary or useful to obtain a license under any Patents controlled by a Third Party in order to Exploit the Monotherapy Regimen (such license, a “Third Party License”), then Incyte may credit up to [**] of the amount of [**], milestone payments, royalties, and other amounts actually paid by Incyte or its applicable Affiliate or, solely to the extent passed through to Incyte, its sublicensee, as the case may be, to such Third Party in connection with such Third Party License in a given Calendar Quarter, in each case to the extent allocable to rights to Exploit the Monotherapy Regimen, against future milestone payments and royalty payments owed to MacroGenics under Section 8.3 (as such royalties may be adjusted pursuant to Section 8.5(b)) in such Calendar Quarter (such credit, the “Third Party License Credit”); provided, however, that in no event will such Third Party License Credit reduce any royalty or milestone payment payable to MacroGenics to less than [**] of the royalty or milestone amount otherwise payable with respect to the applicable Licensed Product. Any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

share of such Third Party obligations that [**] due to the [**]. For clarity, the Third Party License Credit shall not be [**].

(b)       As of the Execution Date, MacroGenics has the existing Third Party licenses set forth in Exhibit C (such licenses, the “Existing Third Party Licenses”). Incyte shall be solely responsible for paying to MacroGenics, with respect to the Existing Third Party Licenses, all license fees, milestone payments, and royalties (including royalty buyout payments)  payable to the applicable Third Party licensor under such Existing Third Party License, to the extent resulting from Incyte’s Exploitation of the Licensed Compound and/or Licensed Product; provided that, [**] shall have [**] of the amount of such fees as a [**] in the manner provided in [**], subject to the [**] and [**] set forth in such [**].

(c)        Notwithstanding anything to the contrary herein, Incyte shall be solely responsible for the payment of any and all costs and expenses, including upfront fees, milestone payments and royalty payments (without deduction pursuant to subsection (a)), and the assumption of any and all liabilities owed or incurred by Incyte or its Affiliates prior to the Effective Date or during the Term in connection with obtaining from [**] any Third Party License for the Exploitation of the Licensed Compound (including the promotion of the Licensed Compound as a component of a MacroGenics Combination Regimen) under those Patents identified on Exhibit G that are owned or Controlled by [**] as of the Effective Date (such [**], the “[**]”; such license, the “[**]”). During the Term, Incyte will use Commercially Reasonable Efforts to (x) [**] a [**] that [**] the [**] under the [**] by [**] to [**],  [**] generally consistent with the license set forth in Section 3.4(b) (except that the [**] will be solely for the Exploitation of the Licensed Compound and any further sublicensing thereof shall be subject to the provisions to Section 3.2(c)); and (y) maintain the [**] for so long as it is commercially reasonable for Incyte to do so. For so long as Incyte maintains the [**] in effect, Incyte will not amend or modify the [**] in a manner that would have a material adverse effect on MacroGenics’ rights under this Agreement without MacroGenics’ prior written consent. For clarity, the [**] hereunder with respect to the [**] shall not include [**] to the Exploitation of any Pipeline Asset or the Combination of any Pipeline Asset with the Licensed Compound.

(d)       [**].  Notwithstanding Section 8.10(a) and 8.10(c), during the Term and in the event that Incyte determines it is necessary to obtain from [**] any Third Party License for the Exploitation of the Licensed Compound (including the promotion of the Licensed Compound as a component of a MacroGenics Combination Regimen) under those Patents identified on Exhibit H that are owned or Controlled by [**] as of the Effective Date (such [**], the “[**]”; such license, the “[**]”), Incyte shall use Commercially Reasonable Efforts to [**] and [**] the [**], either as an extension of the [**] or a [**], and ensure that the terms of the [**] permit the [**] under the [**] by Incyte to MacroGenics, on terms generally consistent with the license set forth in Section 3.4(b) and the provisions of Section 8.10(c), except that the [**] will be solely for the Exploitation of the Licensed Compound,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

and any [**] thereof shall be subject to the provisions of Section 3.2(c). To the extent Incyte determines it is necessary to obtain the [**], Incyte shall be solely responsible for the payment of any and all costs and expenses, including upfront fees, milestone payments and royalty payments, without deduction pursuant to 8.10(a) or any other provision of this Agreement.

8.11     Taxes. All payments due and payable under this Agreement will be made without any deduction or withholding of Taxes, unless such deduction or withholding Tax is required by Applicable Law in effect at the time of payout. If the paying Party is so required to deduct or withhold any Taxes, such Party shall (a) promptly notify the other Party of such requirement; (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party; and (c) promptly forward to the other Party an official receipt (or certified copy), or other documentation reasonably acceptable to the other Party evidencing such payment to such authorities. Notwithstanding the foregoing, if as a result of (i) the assignment or transfer by operation of law or otherwise, of this Agreement by either Party to an Affiliate or Third Party outside of the U.S., or (ii) the exercise by either Party of its rights under this Agreement through an Affiliate or Third Party outside the U.S., withholding Tax in excess of the withholding Tax amount that would have been payable in the absence of such assignment or exercise of rights becomes payable with respect to any amount due to the other Party under this Agreement, then: (x) where the paying Party is the assigning or exercising Party described in (i) and (ii), the paying Party shall pay to the other Party such additional amounts as are necessary so that the other Party receives the amounts it would have received if such payments were not subject to such withholding Tax as a consequence of such assignment or exercise; and (y) where the receiving Party is the assigning or exercising Party described in (i) and (ii), the paying Party shall not be required to pay any amount in excess of the aggregate payment it would have been required to make based on the withholding Tax amount that would have been payable in the absence of such assignment or exercise of rights.

8.12     Audit. Each Party shall maintain complete and accurate records in the ordinary course of such Party’s operations in order to permit the other Party to confirm the accuracy of the calculation of royalties, milestones, FTE Costs, Third Party Expenses, Manufacturing Expenses and other payments under this Agreement. Upon reasonable prior notice, but not more than [**] per Calendar Year, such records shall be available during regular business hours for a period of [**] from the end of the Calendar Year to which they pertain for examination by a “Big Four” independent certified public accounting firm (i.e., PriceWaterhouseCoopers, Deloitte & Touche, Ernst & Young or KPMG) selected by the requesting Party, having no prior engagement with the requesting Party, and reasonably acceptable to the other Party for the sole purpose of verifying the accuracy of the financial reports and correctness of the payments furnished by the other Party pursuant to this Agreement (it being agreed that if the Parties have collectively engaged with more than [**] of the foregoing Big Four firms at the time of selection for an audit hereunder, then at such time the Parties shall reasonably cooperate and determine additional acceptable certified public accounting firms who may conduct such audit pursuant to this Section 8.12). Any such auditor shall not disclose the other Party’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the other Party or the amount of payments due by the other Party under this Agreement. Any amounts shown to

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

be owed but unpaid shall be paid within [**] from the accountant’s report, plus interest, as set forth in Section 8.13, from the original due date. Any amounts shown to have been overpaid shall be refunded within [**] from the accountant’s report. The requesting Party shall bear the full cost of such audit unless such audit discloses an underpayment by the other Party of more than [**] of the amount due, in which case the other Party shall bear the full cost of such audit.

8.13     Manner of Payment. All payments due to a Party hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by the receiving Party. If a Party does not receive payment of any sum due to it on or before the due date, such Party shall notify the other Party, and the paying Party shall have [**] following receipt of such notice to pay any undisputed amount. Thereafter, interest shall accrue on the undisputed sum due to such Party until the date of payment at the per annum rate of [**] over the then current prime rate quoted by Citibank in New York City of the maximum rate allowable by Applicable Law, whichever is lower.

ARTICLE 9

INTELLECTUAL PROPERTY MATTERS

9.1       Inventorship; Ownership and Disclosure of Inventions.

(a)        Inventorship. For purposes of this Section 9.1, inventorship with respect to any Inventions made by a Party’s (or its Affiliates’) own employees, agents, licensees or independent contractors in the course of conducting its activities under this Agreement, together with all intellectual property rights therein, shall be determined in accordance with U.S. patent laws.

(b)       Ownership by Incyte.  As between the Parties, any Invention made solely by Incyte’s (or its Affiliates’) own employees, agents, licensees or independent contractors that arises in the course of performing any Monotherapy Study, Incyte Combination Study and/or any Collaborator Combination Study under this Agreement or performing any other activity under this Agreement, together with all intellectual property rights in each of the foregoing (collectively, “Incyte Development IP”) and Incyte’s interest in Collaborator Development IP shall, as between Incyte and MacroGenics, be solely owned by Incyte.

(c)        Ownership by MacroGenics.  As between the Parties, any Invention made solely by MacroGenics’ (or its Affiliates’) own employees, agents, licensees or independent contractors that arises in the course of performing any MacroGenics Combination Study under this Agreement or, performing any other activity under this Agreement, together with all intellectual property rights therein (collectively, “MacroGenics Development IP”) shall, as between MacroGenics and Incyte, be solely owned by MacroGenics and, to the extent useful or necessary to Exploit the Licensed Compound or Licensed Product, shall, subject to Section 15.3(d), constitute Licensed Patents or Licensed Know-How (as applicable) for purposes of this Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

(d)       Joint Ownership.  The Parties shall jointly own any Inventions for which the inventors include at least one employee, agent, or independent contractor of each Party that arise in the course of performing activities under this Agreement, together with all intellectual property rights therein (“Joint Inventions”). Subject to any licenses granted under this Agreement, each Party will have the right to practice and exploit any Joint Inventions without the duty of accounting to the other Party or seeking consent (for licensing, assigning or otherwise exploiting Joint Inventions) from the other Party by reason of the joint ownership thereof; and each Party hereby waives any right such Party may have under the Applicable Law of any jurisdiction to require any such approval or accounting, and, to the extent Applicable Law prohibits such a waiver, each Party shall be deemed to so consent. In furtherance thereof, upon the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to effect the foregoing regarding Joint Inventions. Each Party shall promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing the Joint Inventions, and all Information relating to such Joint Inventions to the extent necessary for the use of such Joint Invention in the Development or commercialization of the Licensed Compounds or the Licensed Products in the Field and, to the extent patentable, for the preparation, filing and maintenance of any Patent with respect to such Joint Invention. Any such Information provided to the other Party pursuant to this Section 9.1(d) shall, to the extent it refers to or describes the Pipeline Asset of the Disclosing Party, be Confidential Information of the Disclosing Party, and the Disclosing Party shall have the right to require that any Confidential Information related to its Pipeline Assets be redacted from any Patent application(s) Covering Joint Inventions, provided that such Confidential Information shall not be redacted to the extent it is necessary to understand the Joint Invention, or is otherwise required for the patentability of the Joint Invention.

(e)        Assignment by Representatives. Each Party shall (and Incyte shall require that each Collaborator shall) bind its Affiliates, and its or their employees, agents, consultants and contractors (collectively, “Representatives”) to disclose to such Party, and to assign to such Party or its Affiliate (or to Collaborator, as applicable) all right, title and interest in, any Invention that is made by such Representative in the course of conducting its activities under this Agreement, together with all intellectual property therein.

9.2       Prosecution of Patents.

(a)        Licensed Patents. Subject to the oversight of the JIPC and in accordance with the remainder of this Section 9.2(a), MacroGenics shall have the primary right and authority to prepare, file, prosecute and maintain the Licensed Patents (other than the Joint Patents, which are the subject of Section 9.2(e)) on a worldwide basis, and shall prepare, file, prosecute or maintain the Licensed Patents in any jurisdiction requested by Incyte to the extent permitted under Applicable Law using independent outside counsel mutually agreed upon by the Parties.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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(b)       Costs.  Such activities under Section 9.2(a) shall be conducted by MacroGenics (including through outside counsel selected in accordance with Section 9.2(a) above) at MacroGenics’ own expense; provided that, Incyte shall reimburse MacroGenics for [**] of the reasonable, out-of-pocket costs incurred by MacroGenics in preparing, filing, prosecuting and maintaining the Licensed Patents in accordance with this Section 9.2, within [**] after receipt of any undisputed invoice from MacroGenics setting forth such costs; provided, further, that if, pursuant to MacroGenics’ agreement with any Third Party, MacroGenics is reimbursed by such Third Party for any such out-of-pocket costs in the preparing, filing, prosecution or maintenance of any such Licensed Patent, Incyte’s share of such out-of-pocket costs will be determined by [**]. Notwithstanding the foregoing, if Incyte wishes to seek Patent protection for a Licensed Patent in a jurisdiction other than those set forth on Exhibit F (a “Requested Licensed Patent”), then Incyte shall so notify MacroGenics in writing and shall reimburse MacroGenics for [**] of the reasonable, out-of-pocket costs incurred by MacroGenics in preparing, filing, prosecuting and maintaining such Requested Licensed Patent in such jurisdiction in accordance with this Section 9.2, within [**] after receipt of any undisputed invoice from MacroGenics setting forth such costs; provided that, if the Requested Licensed Patent Covers a MacroGenics Pipeline Asset, then Incyte shall only be required to pay [**] of the reasonable, out-of-pocket costs incurred by MacroGenics in preparing, filing, prosecuting and maintaining the Requested Licensed Patents in accordance with this Section 9.2; provided, further, that if, pursuant to MacroGenics’ agreement with any Third Party, MacroGenics is reimbursed by such Third Party for any such out-of-pocket costs in the preparing, filing, prosecution or maintenance of any such Requested Licensed Patent, Incyte’s share of such out-of-pocket costs will be determined by [**].

(i)         Opt-Out Right. Incyte may cease reimbursement of MacroGenics’ costs associated with any Licensed Patent pursuant to Section 9.2(a) by providing MacroGenics with at least [**] written notice (an “Opt Out Notice”). Upon receipt of an Opt Out Notice, MacroGenics may cease to pursue any efforts to prepare, file, prosecute or maintain the applicable Licensed Patent(s). Upon expiration of the notice period set forth in the Opt Out Notice, any Licensed Patent which is the subject of such Opt-Out Notice shall cease to be a Licensed Patent for all purposes under this Agreement, including for purposes of the licenses granted by MacroGenics to Incyte under Section 3.1.

(ii)       Incyte Review and Comment Rights.  Subject to the oversight of the JIPC, MacroGenics shall provide Incyte with a reasonable opportunity to review and comment on its efforts to prepare, file, prosecute and maintain Licensed Patents, including by providing Incyte with a copy of material communications from any patent authority regarding any Licensed Patent, and by providing drafts of any material filings or responses to be made in advance of submitting such filings or responses. MacroGenics shall consider Incyte’s comments and cooperate with Incyte regarding such

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communications and drafts in good faith, and shall use Commercially Reasonable Efforts to address Incyte’s comments. If MacroGenics determines in its discretion to abandon or not maintain any Licensed Patent(s) in any country(ies) of the world, then MacroGenics shall provide Incyte with written notice of such determination within a period of time reasonably necessary to allow Incyte to determine its interest in such Licensed Patent(s) (which notice from MacroGenics shall be given no later than [**] prior to any final deadline for any pending action or response that may be due with respect to such Licensed Patent(s) with the applicable patent authority). If Incyte provides written notice indicating that it wishes to acquire such Licensed Patent(s), MacroGenics shall, free of charge, assign and transfer to Incyte the ownership of, and interest in, such Licensed Patent(s) in such country(ies), at Incyte’s own expense, and MacroGenics shall cooperate with Incyte for assignment and transfer of such Licensed Patent(s) in such country. Thereafter, all such assigned and transferred Patents will be deemed Incyte Patents and not Licensed Patents, and Incyte shall have the right to prepare, file, prosecute and maintain such Patents as set forth in Section 9.2(e), at its sole expense. Notwithstanding the foregoing, Incyte shall have no right to prepare, file, prosecute or maintain (a) any Licensed Patents, in connection with settlement proceedings, oppositions, inter-partes proceedings and other similar circumstances; and (b) any Patents that are otherwise owned or Controlled by MacroGenics that are not Licensed Patents.

(c)        Incyte Patents; Incyte Development IP. Incyte shall have the sole right and authority to prepare, file, prosecute and maintain Incyte Patents and Patents within the Incyte Development IP on a worldwide basis at its own expense.

(i)         MacroGenics Review and Comment Rights. Incyte shall provide MacroGenics with a reasonable opportunity to review and comment on its efforts to prepare, file, prosecute and maintain Incyte Patents and Patents within the Incyte Development IP in each case that specifically relate to the Licensed Compound or Licensed Product (collectively, the “Subject Patents”), including by providing MacroGenics with a copy of material communications from any patent authority regarding any Subject Patent, and by providing drafts of any material filings or responses to be made in advance of submitting such filings or responses. Incyte shall consider MacroGenics’ comments regarding such communications and drafts in good faith, and shall use Commercially Reasonable Efforts to address MacroGenics’ comments where practicable. If Incyte determines in its discretion to abandon or not maintain any Subject Patent(s) in any country(ies) of the world, then Incyte shall provide MacroGenics with written notice of such determination within a period of time reasonably necessary to allow MacroGenics to determine its interest in such Subject Patent(s) (which notice from Incyte shall be given no later than [**] prior to any final deadline for any pending action or response that may be due

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with respect to such Subject Patent(s) with the applicable patent authority). If MacroGenics provides written notice indicating that it wishes to acquire such Subject Patent(s), Incyte shall,  in return for MacroGenics’ payment to Incyte of [**] of Incyte’s accrued costs for filing, prosecution, and maintenance of such Subject Patent, assign and transfer to MacroGenics the ownership of, and interest in, such Subject Patent(s) in such country(ies), at MacroGenics’ own expense, and Incyte shall cooperate with MacroGenics for assignment and transfer of such Subject Patent(s) in such country. Thereafter, MacroGenics shall have the right to prepare, file, prosecute and maintain such Patents at its sole expense and Incyte shall have no further rights in or obligation to MacroGenics with respect to such Subject Patent(s). Notwithstanding the foregoing, MacroGenics shall have no right to prepare, file, prosecute or maintain (a) any Subject Patents, in connection with settlement proceedings, oppositions, inter-partes proceedings and other similar circumstances; and (b) any Patents that are otherwise owned or Controlled by Incyte or its Affiliates that are not Subject Patents.

(d)       Collaborator Development IP. As between the Parties, Incyte shall have the sole right and authority to prepare, file, prosecute and maintain Patents within the Collaborator Development IP on a worldwide basis at its own expense.

(e)        Joint Patents.

(i)         Subject to the governance of the JIPC and in accordance with the remainder of this Section 9.2(e), Incyte shall have the primary right and authority to prepare, file, prosecute and maintain the Patents included in the Joint Inventions (“Joint Patents”) at its own expense; provided, however, to the extent that claims of Joint Patents Cover MacroGenics Pipeline Assets, that MacroGenics shall have the right and authority to prepare, file, prosecute and maintain the Patents included in the Joint Inventions that specifically relate to MacroGenics Combination Regimens or MacroGenics Pipeline Assets (but not to the Licensed Compound or Licensed Product) (“MacroGenics-Responsible Joint Patents”).

(ii)       Costs.  Such activities under Section 9.2(e)(i) shall be conducted by the responsible Party (the “Responsible Party”) (including through outside counsel) at the Responsible Party’s own expense; provided that, the other Party shall reimburse the Responsible Party for fifty percent (50%) of the reasonable, out-of-pocket costs incurred by the Responsible Party in preparing, filing, prosecuting and maintaining the applicable Joint Patent(s) in accordance with this Section 9.2(e)(i), within [**] after receipt of any undisputed invoice from the Responsible Party setting forth such costs.

(iii)      Review and Comment Rights.  Subject to the governance of the JIPC, the Responsible Party shall provide the other Party with a reasonable opportunity to review and comment on its efforts to prepare, file, prosecute

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and maintain the Joint Patents, including by providing such Party with a copy of material communications from any patent authority regarding any Joint Patent, and by providing drafts of any material filings or responses to be made in advance of submitting such filings or responses. The Responsible Party shall consider the other Party’s comments and cooperate with the other Party regarding such communications and drafts in good faith, and shall use Commercially Reasonable Efforts to address the other Party’s comments. If the Responsible Party determines in its discretion to abandon or not maintain any Joint Patent(s) for which it has prosecution and maintenance right pursuant to Section 9.2(e)(i) in any country(ies) of the world, then the Responsible Party shall provide the other Party with written notice of such determination within a period of time reasonably necessary to allow the other Party to determine its interest in acquiring the Responsible Party’s interest in such Joint Patent(s) (which notice from the Responsible Party shall be given no later than [**] prior to any final deadline for any pending action or response that may be due with respect to such Joint Patent(s) with the applicable patent authority). Upon written notice from such Party that it wishes to acquire the Responsible Party’s interest in such Joint Patent(s), the Responsible Party shall, free of charge, assign and transfer to the other Party the Responsible Party’s interest in such Joint Patent(s) in such country(ies), at the other Party’ own expense, and the Responsible Party shall cooperate with the other Party for assignment and transfer of such Joint Patent(s) in such country. Thereafter, all such assigned and transferred Patents will be deemed Patents of the assignee party and not Joint Patents, and the other Party shall have the right to prepare, file, prosecute and maintain such Patents at its sole expense and the Responsible Party shall have no further rights (including any license rights hereunder) in or obligation to the other Party (including payment obligations hereunder) with respect to such Joint Patent(s).

(f)        Cooperation in Prosecution.

(i)         Each Party shall provide the other Party all reasonable assistance and cooperation in the prosecution efforts with respect to Licensed Patents (including Joint Patents) provided above in Sections 9.2(a) through 9.2(e).  The Parties will discuss and consider in good faith filing separate Patent Rights that include claims that Cover Licensed Compound, Licensed Product and Combinations thereof (e.g., methods of manufacturing and uses of such Licensed Compound and Licensed Product) specifically or generically and claims that Cover only other compounds and methods of making and using such other compounds. Each Party shall provide the other Party all reasonable assistance and cooperation in providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below. Such assistance and cooperation shall include making a Party’s

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inventors and other scientific advisors reasonably available to assist the other Party’s Patent prosecution efforts.

(ii)       All communications between the Parties relating to the prosecution efforts provided above in Sections 9.2(a) through 9.2(e), including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to the applicable Patents, shall be considered Confidential Information of the Party controlling the prosecution of the applicable Patents pursuant to Sections 9.2(a) through 9.2(e) (the “Prosecuting Party”), except that, other than as set forth in Section 9.1(d), such communications in connection with Joint Patents shall be considered the Confidential Information of both Parties.

(iii)      The Prosecuting Party shall keep the other Party reasonably informed of its prosecution activities with respect to the applicable Patents.

9.3       Infringement of Patents by Third Parties.

(a)        Notification. Each Party shall promptly notify the other Party in writing of any existing, alleged or threatened infringement of any Licensed Patent,  Joint Patent,  or Subject Patent, of which it becomes aware, and shall provide all Information in such Party’s possession or control relating to such infringement.

(b)       Infringement of Licensed Patents.

(i)         Subject to Section 9.3(b)(ii) through 9.3(b)(vii),  Incyte shall have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened infringement of any Licensed Patent or Joint Patent, including the filing by a Third Party of any Biosimilar Application under the BPCI Act, and to compromise or settle such action by counsel of its choice.

(ii)       Incyte shall notify MacroGenics of its election to take any action in accordance with Section 9.3(b)(i) at least [**] before any time limit set forth in Applicable Law or regulation, including the time limits set forth under the BPCI Act. Notwithstanding the foregoing sentence, Incyte shall not initiate any such suit or take such other action with respect to any Licensed Patent or Joint Patent without first consulting with MacroGenics and giving good faith consideration to any reasonable objection from MacroGenics regarding Incyte’s proposed course of action. MacroGenics shall cooperate in the prosecution of any suit under this Section 9.3 as may be reasonably requested by Incyte. In the event that Incyte elects not to initiate a lawsuit or take other reasonable action with respect to an infringement described in Section 9.3(b)(i), MacroGenics shall have the right, but not the obligation, to initiate such suit or take such other action, after providing [**] (or [**] in the event there is a time limit) notice to Incyte and giving good-faith

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consideration to Incyte’s reason(s) for not initiating a suit or taking other action; provided, however, that if Incyte has notified MacroGenics that it is not proceeding with an action on the advice of competent outside counsel that has evaluated patent scope, validity, enforceability, and/or possible infringement defenses, then MacroGenics shall not commence an action as described in this Section 9.3(b)(ii) until such time that (A) the Parties have agreed that such action should be commenced or (B) a mutually-agreeable Third Party expert has mediated such disagreement and determined that such action is reasonably unlikely to have a material adverse effect on the Licensed Patents, Joint Patents, or Subject Patents. If, prior to the outcome of such determination by such Third Party expert, a time limit will expire or deadline occur that will prevent or limit the ability to initiate or conduct such suit or action, MacroGenics shall have the right to proceed with such suit or action until the outcome of the determination, at which point MacroGenics may continue with such suit or action only in accordance with the determination.

(iii)      Without limiting the obligations of the Parties under subsection (ii) above, if one Party elects to bring suit or take action under this Section 9.3(b) against an infringement, then the other Party shall have the right, prior to commencement of the suit or action, to join any such suit or action at its own cost and expense.

(iv)       Incyte will have sole decision-making authority with respect to the determination of which Incyte Patents, and primary decision-making authority with respect to the determination of which Licensed Patents or Joint Patents, to submit to a Third Party that files a Biosimilar Application, or any other act of patent information exchange or listing as required by the BPCI Act or other similar measure in any other country in the Territory; provided that (A) to the extent permitted by Applicable Law, Incyte shall confer in good faith with MacroGenics regarding which, if any, Licensed Patents or Joint Patents are listed pursuant to 42 U.S.C. § 262(l)(3)(A) (or any successor legislation) or included in any litigation with the Third Party applicant and (B) prior to the submission of such list to the Third Party, MacroGenics shall have the right to review and comment on and (if agreed by the Parties) require Incyte to include additional Licensed Patents or Joint Patents therein.

(v)        Each Party shall provide to the Party enforcing any such rights under this Section 9.3(b) reasonable assistance in such enforcement, at such enforcing Party’s reasonable request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall consult with the other Party in any important aspects of such enforcement, including

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determination of material litigation strategy and filing of important papers to the competent court.

(vi)       Each Party shall bear all of its own internal costs incurred in connection with its activities under this Section 9.3(b). In the event that the Parties are joined in suit or action against the infringement or the non-enforcing Party elects to join such suit or action and, in either case, elects to be represented by the same outside counsel as the enforcing Party, then the enforcing Party shall be responsible for all expenses arising from such outside counsel, provided that the enforcing Party consents to such joint representation by outside counsel, such consent not to be unreasonably withheld, delayed or conditioned.

(vii)     The Party not bringing an action with respect to infringement in the Territory under this Section 9.3(b) shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action.

(viii)    Neither Party shall settle any claim, suit or action that it brought under this Section 9.3 involving Licensed Patents or Joint Patents that would either (A) involve any admission of invalidity or unenforceability of a Licensed Patent or Joint Patent or (B) result in the imposition of any liability on the non-enforcing party for which the enforcing party is not indemnifying the non-enforcing party pursuant to Article 14,  without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

(c)        Infringement of Patents Claiming MacroGenics Pipeline Assets / MacroGenics Combination Regimens. With respect to any infringement of any Patent that (i) Covers any MacroGenics Pipeline Asset or MacroGenics Combination Regimen and (ii) either (A) does not Cover the Licensed Compound or any Licensed Product or (B) did not exist as of the Execution Date and is being enforced with respect to activity that does not infringe (x) any composition of matter or formulation Patent with respect to the Licensed Compound nor (y) any method Patent that Covers the Licensed Compound as a Monotherapy Regimen, MacroGenics shall have the sole and exclusive right, but not the obligation, to bring, at MacroGenics’ expense and in its sole control, an appropriate suit or other action against any Person engaged in such infringement of such Patent.

(d)       Infringement of Incyte Patents; Incyte Development IP. With respect to any infringement of any Incyte Patent or any Patent within the Incyte Development IP, Incyte shall have the sole and exclusive right, but not the obligation, to bring, at Incyte’s expense and in its sole control, an appropriate suit or other action against any Person engaged in such infringement of such Patent.

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(e)        Infringement of Patents Claiming Incyte Pipeline Assets / Collaborator Pipeline Assets / Incyte Combination Regimens / Collaborator Combination Regimens. With respect to any infringement of any Patent that Covers any Incyte Pipeline Asset, Collaborator Pipeline Asset, Incyte Combination Regimen or Collaborator Combination Regimen, as between the Parties, Incyte shall have the sole and exclusive right, but not the obligation, to bring, at Incyte’s expense and in its sole control, an appropriate suit or other action against any Person engaged in such infringement of such Patent.

(f)        Allocation of Proceeds. If either Party recovers monetary damages or a monetary settlement from any Third Party in a suit or action brought under Section 9.3(b) or any royalties, milestones or other payments from a license agreement with a Third Party related to any alleged infringement as to which such Party had a right to bring a suit or other action pursuant to Section 9.3(b), then to the extent such damages or royalties result from the infringement of Licensed Patents, such recovery (“Infringement Recovery”) shall first be allocated to the reimbursement of any expenses incurred by the Parties in such litigation, action or license negotiations; then, any remaining amounts shall be allocated to Incyte and treated as Net Sales for purposes of this Agreement; provided, however, that if MacroGenics is the party bringing the applicable suit or action, any amounts remaining amounts shall be allocated [**] to MacroGenics and [**] to Incyte. For clarity, with respect to all other infringement suits or actions brought by a Party (e.g., with respect Incyte Patents or Patents within the Incyte Development IP or MacroGenics Development IP), the owning Party shall keep all recoveries.

9.4       Patent Term Extensions.  The Parties shall consult and cooperate with each other in obtaining patent term extensions, adjustments, or restorations or supplemental protection certificates or their equivalents (each a “Patent Extension” and collectively “Patent Extensions”) in the Territory for the Licensed Patents and Joint Patents to the extent they Cover Licensed Compounds, Licensed Products, or the Monotherapy Regimen; provided that, (a) Incyte shall have the primary right and authority to seek and apply for Patent Extensions with respect to Licensed Patents and Joint Patents that [**] claim Monoclonal Antibodies, subject to review and comment by MacroGenics, which Incyte shall consider in good faith; (b) MacroGenics shall have the primary right and authority to seek and apply for Patent Extensions with respect to Licensed Patents and Joint Patents that [**] claim bi- or multi-specific antibodies, subject to review and comment by Incyte, which MacroGenics shall consider in good faith; and (c) the Parties shall discuss in good faith and shall mutually agree upon whether to seek and apply for Patent Extensions with respect to any Patents [**] Monoclonal Antibodies and [**]. In the event that a Party does not intend to seek a Patent Extension that is or will become available for a Licensed Patent or Joint Patent, it shall so inform the other Party in writing in sufficient time to permit the other Party to seek such Patent Extension. The Party that does not apply for a Patent Extension hereunder will cooperate fully with the other Party in making such filings or actions, including making available all required regulatory data and Information and executing any required authorizations to apply for such Patent Extension. All out-of-pocket expenses incurred in connection with activities of each Party with respect to the Licensed Patent(s) or Joint Patent(s)

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for which such Party seeks a Patent Extension pursuant to this Section 9.4 shall be entirely borne by such Party.

9.5       Infringement of Third Party Rights in the Territory.

(a)        Notice. In the event that a Third Party makes any claim, gives notice, or brings any suit or other inter-partes proceeding against MacroGenics or Incyte, or any of their respective Affiliates or sublicensees (including Collaborators) for infringement or misappropriation of any intellectual property rights of a Third Party arising out of the Exploitation of any Licensed Product in the Field (“Third Party Infringement Claim”), the Party receiving notice of a Third Party Infringement Claim shall promptly notify the other Party.

(b)       Defense. Subject to Article 14, the Party or its respective Affiliate or sublicensee against which such Third Party Infringement Claim is brought shall have the sole right to defend such Third Party Infringement Claim.

9.6       Patent Oppositions and Other Proceedings.

(a)        Licensed Patents. If any Licensed Patent or Joint Patent becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference, inter-partes review, post-grant review, other patent office administrative proceedings or other attack upon the validity, title or enforceability thereof (a “Third Party Patent Challenge”) (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 9.5, in which case the provisions of Section 9.5 shall govern), the Prosecuting Party as to such Licensed Patent or Joint Patent shall have the discretion whether to defend and shall control any defense of such Licensed Patent or Joint Patent, at its own expense; provided, however, that if the Prosecuting Party, declines or fails to take any action to defend such Third Party Patent Challenge within [**] of the commencement thereof, then the other Party shall have the right to defend and shall control any defense of such Licensed Patent or Joint Patent, at its own expense.

(b)       Third Party Patent Rights.  Except with respect to any Patents within the [**] or [**] (in which case the provisions of Section 10.2(j) shall govern), if either Party desires to bring an opposition, reexamination request, action for declaratory judgment, nullity action, interference, inter partes review, post grant review, or other patent office administrative proceedings or other attack upon the validity, title or enforceability of a Patent owned or Controlled by a Third Party and that claims the Licensed Compound or a Licensed Product (either specifically or generically), or the use, manufacture, sale, offer for sale or importation of the Licensed Compound or a Licensed Product (either specifically or generically) (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 9.5, in which case

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the provisions of Section 9.5 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action. Each Party shall have the right, but not the obligation, to bring at its own expense such action in the Territory, provided that the Parties shall use reasonable efforts as practicable to coordinate and cooperate in bringing such action(s). The Party not bringing an action under this Section 9.6(b) shall be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and shall cooperate fully with the Party bringing such action. Any awards or amounts received in bringing any such action shall be first allocated to reimburse the initiating Party’s expenses in such action, and any remaining amounts shall be allocated between the Parties as provided in Section 9.3(f).

ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1     Mutual Representations, Warranties and Covenants. Each of the Parties hereby represents and warrants to the other Party as of the Execution Date and, as applicable, hereinafter covenants that:

(a)        Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

(b)       Binding Agreement. This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

(c)        Authorization. The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, obligation, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any Governmental Authority presently in effect applicable to such Party.

(d)       No Further Approval. It is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority under any Applicable Law, currently in effect, necessary for, or in connection with, the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Governmental Authorities

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necessary for the Exploitation of Licensed Compound and Licensed Products as contemplated hereunder), except as may be required to obtain clearance of this Agreement under the HSR Act.

(e)        No Inconsistent Obligations. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

(f)        Certain Actions. It shall not take any actions between the Execution Date and the Effective Date that would, or would be reasonably likely to, cause any representations or warranties made by such Party in this Article 10 to be untrue or inaccurate in any material respect as of the Effective Date.

10.2     Additional Representations and Warranties of MacroGenics. MacroGenics represents and warrants as of the Execution Date and covenants to Incyte that:

(a)        To MacroGenics’ Knowledge, there is no actual or threatened infringement or misappropriation of the Licensed Technology or Label Combination Patents by any Person in the Territory. MacroGenics (or its Affiliates) is the sole and exclusive owner of, or otherwise Controls pursuant to an Existing Third Party License, the Licensed Technology,  Label Combination Patents and the Transferred Documentation. MacroGenics has all rights necessary to grant the licenses under the Licensed Technology and Label Combination Patents, and Rights of Reference to Regulatory Documentation that it grants to Incyte hereunder. During the Term, MacroGenics shall not, and shall cause its Affiliates not to, grant to any Third Party any rights that encumber or conflict with the rights granted to Incyte hereunder with respect to the Licensed Technology,  Label Combination Patents or Transferred Documentation.

(b)       The Licensed Patents set forth on Exhibit A,  together with the Label Combination Patents, represent all Patents Controlled by MacroGenics (or its Affiliates) that Cover or disclose the Licensed Compound or any Invention necessary or useful for the Exploitation of the Licensed Compound or Licensed Products in the Territory in the Field as of the Execution Date. The Licensed Patents and Label Combination Patents are free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Incyte hereunder. To MacroGenics’ Knowledge, no Third Party has challenged or threatened in writing to challenge the scope, validity or enforceability of any Licensed Patent or Label Combination Patents (including, by way of example, through opposition or the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the U.S. Patent and Trademark Office or any analogous foreign Governmental Authorities). MacroGenics or its Affiliates have timely paid all filing and renewal fees payable with respect to any Licensed Patents for which MacroGenics controls prosecution and maintenance, and with respect to all Label Combination Patents. The development of the

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Licensed Patents and Label Combination Patents has not been funded, in whole or in part, by the U.S. government. To MacroGenics’ Knowledge, as of the Execution Date, the Exploitation of the Licensed Compound as a Monotherapy Regimen does not infringe or misappropriate the intellectual property or proprietary rights of any Third Party in the Territory, [**].

(c)        The Licensed Know-How is free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Incyte hereunder. MacroGenics and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Licensed Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Licensed Know-How), and, to MacroGenics’ Knowledge, there has not occurred any unauthorized access, use, or disclosure of the Licensed Know-How. The development of the Licensed Know-How has not been funded, in whole or in part, by the U.S. government.

(d)       MacroGenics has not received any written notice or threat of any material suit, legal claim, action, proceeding or investigation against MacroGenics or any of its Affiliates that relates to the Licensed Technology or Label Combination Patents, and no judgment or settlement is owed by MacroGenics or any of its Affiliates in connection with the Licensed Technology or Label Combination Patents.

(e)        All current and former officers, employees, agents, advisors, consultants, contractors or other representatives of MacroGenics or any of its Affiliates who are inventors of or have otherwise contributed or are otherwise expected to contribute to the creation or development of any Licensed Technology or Label Combination Patents have or will have executed and delivered to MacroGenics or any such Affiliate, prior to contributing to the creation or development of any Licensed Technology or Label Combination Patents, a valid and enforceable assignment or other agreement regarding the protection of proprietary Information and the assignment to MacroGenics or any such Affiliate of such person’s entire right, title and interest in and to any Licensed Technology and Label Combination Patents. To MacroGenics’ Knowledge, no current officer, employee, agent, advisor, contractor, consultant or other representative of MacroGenics or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the assignment, protection, or confidentiality of Licensed Patents, other Licensed Technology, or Label Combination Patents, or of any employment contract or any other contractual obligation relating to the relationship of any such Person with MacroGenics or any such Affiliate. Incyte has no obligation to contribute to any remuneration of any inventor employed or previously employed by MacroGenics or any of its Affiliates in respect of any such Inventions, Information and discoveries and intellectual property rights therein that are so assigned to MacroGenics or its Affiliate(s).

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

(f)        MacroGenics has prepared, maintained and retained all Transferred Documentation for the Licensed Compound and the Licensed Products in the Territory pursuant to and in accordance with all Applicable Law, including, as applicable, GLP. All activities conducted by or on behalf of MacroGenics with respect to Licensed Compound have been conducted in accordance with Applicable Law (including GLP and GMP).

(g)        To MacroGenics’ Knowledge, other than under the Existing Third Party Licenses and [**],  no royalties, milestones, or other payments are owed to any Third Party for Patents controlled by such Third Party that are reasonably likely to be necessary or useful in order to Exploit the Licensed Compound or Licensed Products.

(h)       Neither MacroGenics nor any of its Affiliates has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any similar sanction of other Governmental Authorities in the Territory, and neither MacroGenics nor any of its Affiliates has used, in any capacity, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any such similar sanction. MacroGenics shall not engage, and shall ensure that its licensees and Representatives shall not engage in any capacity in connection with this Agreement or any ancillary agreements, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any such similar sanction. MacroGenics shall inform Incyte in writing promptly if it or any Person engaged by MacroGenics or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to MacroGenics’ Knowledge, is threatened, relating to the debarment or conviction of MacroGenics, any of its Affiliates or any such Person performing services hereunder or thereunder.

(i)         MacroGenics is not subject to any agreement with any Third Party which would limit or restrict its ability to perform its obligations under this Agreement in any material respect.

(j)        MacroGenics covenants and agrees, and shall cause its Affiliates and any sublicensees (subject to the remainder of this subsection (j)) to covenant and agree, not to directly or indirectly challenge the validity, enforceability, patentability, or inventorship of any claim of any Patent within the [**] or the [**], except in response to a claim of infringement of the Patent within the [**] or the [**], as applicable. MacroGenics further agrees not to provide assistance or support, financial or otherwise, to any Third Party in bringing any such challenge to the infringement, validity, enforceability, patentability, or inventorship of any claim of any Patent within the [**] or the [**]. The foregoing restrictions with respect to the [**] shall, subject to Section 10.3(e), apply until, upon inquiry by MacroGenics and confirmation by Incyte, the existence and continued effectiveness of the sublicense

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

granted to MacroGenics with respect to the [**] and/or any [**] thereto have terminated, changed or been amended otherwise. For clarity, the foregoing restrictions shall apply only to those [**] that have received a [**] or [**], as applicable;  provided further, that to the extent a Third Party who [**] other than [**] or [**] within the [**] or the [**], the [**] to such Third Party under such other intellectual property shall not be construed as an [**] under this Section 10.2(j).

10.3     Additional Representations and Warranties of Incyte. Incyte represents and warrants as of the Execution Date and covenants to MacroGenics that:

(a)        Incyte has all rights necessary to grant to MacroGenics the licenses under the Incyte Patents and Rights of Reference to Regulatory Documentation related to the Licensed Compound or Licensed Products that it grants to MacroGenics hereunder.

(b)       Neither Incyte nor any of its Affiliates or any Collaborators, has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any similar sanction of other Governmental Authorities in the Territory, and neither Incyte nor any of its Affiliates or any Collaborators has used, in any capacity, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any such similar sanction. Incyte shall not engage, and shall ensure that its Affiliates, Representatives and Collaborators shall not engage, in any capacity in connection with this Agreement or any ancillary agreements, any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FFDCA or is subject to any such similar sanction. Incyte shall inform MacroGenics in writing promptly if it or any Person engaged by Incyte or any of its Affiliates or Collaborators who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Incyte’s Knowledge, is threatened, relating to the debarment or conviction of Incyte, any of its Affiliates or Collaborators performing services hereunder or thereunder.

(c)        Incyte is not subject to any agreement with any Third Party which would limit or restrict its ability to perform its obligations under this Agreement in any material respect.

(d)       To Incyte’s Knowledge, [**],  no royalties, milestones, or other payments are owed to any Third Party for Patents controlled by such Third Party that are reasonably likely to be necessary or useful in order to Exploit the Licensed Compound or Licensed Products.

10.4     No Other Representations or Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 10, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, IN

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENTS. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY COMPOUND OR PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY COMPOUND OR PRODUCT WILL BE ACHIEVED.

ARTICLE 11

CONFIDENTIALITY

11.1     Nondisclosure. Each Party agrees that, during the Term and for a period of [**] thereafter, the Party receiving Confidential Information (the “Receiving Party”) of the other Party (the “Disclosing Party”) shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary Information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 11.1 shall not create or imply any rights or licenses not expressly granted under this Agreement). Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret within such Confidential Information shall survive such [**] period for so long as such Confidential Information remains protected as a trade secret under Applicable Law.

11.2     Exceptions. The obligations in Section 11.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent, written evidence:

(a)        is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

(b)       is known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure to the Receiving Party or any of its Affiliates by the Disclosing Party;

(c)        is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that to the Receiving Party’s Knowledge is not bound by a duty of confidentiality or restriction on its use;

(d)       is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates, generally known or available, either before or after it is disclosed to the Receiving Party by the Disclosing Party;

(e)        is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of or reference to the Confidential Information belonging to the Disclosing Party; or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

(f)        is the subject of written permission to disclose provided by the Disclosing Party.

11.3     Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a)        filing, prosecuting, maintaining, enforcing or defending Patents as permitted by this Agreement;

(b)       as reasonably required in generating Regulatory Documentation and obtaining Regulatory Approvals;

(c)        prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(d)       complying with Applicable Law or court or administrative orders;

(e)        complying with any obligation under this Agreement;

(f)        in communications with existing or bona fide prospective acquirers, merger partners, financing sources, investment bankers, lenders or investors, and consultants and advisors of the Receiving Party in connection with transactions or bona fide prospective transactions with the foregoing, in each case on a need to know basis and under appropriate confidentiality provisions substantially equivalent to those of this Agreement; provided,  however, that the Receiving Party shall remain responsible for any violation of such confidentiality provisions by any Person receiving such Confidential Information; or

(g)        to its Affiliates, sublicensees or prospective sublicensees, subcontractors or prospective subcontractors, consultants, agents and advisors on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by written obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this Article 11; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 11.3(g) to treat such Confidential Information as required under this Article 11.

If and whenever any Confidential Information is disclosed in accordance with this Section 11.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.3(a) through Section 11.3(e), it will, except where impracticable or not legally permitted, give reasonable advance notice to the other Party of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure.

11.4     Terms of this Agreement. The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties, subject to the provisions of Section 11.3(f),  11.3(g) and 11.6.

11.5     Publicity. Without limiting the Parties’ rights and obligations pursuant to Section 11.9 with respect to publications:

(a)        Each Party shall make a public announcement of the execution of this Agreement in the form attached as Exhibit D to this Agreement, which shall be issued at a time to be mutually agreed by the Parties, but no later than [**] after the Execution Date. Except as required to comply with Applicable Law or as set forth in subsection (b), each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

(b)       The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Licensed Products and other activities in connection with this Agreement that may include information that is not otherwise permitted to be disclosed under this Article 11, and that may be beyond what is required by Applicable Law, but in each case consistent with the need to keep investors informed regarding such Party’s business in accordance with customary investor relations, and each Party may request to the right to make such disclosures from time to time. Such disclosures may include achievement of milestones, significant events in the Development and regulatory process, Commercialization activities and the like. Except for the initial press release(s) described in subsection (a), whenever a Party (the “Requesting Party”) desires to make any such public disclosure, it shall first notify the other Party (the “Cooperating Party”) of such planned press release or public announcement and provide a draft for review at least [**] in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements that are required by Applicable Law, or by regulation or rule of any public stock exchange (including NASDAQ), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least [**] in advance). The Requesting Party and Cooperating Party will discuss such proposed public disclosure in good faith. Unless otherwise permitted pursuant to Section 11.6 or required by Applicable Law, or by regulation or rule of any public stock exchange (including NASDAQ), the Requesting Party will not issue such press release or make such public announcement without the prior written consent of the Cooperating Party, not to be unreasonably withheld, conditioned or delayed, provided that the Requesting Party may issue such press release or make such public announcement if: (i) the contents of such press release or public announcement have previously been made public other than through a breach of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

this Agreement by the Requesting Party, (ii) such press release or public announcement does not materially differ from, or relies solely on facts publicly disclosed in, a previously-approved press release or other publicly available information, and (iii) the Requesting Party notifies the Cooperating Party reasonably in advance of issuance. The principles to be observed in disclosures pursuant to this Section 11.5(b) shall include accuracy, compliance with Applicable Law and regulatory guidance documents, reasonable sensitivity to potential negative reactions of the FDA (and its foreign counterparts), and the need to protect competitively sensitive information regarding Licensed Products and the legal obligations and responsibility to keep investors informed regarding the Requesting Party’s business.

11.6     Securities Filings. Notwithstanding anything to the contrary in this Article 11, in the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, or requires the filing of this Agreement as an exhibit to such registration, statement or disclosure document, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing at least [**] prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related agreements between the Parties. The Party making such filing shall cooperate in good faith with the other Party to obtain confidential treatment of the terms and conditions of this Agreement or any related agreements between the Parties that the other Party reasonably requests be kept confidential or otherwise afforded confidential treatment, and shall only disclose Confidential Information that it is advised by outside counsel is legally required to be disclosed. Each Party acknowledges that the other Party may be required by securities regulators, including the Securities and Exchange Commission, or advised by such other Party’s outside counsel that the financial terms, including the milestone amounts and/or royalty rates must be included in such filings. No notice shall be required under this Section 11.6 if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by either Party in accordance with this Section 11.6 or otherwise approved by the other Party.

11.7     Relationship to Confidentiality Agreement. This Agreement supersedes the Prior CDA; provided, however, that all “Confidential Information” disclosed or received by the Parties and their Affiliates thereunder shall be deemed Confidential Information hereunder and shall be subject to the terms and conditions of this Agreement.

11.8     Equitable Relief. Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 11. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 11.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

11.9     Publications. The publishing Party shall have the right to publish results of all Clinical Studies and Development activities conducted pursuant to this Agreement, (a) with respect to Incyte as the publishing Party, in connection with any Incyte Pipeline Asset, Collaborator Pipeline Asset, Incyte Combination Regimen, Collaborator Combination Regimen or Monotherapy Regimen and any other activity Incyte is permitted to conduct under this Agreement related to the Licensed Compound or a Licensed Product and (b) with respect to MacroGenics as the publishing Party, in connection with any MacroGenics Pipeline Asset or MacroGenics Combination Regimen (and including, for clarity, any MacroGenics Combination Study (including translational data related thereto, pre-clinical data and other data related to Development activities conducted pursuant to this Agreement, but excluding pre-clinical data that is solely related to the Licensed Compound after the Study Transition Date),  and the Ongoing Clinical Study (prior to the Study Transition Date)); provided, in each case ((a) and (b)) however, that the reviewing Party shall have the right to review all proposed publications with respect to the Licensed Compound or Licensed Products (including as a  component of a Monotherapy Regimen or a MacroGenics Combination Regimen) prior to submission of such publication, for the purposes of identifying any relevant intellectual property or Confidential Information belonging in whole or in part to the reviewing Party and recommending any changes the reviewing Party reasonably believes are necessary to preserve any such intellectual property or Confidential Information. The publishing Party shall provide reviewing Party with a copy of the applicable proposed abstract, manuscript, or presentation no less than [**]  ([**] in the case of abstracts) prior to its intended submission for publication. The reviewing Party shall respond in writing promptly and in no event later than [**] after receipt of the proposed material with one or more of the following: (i) comments on the proposed material, which the publishing Party will consider in good faith but is not obligated to accept  ([**],  for any such publications made or proposed to be made before the earlier of Licensed Compound Approval or [**] after the Effective Date, to the extent [**] to the proposed material (x) [**] or [**] and (y) may be incorporated consistent with the [**], MacroGenics shall [**]); or (ii) any concerns regarding patentability or protection of its Confidential Information. In the event of concern over Patent protection, the publishing Party agrees not to submit such publication or to make such presentation that contains such information until the reviewing Party is given a reasonable period of time, and in no event less than [**], to seek Patent protection for any material in such publication or presentation which it believes is patentable. Subject to Section 11.3, any Confidential Information of the reviewing Party shall, absent the prior written consent of the reviewing Party, be removed by the publishing Party from such publication or presentation. In the case of conference abstracts and other rapid scientific communications, the Parties will use reasonable efforts to complete the review process in [**] or less.

11.10   Additional Obligations Relating to Competing Antibodies.

(a)        In the event that MacroGenics or an Affiliate [**] (i) [**] owned or Controlled by MacroGenics (or its Affiliates); or (ii) [**] by MacroGenics or an Affiliate, in each case (of (i) and (ii)) other than Licensed Compound, MacroGenics shall and shall cause its Affiliates to: (x) adopt reasonable written procedures to prevent any of MacroGenics’ Representatives (excluding any MacroGenics [**] or [**], and [**] or [**], it being understood that such employees are otherwise subject to the applicable confidentiality obligations under this Agreement)  involved in conducting such Clinical Studies or Commercialization from accessing or using any

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Confidential Information of Incyte or its Affiliates or sublicensees, or any of their commercially-sensitive information or pricing information relating to the Licensed Compound or Licensed Products and (y) require such Representatives to [**] and [**] between MacroGenics and Incyte under this Agreement (including Joint Committee meetings) and [**] to the Licensed Compound or any Licensed Product.

(b)       In the event that Incyte or an Affiliate directly or indirectly [**], in each case which [**] or [**]  (e.g. [**]), Incyte shall and shall cause its Affiliates to: (x) adopt reasonable written procedures to prevent any of Incyte’s Representatives ([**] or [**], and [**],  it being understood that such employees are otherwise subject to the applicable confidentiality obligations under this Agreement) involved in conducting such Clinical Studies or Commercialization from accessing or using any Confidential Information of MacroGenics or its Affiliates or sublicensees, or any of their commercially-sensitive information or pricing information relating to the MacroGenics Pipeline Asset and (y) require such Representatives to [**] and [**] between MacroGenics and Incyte under this Agreement (including Joint Committee meetings) and [**] to the MacroGenics Pipeline Asset.

ARTICLE 12

TERM AND TERMINATION

12.1     Term. This Agreement shall become effective as of the Execution Date and, unless earlier terminated pursuant to this Article 12, shall continue in full force and effect as long as Incyte continues to Exploit the Licensed Compound or Licensed Products in accordance with the terms and conditions of this Agreement (the “Term”). The provisions of Article 1 (Definitions), Article 10 (Representations, Warranties and Covenants), Article 11 (Confidentiality), Article 13 (Dispute Resolution), Article 14 (Indemnification) and Article 15 (Miscellaneous), and Section 12.3 (Termination for Material Breach) and Section 12.7 (HSR Filing; Termination Upon HSR Denial), shall become effective on the Execution Date; the other provisions of this Agreement shall not become effective until the Effective Date.

12.2     Unilateral Termination by Incyte. Incyte shall have the right to terminate this Agreement in its entirety, or on a Licensed Product-by-Licensed Product basis, at any time after the Execution Date, for any or no reason, upon providing [**] prior written notice to MacroGenics.

12.3     Termination for Material Breach.  Either Party (the “Terminating Party”) may terminate this Agreement in its entirety, or on a country-by-country and Licensed Product-by-Licensed Product basis, in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within [**] after receipt of written notice of such breach by the Breaching Party from the Terminating Party (the “Cure Period”). The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 12.3 shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period (or, if such material breach is not reasonably able to be cured within the Cure Period, the Breaching Party has notified the Terminating Party of its plan for curing such material breach, has

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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commenced and sustained its efforts to cure such material breach during the Cure Period and does cure such material breach within [**] after the end of the Cure Period). The right of either Party to terminate this Agreement as provided in this Section 12.3 shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.

12.4     Termination by Incyte for Safety Reasons. Incyte shall have the right to terminate this Agreement, at any time after the Effective Date at any time upon providing [**] prior written notice to MacroGenics: (a) if [**] responsible for Incyte’s [**] in good faith that the [**] of the Licensed Product is such that the Licensed Product cannot continue to be Developed or administered to patients safely; or (b) upon the occurrence of [**] serious safety-related events related to the use of the Licensed Product that cause Incyte [**] safety [**] of the Licensed Product [**] of the Licensed Products.

12.5     Termination for Patent Challenge. MacroGenics may terminate this Agreement with respect to a Licensed Product (or this Agreement in its entirety if such Licensed Product is the only Product for which this Agreement is applicable), if Incyte or any of its Affiliates directly or indirectly disputes, or assists any Third Party to dispute, the validity of any granted Patent within the Licensed Patents in a litigation or other court proceeding with respect to such Licensed Product; provided, however, MacroGenics acknowledges and agrees that nothing in this Section 12.5 prevents Incyte from taking any of the actions referred to in this Section 12.5 and, provided further that MacroGenics shall not have the right to terminate if Incyte:

(a)       opposes, or assists any Third Party to oppose, the grant of a Patent pursuant to any application in relation to the Licensed Patents in an administrative proceeding, such as a patent re-examination, inter-partes review, or other post grant proceeding or opposition;

(b)       asserts invalidity as a defense in any court proceeding brought by MacroGenics, its Affiliates, sublicensees, successors or designees asserting infringement of a Licensed Patent; and/or

(c)        either (i) acquires a Third Party that has an existing challenge, whether in a court or administrative proceeding, against a Licensed Patent or (ii) licenses a product for which the licensor has an existing challenge, whether in a court or administrative proceeding, against a Licensed Patent.

12.6     Termination for Bankruptcy.

(a)       Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above (each, an “Insolvency Event”), and such proceeding or action remains un-dismissed or un-stayed for a period of more than [**].

(b)       All rights and licenses granted under or pursuant to this Agreement, including, for the avoidance of doubt, the licenses granted to Incyte pursuant to Section 3.1, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the U.S. Code (“Section 365(n)”) and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. Upon the occurrence of any Insolvency Event with respect to a Party (the “Insolvent Party”), the Insolvent Party agrees that the other Party (the “Non-Insolvent Party”), as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Laws. Further, each Party agrees and acknowledges that all payments hereunder, other than the upfront payment pursuant to Section 8.1, milestone payments pursuant to Section 8.2 the royalty payments pursuant to Section 8.3, and the payments pursuant to Section 8.10 do not constitute royalties within the meaning of Section 365(n) or relate to licenses of intellectual property hereunder. Each Party shall, during the term of this Agreement, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property (Licensed Technology in the case of MacroGenics and Incyte Technology in the case of Incyte). Each Party agrees and acknowledges that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, Regulatory Approvals and Regulatory Documentation in each case to the extent related to the Licensed Compound and Licensed Products. If: (i) a case is commenced during the Term by or against a Party under the Bankruptcy Laws, (ii) this Agreement is rejected as provided for under the Bankruptcy Laws, and (iii) the Non-Insolvent Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Insolvent Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall (x) provide to the Non-Insolvent Party immediately upon the Non-Insolvent Party’s written request copies of all such intellectual property (including embodiments thereof) held by the Insolvent Party and such successors and assigns, or otherwise available to them, and (y) not interfere with the Non-Insolvent Party’s rights under this Agreement, or any related agreements between the Parties, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in the Bankruptcy Laws. Whenever the Insolvent Party or any of its successors or assigns provides to the Non-Insolvent Party any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 12.6(b), the Non-Insolvent Party shall have the right to perform the Insolvent Party’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by the Non-Insolvent Party shall release the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

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Insolvent Party from liability resulting from rejection of the license or the failure to perform such obligations. All rights, powers and remedies of the Non-Insolvent Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 12.6 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy. The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under Section 365(n): (A) the right of access to any intellectual property (including embodiments thereof) of the Insolvent Party, or any Third Party with whom the Insolvent Party contracts to perform an obligation of the Insolvent Party under this Agreement, and, in the case of the Third Party, which is necessary for the Exploitation of the Licensed Compound or Licensed Products; and (B) the right to contract directly with any Third Party to complete the contracted work upon failure of the Insolvent Party to comply with its applicable obligations.

12.7     HSR Filing; Termination Upon HSR Denial. If Incyte or MacroGenics determines that an HSR Filing is necessary, it shall so notify the other Party, and each Party shall, within [**] of the Execution Date (or such later time as may be agreed to in writing by the Parties), file with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice, and/or with equivalent foreign authorities, any HSR Filing required of it under the HSR Act in the reasonable opinion of either Party with respect to the transactions contemplated hereby. Each Party will use reasonable efforts to do, or cause to be done, all things necessary, proper and advisable to, as promptly as practicable, take all actions necessary to make the filings required of such Party or its Affiliates under the HSR Act. The Parties shall cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party shall be responsible for its own costs, expenses, and filing fees associated with any HSR Filing; provided, however, that [**] shall be solely responsible for any [**] (other than [**] that may be incurred as a result of [**] on the part of [**]) required to be [**] in connection with [**]. If the Parties make an HSR Filing hereunder, then this Agreement shall terminate (a) at the election of either Party, immediately upon notice to the other Party, if the U.S. Federal Trade Commission or the U.S. Department of Justice, or an equivalent authority in the European Union, seeks a preliminary injunction under the Antitrust Laws against Incyte and MacroGenics to enjoin the transactions contemplated by this Agreement; or (b) at the election of either Party, immediately upon notice to the other Party, in the event that the HSR Clearance Date shall not have occurred on or prior to [**] after the effective date of the HSR Filing. In the event of such termination, this Agreement shall be of no further force and effect.

12.8     Effects of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. In the event of termination of this Agreement (other than in connection with Section 12.7 and except as otherwise noted below), the

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following provisions of this Section 12.8 shall apply from and after the effective date of termination:

(a)       Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6, without limiting the effect that such termination shall have on any provisions of this Agreement, other than those provisions that this Agreement expressly provides shall survive such termination, all rights and licenses granted herein to Incyte shall terminate, all such previously licensed rights shall revert to MacroGenics, and Incyte shall cease any and all Development, Manufacturing, and Commercialization activities with respect to the Licensed Compound and Licensed Products (to the extent such activities were being performed using such rights and licenses) as soon as is reasonably practicable under Applicable Law.

(b)       Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6 (in which events all payment obligations hereunder shall survive), all payment obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination and royalties that become due under Section 8.3 with respect to Net Sales of the Licensed Compound and all Licensed Products made following the effective date of termination to the extent permitted under Section 12.8(f).

(c)        The Parties will enter into good-faith discussions with respect to any transition or conveyance of assets, rights, access to materials, or processes that are not otherwise transitioned pursuant to this Section 12.8 but may be necessary for the Parties’ future development and commercialization activities with respect to the Licensed Compound and Licensed Products.

(d)       Solely in the event of a Qualifying Termination, Incyte hereby grants to MacroGenics, effective as of the effective date of such termination, a non-exclusive, transferable, fully paid-up, royalty-free, sublicenseable license in the Field in the Territory, under the Incyte Technology that Covers the Exploitation of, or is incorporated into, the Licensed Compound or any Licensed Product at the time of termination, solely to Exploit the Licensed Compound or Monotherapy Regimen; provided, however, that MacroGenics shall reimburse Incyte for any amounts paid by Incyte to any Third Party in connection with MacroGenics’ exercise of its right to obtain such license (it being understood that MacroGenics shall have the right to decline to accept such license as to some or all of the rights in this subsection (d) if MacroGenics does not wish to assume the related Third Party obligation); provided further, that MacroGenics shall have the right, on a license-by-license basis, to terminate its license with respect to any Incyte Technology licensed under such Third Party license at any time subject to any limitations on termination rights and any notice and ongoing payment obligations under the applicable Third Party license. Notwithstanding the foregoing, any rights, licenses, or sublicenses granted by Incyte under the Incyte Technology under this subsection (d) shall continue only to the extent and only for so long as Incyte continues to have the contractual right under the applicable Third Party license (the

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“Upstream License”) to extend such rights, licenses, or sublicenses to MacroGenics.  Any assignee of Incyte’s rights under the applicable Upstream License will be required to take such assignment subject to the rights of MacroGenics under this subsection (d).

(e)        Wind-down.

(i)         The JSC shall coordinate the wind-down of the Parties’ activities under this Agreement.

(ii)       Solely in the event of a Qualifying Termination: (A) Incyte, as soon as reasonably practicable after the effective date of such termination, upon MacroGenics’ written request, shall provide to MacroGenics, as applicable and to the extent permitted under any applicable Third Party contract, any material Information, including copies of all Clinical Study data and results, arising out of the performance by or on behalf of Incyte of activities under this Agreement and Controlled by Incyte to the extent solely relating to the Licensed Compound and any Licensed Products, including control of, and all Information relating to, the Global Safety Database; and (B) Incyte will reasonably cooperate with MacroGenics to provide a transfer of such material Information.

(iii)      Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6, beginning on the date that notice of any termination of this Agreement is given by the terminating Party, (A) Incyte shall have no further right or obligation to commence or provide funding for any Clinical Study of the Licensed Compound, whether or not such Clinical Study had been Initiated on or before such date of notice of termination of this Agreement, except that: (x) if [**]; and (y) if [**] following the effective date of such termination or [**], whichever is earlier; and (B) if [**] as described in (y) above,  [**] (except to the extent otherwise provided above, [**]).

(iv)       Solely in the event of a Qualifying Termination, at MacroGenics’ request, but without expanding the provisions of Section 12.8(d) with respect to any Upstream License, Incyte shall use reasonable efforts to (x) assign to MacroGenics any and all Third Party agreements to which Incyte or any of its Affiliates are a party that relate exclusively to any Development, Commercialization or Manufacturing activities conducted in connection with the Licensed Compound or any Licensed Products prior to such termination (including agreements relating to the sourcing and Manufacture of the Licensed Compound or any Licensed Products or, to the extent the First Commercial Sale of the Licensed Compound or any Licensed Product has occurred, for sale, promotion, distribution, or use of such Licensed Compound or Licensed Product), or (y) if such assignment is not permitted under the relevant Third Party agreement: (1) grant to MacroGenics other

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rights to provide to MacroGenics the benefit of such non-assignable agreement, at MacroGenics’ expense, to the extent permitted under the terms of such non-assignable agreement; or (2) to the extent such grant is not permitted under the terms of such non-assignable agreement, discuss with MacroGenics in good faith an alternative solution to enable MacroGenics to receive, at MacroGenics’ expense, the benefit of the terms of such non-assignable agreement.

(v)        Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6,  in the event the Licensed Compound or Licensed Product are Manufactured by Incyte or its Affiliate or an Approved CMO, then, upon the written request of MacroGenics, Incyte shall supply MacroGenics with such Licensed Compound and Licensed Products and/or materials at a commercially reasonable price, until Incyte (or its Affiliate or Approved CMO) elects to cease Manufacturing of the Licensed Compound and Licensed Products, in which case: (x) Incyte will provide [**] prior notice to MacroGenics of the election to cease such Manufacture, and (y) if necessary and at MacroGenics’ cost and expense, Incyte will provide reasonable amounts of technical assistance reasonably necessary to assist MacroGenics in the start-up of Manufacturing of such the Licensed Compound and Licensed Products and/or materials, and/or obtaining Regulatory Approval of the Licensed Compound and Licensed Products.

(f)        Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6,  at MacroGenics’ request, Incyte shall transfer to MacroGenics, and [**], any Licensed Compound or Licensed Product held by Incyte that has not been sold or used by Incyte within [**] following such termination, [**], with respect to such Licensed Compound and Licensed Products.

(g)        Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6,  Incyte shall (i) transfer to MacroGenics any and all Regulatory Documentation and safety data Controlled by Incyte on the effective date of termination, to the extent such information relates solely to any Licensed Compound, Monotherapy Regimen, Licensed Products and, if applicable pursuant to Sections 5.8(a) or 5.8(c), MacroGenics Combination Regimens, (ii) transfer to MacroGenics any and all other related Know-How Controlled by Incyte on the effective date of termination, to the extent such Know-How relates solely to any Licensed Compound, Monotherapy Regimen or Licensed Products and (iii) upon MacroGenics’ request, provide a Right of Reference to any Regulatory Documentation Controlled by Incyte on the effective date of termination, to the extent such Regulatory Documentation is necessary for MacroGenics or its licensees to Develop and/or Commercialize the Licensed Compound and, if applicable pursuant to Sections 5.8(a) or 5.8(c), MacroGenics Combination Regimens, and has not already been transferred to MacroGenics hereunder. MacroGenics shall [**] and [**] in order to complete the activities pursuant to this subsection (g), within [**] after [**] of any [**].

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(h)       Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6,  Incyte shall return to MacroGenics all Licensed Know-How, including Transferred Documentation and Regulatory Documentation, previously provided to Incyte by or on behalf of MacroGenics.

(i)         Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6 (in which case Incyte’s rights with respect to preparation, filing, prosecution, maintenance and enforcement activities under Article 9 with respect to Licensed Patents shall survive termination), MacroGenics shall have the right to assume all preparation, filing, prosecution, maintenance and enforcement activities under Article 9 with respect to Licensed Patents as to which Incyte has assumed the right and authority to prepare, file, prosecute, maintain or enforce; provided that MacroGenics shall notify Incyte in writing at least [**] prior to the effective date of termination of this Agreement of those Licensed Patents for which MacroGenics wishes to assume such activities. During the period between delivery of such notice by MacroGenics and the effective date of termination, the Parties will discuss the list of Licensed Patents for which MacroGenics wishes to assume such activities, and following such discussion Incyte shall be free to continue, abandon or terminate without liability all preparation, filing, prosecution, maintenance and enforcement activities under Article 9 with respect to Licensed Patents (or the applicable activities) that are not included in such notice. Incyte will cooperate with MacroGenics and, if requested by MacroGenics, provide MacroGenics with reasonable assistance at MacroGenics’ cost and expense, with the preparation, filing, prosecution, maintenance, and enforcement activities with respect to such Licensed Patents. In the event MacroGenics assumes any enforcement activities being conducted by Incyte prior to termination of this Agreement, then any amount received by MacroGenics in connection with a settlement, by award of a court, or pursuant to another dispute resolution with respect to such assumed activities shall first be used to reimburse the Parties for their respective costs incurred in connection with such action (whether before or after the effective date of termination), and any remaining amount shall be (i) allocated [**] to MacroGenics and [**] to Incyte to the extent the amount relates to infringing activity that occurred prior to the effective date of termination and (ii) retained [**] by MacroGenics to the extent the amount relates to infringing activity that occurred after the effective date of termination.

(j)        Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6, for each Collaborator Contract that complies with the requirements of Section 3.2(b), Incyte shall assign such Collaborator Contract to MacroGenics, and MacroGenics shall assume such Collaborator Contract from Incyte; provided that MacroGenics shall not be obligated to participate in any cost-sharing arrangement in which Incyte had been participating under such Collaborator Contract; provided, however, that (i) in no event shall MacroGenics’ obligations with respect to such Collaborator Contract be any greater than MacroGenics’ obligations under this Agreement or its rights with respect to such Collaborator Contract be any less than MacroGenics’ rights under this Agreement (it being understood that MacroGenics

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shall not be required to supply any Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product beyond the planned capacity of the MacroGenics Manufacturing Facilities allocated to such products, as applicable, prior to such termination); (ii) MacroGenics shall have no obligation to assume any Collaborator Contract if doing so would put MacroGenics in breach of such contract; and (iii) Incyte hereby agrees to defend, indemnify and hold harmless the MacroGenics Indemnitees from and against any and all Losses to which any MacroGenics Indemnitee may become subject as a direct result of any Claim by any Third Party (including any Collaborator)  to the extent such Losses result from Incyte’s breach of its obligations under the applicable Collaborator Contract prior to the date of assignment of such Collaborator Contract pursuant to this Section 12.8(j).

(k)       Other than in the event of termination by Incyte pursuant to Section 12.3 or Section 12.6, for each Development Agreement entered into between Incyte and a licensee or Third Party subcontractor of Incyte pursuant to Section 4.5, at MacroGenics’ option, Incyte will assign such Development Agreement to MacroGenics; provided that MacroGenics shall notify Incyte in writing at least [**] prior to the effective date of termination of this Agreement of those Development Agreement(s) which MacroGenics wishes to assume, and Incyte shall be free to terminate without liability any Development Agreement that is not included in such notice.

12.9     Effect of Termination for MacroGenics Breach or Bankruptcy. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. In the event of termination of this Agreement by Incyte pursuant to Section 12.3 or Section 12.6, the following provisions of this Section 12.9 shall apply from and after the effective date of termination:

(a)        The rights and licenses granted herein to MacroGenics pursuant to Section 3.4(b) or Section 5.4(a) or retained by MacroGenics, in each case, related to the Exploitation of the MacroGenics Pipeline Assets and the right to conduct or have conducted the MacroGenics Combination Studies shall continue in full force and effect, in accordance with and subject to the terms and conditions of this Agreement (including for clarity, the retained rights by MacroGenics in Section 3.3 and as applicable, the licenses in Section 3.4(b));  provided, however, that: (i) any such rights, licenses, or sublicenses granted by Incyte shall continue only to the extent and only for so long as Incyte continues to have the contractual right under the applicable Upstream License to extend such rights, licenses, or sublicenses to MacroGenics; and (ii) if MacroGenics’ breach of its obligations under this Agreement constitutes a breach under an Upstream License, then MacroGenics shall not receive any rights under this Section 12.9(a) with respect to any rights, licenses, or sublicenses that are subject to such Upstream License.  Any assignee of Incyte’s rights under the applicable Upstream License will be required to take such assignment subject to the rights of MacroGenics under this Section 12.9(a). MacroGenics shall reimburse Incyte for any amounts paid by Incyte to any Third

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Party in connection with MacroGenics’ exercise of such licenses (it being understood that MacroGenics shall have the right to decline such license as to some or all of the rights in this subsection (a) upon written notice to Incyte if MacroGenics does not wish to assume the related Third Party obligation); provided further, that MacroGenics shall have the right, on a license-by-license basis, to terminate its license pursuant to this subsection (a) under such Third Party license at any time upon written notice to Incyte,  subject to any limitations on termination rights and any notice and ongoing payment obligations under the applicable Third Party license.

(b)       All payment obligations hereunder shall survive, including those payment obligations that are accrued and unpaid as of the effective date of such termination; provided that Incyte may pursue remedies under Section 12.10 and, pending resolution of any claim for remedies under Section 12.10, Incyte may pay to a reputable Third Party escrow agent selected by Incyte and pursuant to a three-party agreement among Incyte, MacroGenics and the escrow agent up to [**] of any royalties or milestones otherwise owed to MacroGenics hereunder (but in no event more than the amount reasonably being asserted by Incyte pursuant to Section 12.10 as damages arising from the applicable breach or bankruptcy), and such escrow agent shall hold all such payments pending resolution of the dispute hereunder; provided that, following resolution of the claim, the escrow agent will be instructed to allocate the payments between the Parties as follows: (i) first, the escrow agent will pay to Incyte the amount of damages, costs and other amounts that MacroGenics is required (or agrees) to pay to Incyte in connection with the applicable claim pursuant to Section 12.10, together with Incyte’s costs and expenses in connection with bringing such claim, and (ii) any remaining amount will be paid to MacroGenics. The foregoing shall not be construed to limit Incyte’s ability to recover any amount asserted against MacroGenics under Section 12.10 [**] under this subsection (b).

(c)        All licenses granted to Incyte shall continue in full force and effect, in accordance with and subject to the terms and conditions of this Agreement.

(d)       At Incyte’s option, in accordance with a commercially reasonable transition plan established by the JMC with the goal of allowing the Parties to continue to conduct their businesses following termination as contemplated under this Section 12.9,  Incyte shall have the right, upon written notice to MacroGenics, to assume the Manufacture of one hundred percent (100%) of the global requirements of the Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product (other than quantities that MacroGenics may manufacture for its own use in MacroGenics Combination Studies thereafter), following which MacroGenics shall not have the right to supply any Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product unless expressly authorized by Incyte in writing. Until such time that Incyte so notifies MacroGenics that it is prepared to Manufacture all such global requirements, MacroGenics shall Manufacture and supply to Incyte up to [**] ([**]%) of MacroGenics’ then-committed supply of

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Incyte’s global requirements of the Licensed Compound Bulk Drug Substance and/or Licensed Compound Drug Product, in accordance with the provisions of Section 7.2 and Section 7.3.

(e)        Incyte may at its sole discretion,  in accordance with a commercially reasonable transition plan established by the JDC or JMC, as applicable, with the goal of allowing the Parties to continue to conduct their businesses following termination as contemplated under this Section 12.9,  commence the Study Transition, IND Transition, Manufacturing Technology Transfer, and/or Information Transfer upon written notice to MacroGenics, if and to the extent the same have not been commenced as of the effective date of termination, as to which transitions Incyte may specify shortened timeframes to the extent compliance therewith by MacroGenics is reasonably practicable, and the obligations of MacroGenics in connection with the Study Transition, IND Transition, Manufacturing Technology Transfer, and/or Information Transfer shall continue until their completion in accordance with the terms and conditions of this Agreement.

(f)        Incyte (or its Collaborators, as applicable) shall have the sole right and responsibility to conduct any and all Clinical Studies Initiated by Incyte or its sublicensees or Collaborators prior to the effective date of such termination, but shall have no obligations in connection with any Clinical Studies being conducted by MacroGenics as of the effective date of such termination.

For clarity, any termination pursuant to this Section 12.9 shall not affect MacroGenics’ rights with respect to maintaining continued access to the Global Safety Database.

12.10   Remedies. Except as otherwise explicitly set forth in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to Article 13, to seek, without restriction as to the number of times it may seek, damages, costs and remedies that may be available to it under Applicable Law or in equity and shall be entitled to offset the amount of any damages and costs obtained against the other Party in a final determination under Article 13, against any amounts otherwise due to such other Party under this Agreement.

12.11   Survival. In the event of termination or expiration of this Agreement, in addition to the provisions of this Agreement that continue in effect in accordance with their terms, the following provisions of this Agreement shall survive: Article 1 (Definitions) (as applicable), Article 11 (Confidentiality), Article 12 (Term and Termination), Article 13 (Dispute Resolution), Article 14 (Indemnification) (solely as to activities arising during the Term or as to any activities conducted in the course of a Party’s exercise of a license surviving the Term), Article 15 (Miscellaneous); Sections 3.3 (Retained Rights), 3.5 (No Implied Licenses), 7.4 (Records; Audit Rights), 7.7 (Compliance with Law), 8.9 (Currency), 8.11 (Taxes), 8.12 (Audit), 8.13 (Manner of Payment), 9.1 (Inventorship; Ownership and Disclosure of Inventions) and 10.4 (No Other Representations of Warranties), and any other provisions of this Agreement that are necessary to interpret or effectuate the intent of the foregoing provisions. For clarity, the indemnity in Section 14.1(d) shall

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survive beyond the duration of the Term only with respect to any Losses arising from activities that occurred during the Term, irrespective of whether Incyte is continuing to extend [**] or [**] to MacroGenics at the time such Loss arises.

ARTICLE 13

DISPUTE RESOLUTION

13.1     Dispute Resolution Mechanism.  The Parties agree that the procedures set forth in this Article 13 sets forth certain binding and non-binding mechanisms for resolving any dispute, controversy or claim between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder (each, a “Dispute”, and collectively, the “Disputes”) that is not resolved through good faith negotiation between the Parties. For the avoidance of doubt, this Article 13 shall not apply to any decision with respect to which a Party has final decision-making authority hereunder. The Parties shall first attempt in good faith to resolve any Dispute, including Disputes that may involve the parent company, subsidiaries or other Affiliates of any Party or sublicensees (including Collaborators) of a Party, in accordance with Section 13.2.

13.2     Resolution by Executive Officers.  In  the event of any Dispute regarding the construction or interpretation of this Agreement or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on such basis within [**] (unless otherwise agreed by the Parties), either Party may, by written notice to the other Party, refer the Dispute to the Executive Officers for attempted resolution by good faith negotiation within [**] after such notice is received (unless otherwise agreed by the Parties). Each Party may, in its discretion, seek resolution of any and all Disputes that are not resolved under this Article 13 in any court of competent jurisdiction.

13.3     Provisional Remedies.  In addition, each Party has the right to seek from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the Dispute.

ARTICLE 14

INDEMNIFICATION

14.1     Indemnification by Incyte.  Incyte hereby agrees to defend, indemnify and hold harmless MacroGenics and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, a “MacroGenics Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or losses, including reasonable legal expenses and attorneys’ fees (collectively, the “Losses”), to which any MacroGenics Indemnitee may become subject as a direct result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”), to the extent such Losses result from: (a) the Exploitation of any Compound or Product by Incyte or its Affiliate or Third Party sublicensee (including any Collaborator); (b) the breach by Incyte of any warranty, representation, covenant or agreement made by Incyte in this Agreement or in the Clinical Supply Agreement, the Clinical Quality Agreement, the Commercial Supply Agreement, or the Pharmacovigilance Agreement (collectively, the “Ancillary

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Agreements”); (c) the negligence, illegal conduct or willful misconduct of Incyte or its Affiliate or Third Party sublicensee (including any Collaborator), or any officer, director, employee, agent or representative thereof in connection with this Agreement or any Ancillary Agreement; or (d) any claims that the Exploitation of the Licensed Compound pursuant to and in accordance with the provisions of this Agreement infringes the [**] or the [**] (except that, to the extent (i) MacroGenics does not [**] as described in Section 3.2(c) in any instance and (ii) such sublicense to MacroGenics under the [**] would have prevented the occurrence of such Loss, then Incyte shall be relieved of its obligations under this Section 14.1(d) in connection with any resulting claims of infringement);  and except, with respect to each of clauses (a) through (d) above, to the extent such Losses arise directly or indirectly from the negligence, gross negligence, illegal conduct or willful misconduct of any MacroGenics Indemnitee or the breach by MacroGenics of any warranty, representation, covenant or agreement made by MacroGenics in this Agreement or any Ancillary Agreement.

14.2     Indemnification by MacroGenics.  MacroGenics hereby agrees to defend, indemnify and hold harmless Incyte and its Affiliates and each of their respective directors, officers, employees, agents and representatives (each, an “Incyte Indemnitee”) from and against any and all Losses to which any Incyte Indemnitee may become subject as a direct result of any Claim to the extent such Losses result from: (a) the breach by MacroGenics of any warranty, representation, covenant or agreement made by MacroGenics in this Agreement or any Ancillary Agreement; (b) the negligence, illegal conduct, or willful misconduct of MacroGenics or its Affiliate or its licensee (other than Incyte or its Affiliate), or any officer, director, employee, agent or representative thereof in connection with this Agreement or any Ancillary Agreement; (c) the Exploitation of any Compound or Product by MacroGenics or its Affiliate or licensees, including in connection with the Ongoing Clinical Study, MacroGenics Combination Studies or any other activities conducted by MacroGenics or its Affiliate or licensees in connection with this Agreement or any Ancillary Agreement; except, with respect to each of clauses (a) through (c) above, to the extent such Losses arise directly or indirectly from the negligence, gross negligence, illegal conduct or willful misconduct of any Incyte Indemnitee or the breach by Incyte of any warranty, representation, covenant or agreement made by Incyte in this Agreement or any Ancillary Agreement.

14.3     Indemnification Procedures.

(a)        Notice. Promptly after a MacroGenics Indemnitee or an Incyte Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee shall give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Sections 14.1 or 14.2, as applicable (the “Indemnifying Party”). However, an Indemnitee’s delay in providing or failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

(b)       Defense. Upon receipt of notice under this Section 14.3 from the Indemnitee, the Indemnifying Party will have the duty to either compromise or defend, at its own expense (and by counsel reasonably satisfactory to Indemnitee), such Claim. The Indemnifying Party will promptly (and in any event not more than [**] after receipt

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of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation (which acknowledgment shall not be deemed or construed as an admission of liability, either under this Article 14 or otherwise) to indemnify the Indemnitee with respect to the Claim pursuant to this Article 14 and of its intention to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable Third Party expenses related to its cooperation provided pursuant to Section 14.3(c) below. As to all Claims as to which the Indemnifying Party has assumed control under this Section 14.3(b), the Indemnitee shall have the right to employ separate counsel and to participate in the defense of a Claim (as reasonably directed by the Indemnifying Party) at its own expense.

(c)        Cooperation. The Indemnitee will cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim. The Indemnifying Party shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

(d)       Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (such consent not to be unreasonably withheld, delayed or conditioned), unless: (1) there is no finding or admission of any violation of law or any violation of the rights of any Person on the part of the Indemnitee and no effect on any other claims that may be made against the Indemnitee; (2) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (3) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (such consent not to be unreasonably withheld, delayed or conditioned), and the Indemnifying Party shall be obligated to indemnify the Indemnitee for such settlement as provided in this Article 14.

14.4     Insurance. Each Party shall, at its own expense, with respect to any Product, procure and maintain during the period commencing on the Execution Date through the period of Commercialization and for a period of not less than [**] following the termination or expiration of this Agreement, insurance policies, including product liability insurance, in amounts not less than [**] per claim and annual aggregate. All such insurance shall include worldwide coverage and shall include the other Party as an additional insured under its respective program(s). Prior to the Initiation of any Clinical Study, the Party responsible for such Clinical Study shall secure, and maintain in full force and effect, clinical trial insurance as required by Applicable Law in those territories where such Clinical Study shall be conducted. Upon request, each Party shall provide the other Party with a certificate of insurance evidencing the coverage required under this Section

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

14.4. Such insurance shall not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 14. Each Party shall provide the other Party with prompt written notice of cancellation, non-renewal or material change in such insurance that could materially adversely affect the rights of such other Party hereunder, and shall provide such notice within [**] after any such cancellation, non‑renewal or material change. The Parties acknowledge and agree that Incyte may meet its obligations under this Section 14.4 through self-insurance.

14.5     Limitation of Liability. EXCEPT TO THE EXTENT INCLUDED IN LOSSES RESULTING FROM A THIRD PARTY CLAIM FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY (OR AN INDEMNITEE OF SUCH OTHER PARTY) PURSUANT TO THIS ARTICLE 14 OR SECTION 12.8(J) AND ANY BREACH OF ARTICLE 11 (CONFIDENTIALITY), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15

MISCELLANEOUS

15.1     Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent and confirmed by electronic transmission to the telecopier number specified below (or at such other address or telecopier number for a Party as shall be specified by notice given in accordance with this Section 15.1).

(a) If to Incyte:

Incyte Corporation
1801 Augustine Cut Off
Wilmington, DE 19803
Attention: CEO
Fax: [**]

with a copy to:

Incyte Corporation
1801 Augustine Cut Off
Wilmington, DE 19803
Attention: EVP & General Counsel
Fax: [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

(b) If to MacroGenics:

MacroGenics, Inc.
9704 Medical Center Drive
Rockville, MD 20850
Attention: CEO
Fax: [**]

with a copy to:

MacroGenics, Inc.
9704 Medical Center Drive
Rockville, MD 20850
Attention: General Counsel
Fax: [**]

15.2     Governing Law. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

15.3     Change of Control.

(a)        Notice.  Each Party (or its successor) shall provide notice to the other Party of any Change of Control of the notifying Party within [**] after the date upon which the Change of Control closes or otherwise becomes effective. For purposes of this Section 15.3(a), a public announcement of the closing or effectiveness of a Change of Control shall be deemed notice to the other Party of such Change of Control.

(b)       MacroGenics.  In the event of a Change of Control of MacroGenics, MacroGenics and the applicable Acquirer shall have the right to conduct Clinical Studies that evaluate the Combination of the Licensed Compound with any Acquirer Pipeline Asset or MacroGenics Pipeline Asset (such study, an “Acquirer Combination Study”) only as set forth in the remainder of this Section 15.3(b). For clarity, in addition to the requirements and limitations of this Section 15.3(b),  (x) any Acquirer Combination Study shall be subject to the requirements and limitations set forth herein with respect to MacroGenics Combination Studies (e.g., the limitations set forth in Section 4.3, and Article 5),  (y)  MacroGenics shall be responsible for any failure of the Acquirer to comply with the obligations set forth in this Section 15.3(b); and (z)  except where this Agreement specifies terms and conditions that are specifically applicable to an Acquirer (e.g., Sections 5.5(c), 15.3(b), and 15.3(d)), all obligations of MacroGenics under this agreement shall apply to the Acquirer as if the Acquirer were MacroGenics hereunder.

(i)         MacroGenics (or the Acquirer, as applicable) shall notify Incyte of each Acquirer Combination Study to be Initiated following the date of the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

Change of Control and until the earlier of [**] after the Effective Date, or (y) [**],  shall provide Incyte with a copy of the protocol synopsis for the conduct of such proposed Acquirer Combination Study and, solely to the extent the components outlined in the protocol synopsis reviewed by Incyte are materially different from the corresponding components in the full protocol, such updated protocol synopsis,  in each case, subject to reasonable redaction with respect to any MacroGenics Pipeline Asset Information (or commercially sensitive confidential information related to the Acquirer Pipeline Asset, as applicable). Incyte shall have the right to object to the conduct of such Acquirer Combination Study if Incyte reasonably believes in its sole determination that:

(A)       the proposed Acquirer Combination Study poses a [**], following the procedures set forth in Section 4.3(b)(i)(3), but substituting “Acquirer Combination Study(ies)” for “MacroGenics Combination Study(ies)” and with Incyte (and not MacroGenics) holding the final decision-making authority with respect thereto pursuant to Section 4.3(b)(i)(3);  provided that such veto right under this paragraph (A) shall expire [**] after the Effective Date; or

(B)       the design or conduct of any such Acquirer Combination Study (x) that does not satisfy the applicable dosage and schedule requirements of Section 4.3(b)(ii) (substituting for such purpose, “Acquirer Combination Study(ies)” for MacroGenics Combination Study(ies) in Section 4.3(b)(ii)), provided that Incyte (and not MacroGenics) shall have final decision-making authority with respect thereto pursuant to Section 4.3(b)(ii); or (y) for which the Acquirer Pipeline Asset, when combined with or compared to the Licensed Compound, is reasonably expected by Incyte, in its sole determination, to have a material negative impact on Incyte’s business (with Incyte’s objection rights under the foregoing clauses (B)(x) and (B)(y) expiring upon achievement of the first Licensed Compound Approval by either the FDA or EMA).

(ii)       If Incyte so objects under subsection (i), MacroGenics (or the Acquirer, as applicable) shall not Initiate such Acquirer Combination Study without the prior written consent of Incyte, it being understood that such objection right shall apply with respect to the Initiation of each Acquirer Combination Study for each applicable Pipeline Asset until the expiration of such right as set forth in Sections 15.3(b)(i)(A) and 15.3(b)(i)(B), as applicable.

(iii)      If the Acquirer or its Affiliates owns or Controls, and has not discontinued the Development and Commercialization of, or divested, upon the consummation of the Change of Control, a clinical-stage or approved anti-PD-1 or anti-PD-L1 Monoclonal Antibody in the Field (such product, an “Incyte Competing Product”), then:

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

(A)       Acquirer shall and shall cause its Affiliates, within [**]after such consummation, to: (x) adopt reasonable written procedures to prevent Acquirer’s employees or contractors ([**], and [**], it being understood that such employees are otherwise subject to the applicable confidentiality obligations under this Agreement) involved in the Development or Commercialization of such Incyte Competing Product from [**] or [**] to the Licensed Compound or any Licensed Product, for Development or Commercialization of the Incyte Competing Product; and (y) if the Incyte Competing Product is undergoing a pivotal Clinical Study or has received Regulatory Approval, then require such employees and contractors of Acquirer to [**] and [**] between MacroGenics and Incyte under this Agreement (including Joint Committee meetings) and [**] to the Licensed Compound or any Licensed Product; and

(B)       on or before the date that is [**] after the date upon which a Change of Control of MacroGenics closes or otherwise becomes effective, the Parties shall dissolve the JSC and CCC and thereafter Incyte shall perform all activities assigned by this Agreement to the JSC; provided that, the JDC shall remain in place for the coordination of any MacroGenics Combination Studies, the JMC shall remain in place for the coordination of Manufacturing activities, and the JIPC shall remain in place for the coordination of the prosecution and maintenance of the Licensed Patents.

(c)        Incyte.  Notwithstanding anything to the contrary herein, in the event of a Change of Control of Incyte, if the Acquirer or its Affiliates owns or Controls, and has not discontinued the Development and Commercialization of, or divested, upon the consummation of the Change of Control, a clinical-stage or approved anti-PD-1 or anti-PD-L1 Monoclonal Antibody in the Field (such product, a “MacroGenics Competing Product”), the following terms and conditions shall apply:

(i)         Acquirer shall and shall cause its Affiliates, within [**] after such consummation to adopt the protections, and Acquirer shall have the rights and obligations, set forth in Sections 15.3(b)(iii)(A) and (B)  mutatis mutandis; and

(ii)       Incyte’s right to object to the conduct of an Acquirer Combination Study pursuant to Section 15.3(b)(i)(B)(y) shall immediately terminate.

(d)       Acquirer IP.  Notwithstanding any provisions of this Agreement to the contrary, in the event of a Change of Control of either Party, such Change of Control shall not provide the other Party with any rights or access to the intellectual property or technology of the acquired Party’s Acquirer or successor which was a Third Party prior to such event.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

15.4     Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment or transfer without the other Party’s consent to (a) an Affiliate or (b) subject to Section 15.3 above, an Acquirer. Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 15.4 shall be null, void and of no legal effect.

15.5     Designation of Affiliates. Each Party may discharge any obligation and exercise any right hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

15.6     Relationship of the Parties. It is expressly agreed that MacroGenics, on the one hand, and Incyte, on the other hand, are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither MacroGenics nor Incyte shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other, without the prior written consent of the other Party to do so. All individuals employed by a Party shall be employees of that Party and not of the other Party and all costs and obligations incurred by reason of such employment shall be for the account and expense of such Party.

15.7     Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of such Force Majeure circumstances to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [**], then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure. In the event a Party is prevented from performing its obligations under this Agreement due to Force Majeure for more than [**] according to this Section 15.7, the other Party shall have the right to terminate this Agreement upon [**] notice after the expiration of such period. A termination under this Section 15.7 by either Party shall be treated as a termination under Section 12.3 above and the corresponding provisions for termination under Section 12.3 shall apply except to the extent the affected Party is prevented from performing due to the Force Majeure.

15.8     Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules hereto, and together with the Ancillary Agreements, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

the Execution Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Prior CDA. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and either any Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise express stated to the contrary in such Exhibit or ancillary agreement, the terms contained in this Agreement shall control.

15.9     Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is timely taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make good faith efforts to replace any such invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

15.10   English Language. This Agreement shall be written in and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version hereof or thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

15.11   Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

15.12   Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further assignments, agreements, documents, and instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary including as the other Party may reasonably request in connection with this Agreement to carry out more effectively the provisions and purposes hereof.

15.13   Headings. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

15.14   Standstill.

(a)        Incyte agrees that neither it nor any of its Affiliates (but excluding any Acquirer of Incyte or any Affiliates of such Acquirer following a Change of Control of Incyte), officers or directors acting at Incyte’s direction, alone or as part of any 13D Group, shall, directly or indirectly, for a period of twenty-four (24) months from the Execution Date (the “Standstill Period”), without the prior written approval of MacroGenics’ Board of Directors (or any committee thereof):

(i)    acquire, offer or propose to acquire or agree to acquire or cause to be acquired ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) more than three percent (3%)  of the voting securities of MacroGenics, or any rights or options to acquire any such ownership (including from a Third Party);

(ii)   make or participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the proxy rules (Regulation 14A) of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of MacroGenics;

(iii)  form or join a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) (“13D Group”) with respect to any voting securities of MacroGenics;

(iv)  otherwise act, whether alone or in concert with others, to seek to propose to MacroGenics any merger, business combination, restructuring, recapitalization or similar transaction with respect to or with MacroGenics or otherwise act, whether alone or in concert with others, to seek to “control” (as such term is defined in Section 1.2), change the management or Board of Directors of MacroGenics, or nominate any person as a director of MacroGenics who is not nominated by a then incumbent director; or

(v)   publicly announce its intentions to enter into any discussion, negotiations, arrangements or understandings with any Third Party with respect to, any of the foregoing.

(b)       If at any time during the Standstill Period, Incyte or, to its actual knowledge, any of its officers or directors are approached by any Third Party concerning Incyte’s participation in a transaction of the type referred to in Sections 15.14(a)(i)-(v), Incyte shall, or shall use reasonable efforts to cause such officer or director (as applicable) to, promptly inform such Third Party that Incyte is bound by the provisions of this Section 15.14.

(c)        The restrictions set forth in Section 15.14(a) shall terminate immediately if: (i) a Person or 13D Group (not including Incyte or its Affiliates) (A) commences or publicly announces its intent to commence a tender or exchange offer for voting securities of MacroGenics representing more than twenty percent (20%) of the then-outstanding voting power of the voting securities of MacroGenics or (B)

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

publicly announces a bona fide proposal to enter into a transaction described in, or of a similar nature to those described in, clause (ii)(A) or (ii)(B) below and, prior to the termination, withdrawal or abandonment of such proposal by such Person or 13D Group (as evidenced by a subsequent public announcement or by communication to MacroGenics that is then either publicly announced or provided to Incyte), either (x) MacroGenics publicly announces its willingness to consider such proposal or alternative proposals for a transaction described in, or of a similar nature as those described in, clause (ii)(A) or (ii)(B) below, (y) the Board of Directors of MacroGenics determines to engage in negotiations with such Person or 13D Group or any other party other than Incyte or its Affiliates with respect to a transaction described in clause (ii)(A) or (ii)(B) below, or (z) such offer or proposal is not publicly rejected or recommended against by MacroGenics within ten (10) Business Days after such offer or proposal becomes public, or (ii) MacroGenics or its Affiliates initiates a process to consider or enter into a transaction described in clause (A) or (B) below, or enters into a letter of intent or definitive agreement with any Third Party regarding (A) any merger, consolidation, sale, reorganization, recapitalization or other business combination pursuant to which the outstanding shares of MacroGenics would be converted into cash or securities of a Person or a 13D Group not including Incyte or its Affiliates and the stockholders or equity holders of MacroGenics immediately prior to such transaction would own, immediately after consummation of such a transaction, less than a controlling portion of the outstanding voting securities of MacroGenics or the entity surviving such transaction; or (B) any transaction or series of transactions that would result, directly or indirectly, in the sale or transfer to a Third Party of (1) all or substantially all of MacroGenics’ assets; or (2) a majority of MacroGenics’ assets which relate to this Agreement.

(d)       Nothing in this Section 15.14 shall prohibit: (i) Incyte or its Affiliates or its or their Representatives from acquiring or offering to acquire any securities of MacroGenics in connection with any mutual fund, pension plan or employee benefit plan managed on behalf of employees or former employees of Incyte or its Affiliates; or (ii) an officer of Incyte from engaging in discussions with an officer of MacroGenics on a confidential, non-public basis regarding any of the transactions contemplated under this Section 15.14 that would not reasonably be expected to require Incyte or MacroGenics to make any public disclosure with respect thereto.

15.15   Construction. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days. Except where the context otherwise requires, (a) wherever used, the singular shall include the plural, the plural shall include the singular; (b) the use of any gender shall be applicable to all genders; (c) the terms “including,” “include,” “includes” or “for example” shall not limit the generality of any description preceding such term and, as used herein, shall have the same meaning as “including, but not limited to,” or “including, without limitation”; (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (e) the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED

(f) the word “will” means “shall”; (g) if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day; (h) “Dollar”, “USD” or “$” means U.S. Dollars; (i) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (j) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein shall be interpreted in a correlative manner; (k) “written” includes communications sent and received by facsimile or electronic mail; (l) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (m) references herein to pharmaceutical products, therapies, ingredients, and the like, shall include biologics and biopharmaceutical products, therapies, ingredients, and the like, as applicable. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied for or against either Party. Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement within a specified time period and notification of such approval or consent is not delivered within such time period, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.

15.16   Third Party Beneficiaries. Except with respect to indemnification obligations pursuant to Article 14, for which MacroGenics Indemnitees and Incyte Indemnitees are third party beneficiaries, no other Persons, other than MacroGenics and Incyte (including their respective successors and permitted assigns), shall be entitled to enforce the performance of this Agreement. For the avoidance of doubt, Collaborators shall not constitute third party beneficiaries under this Agreement for any purpose whatsoever.

15.17   Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an originafl, but all of which together shall constitute one and the same instrument. This Agreement may be executed by .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party as if they were the original signatures.

SIGNATURE PAGE FOLLOWS

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Execution Date.

INCYTE CORPORATION

By:
Name:
Title:
Date:

MACROGENICS, INC.

By:
Name:
Title:
Date:

SIGNATURE PAGE TO GLOBAL COLLABORATION AND LICENSE AGREEMENT

EXHIBIT A

Licensed Patents

Patents and applications claiming the benefit of U.S. Provisional Application Nos: [**], which cover the composition of matter, or the method of making or using, the sale or the importation of the Licensed Compound.

Exhibit A – 1

EXHIBIT B-1

Incyte Global Development Plan

[**]

[**]

CONFIDENTIAL

Exhibit B-1 – 1

EXHIBIT B-2

MacroGenics Global Development Plan

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Exhibit B-2 – 1

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Exhibit B-2 – 2

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Exhibit B-2 – 3

EXHIBIT C

Existing Third Party Licenses

[**]

Exhibit C – 1

EXHIBIT D

Form of Press Release

For Immediate Release

Incyte and MacroGenics Announce Global Collaboration and Licensing Agreement for Anti-PD-1 Monoclonal Antibody MGA012

–   Incyte gains exclusive, worldwide development and commercialization rights to MGA012 in all indications

–   MacroGenics to receive an upfront cash payment of $150 million plus potential milestone payments and royalties, and retains right to develop its pipeline assets in combination with MGA012

WILMINGTON, DE AND ROCKVILLE, MD – October XX, 2017 – Incyte Corporation (NASDAQ:INCY) and MacroGenics, Inc. (NASDAQ:MGNX) announced today that the companies have entered into an exclusive global collaboration and license agreement for MacroGenics’ MGA012, an investigational monoclonal antibody that inhibits programmed cell death protein 1 (PD-1). Incyte has obtained exclusive worldwide rights for the development and commercialization of MGA012 in all indications, while MacroGenics retains the right to develop its pipeline assets in combination with MGA012.

“Anti-PD-1 therapy is becoming a mainstay of cancer treatment across multiple tumor types, and we believe the addition of MGA012 to our clinical pipeline is important to fulfilling our long-term development strategy in immuno-oncology. This collaboration with MacroGenics will allow us to rapidly explore the potential clinical benefit of developing MGA012 as a monotherapy and also combining anti-PD-1 therapy with several of our existing portfolio assets,” said Steven Stein, M.D., Chief Medical Officer of Incyte.

"We believe Incyte is the ideal partner for MGA012, given its immuno-oncology portfolio and dedication to researching and developing innovative and transformative cancer therapies and we hope that the combined resources of both companies will be able to significantly expand and accelerate the current development efforts for this promising molecule,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics.

Exhibit D – 1

“Furthermore, we look forward to exploring the combination of MGA012 with multiple molecules in our own portfolio, including DART molecules for redirected T-cell killing, antibodies with enhanced effector function and ADCs, potentially to provide improved patient benefit.”

Enrollment in the dose escalation portion of the Phase 1 study of MGA012 has been completed and the molecule is currently being evaluated as monotherapy across four solid tumor types in the dose expansion portion of the study. Data from the dose escalation portion of the Phase 1 study have been accepted for poster presentation at the upcoming Society for Immunotherapy of Cancer (SITC) 32nd Annual Meeting in November 2017.

Terms of the Collaboration

Upon closing, Incyte will pay MacroGenics an upfront payment of $150 million. Incyte will receive worldwide rights to develop and commercialize MGA012 in all indications.

Per the terms of the collaboration, MacroGenics will also be eligible to receive up to $420 million in potential development and regulatory milestones, and up to $330 million in potential commercial milestones. If MGA012 is approved and commercialized, MacroGenics would be eligible to receive royalties, tiered from 15 percent to 24 percent, on future sales of MGA012 by Incyte.

Under the terms of the collaboration, Incyte will lead global development of MGA012. MacroGenics retains the right to develop its pipeline assets in combination with MGA012, with Incyte commercializing MGA012 and MacroGenics commercializing its asset(s), if any such potential combinations are approved.

In addition, MacroGenics retains the right to manufacture a portion of both companies’ global clinical and commercial supply needs of MGA012. MacroGenics intends to utilize its commercial-scale GMP facility, which is expected to be fully operational in 2018.

The transaction is expected to close in the fourth quarter of 2017, subject to the early termination or expiration of any applicable waiting periods under the Hart-Scott Rodino Act and customary closing conditions.

About Incyte Corporation

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

Exhibit D – 2

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, as well as autoimmune disorders and infectious diseases. MacroGenics generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed MacroGenics to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see MacroGenics’ website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.

Incyte Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: whether the planned transaction will close within the expected timeframe or ever; whether MGA012 will successfully advance through clinical studies or will ever be approved for use in humans anywhere or will be commercialized anywhere successfully or at all; whether MGA012 will be effective in the treatment of cancer or other indications; and whether and when any of the milestone payments or royalties under this collaboration will ever be paid by Incyte. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: obtaining approval for this planned collaboration; research and development efforts related to the collaboration programs; the possibility that results of clinical trials may be unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; other market or economic factors; unanticipated delays; each company’s ability to compete against parties with greater financial or other resources; greater than expected expenses; and such other risks detailed from time to time in each company’s reports filed with the Securities and Exchange Commission, including the Form 10-Q for the quarter ended June 30, 2017 filed by each company. Each party disclaims any intent or obligation to update these forward-looking statements.

MacroGenics’ Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for MacroGenics, including statements about MacroGenics’ strategy, future operations, clinical development of MacroGenics’ therapeutic candidates, milestone or opt-in payments from MacroGenics’ collaborators, MacroGenics’ anticipated milestones and future expectations and plans and prospects for MacroGenics and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may",

Exhibit D – 3

"will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of MacroGenics’ product candidates and other risks described in MacroGenics’ filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent MacroGenics’ views only as of the date hereof. MacroGenics anticipates that subsequent events and developments will cause MacroGenics’ views to change. However, while MacroGenics may elect to update these forward-looking statements at some point in the future, MacroGenics specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing MacroGenics’ views as of any date subsequent to the date hereof.

# # #

Incyte Contacts:

Investors

Michael Booth, DPhil

+1 302 498 5914

mbooth@incyte.com

Media

Catalina Loveman

+1 302 498 6171

cloveman@incyte.com

MacroGenics Contacts:

Investors

Jim Karrels

1-301-251-5172

info@macrogenics.com

Media

Karen Sharma

1-781-235-3060

ksharma@macbiocom.com

Exhibit D – 4

EXHIBIT E

Ongoing Clinical Study Activities

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Exhibit E – 1

EXHIBIT F

Shared Prosecution Expense Countries

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Exhibit F – 1

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Exhibit F – 2

EXHIBIT G

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Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Exhibit G – 1

EXHIBIT H

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Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Patents and patent applications claiming the benefit of [**].

Exhibit H – 1